PROSPECTUS SUPPLEMENT
(To Prospectus dated October 22, 2001)

                                 $118,730,288
                                  (Estimated)
                                  CWMBS, INC.
                                   Depositor
                   Resecuritization Mortgage Trust 2001-33R
                                    Issuer
           Distributions payable monthly, beginning January 28, 2002
                               ________________

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                             Estimated Class Certificate Balance    Pass-Through Rate
          Class A-1                     $44,040,000                      6.75%
          Class A-2                     $8,665,268                       6.50%
          Class A-3                     $51,621,416                      6.50%
          Class A-4                     $14,403,504                      6.50%
          Class A-R                        $ 100                          N/A

------------------------------          The estimated class certificate balances listed
                                        above are not the actual initial principal
                                        balances of the certificates. The estimated class
Consider carefully the risk             certificate balances have been calculated on the
factors beginning on  page              basis of the principal balance of the related
S-7 in this prospectus                  underlying mortgage pass-through certificates
supplement and on page 5 in             after giving effect to distributions on those
the prospectus.                         underlying certificates on November 26, 2001 and
                                        as further reduced by assumed distributions on
                                        those underlying certificates on December 26,
------------------------------          2001, which are projected on the assumption that
                                        underlying mortgage loans prepaid during the
                                        related prepayment period at a constant prepayment
                                        rate of 15% CPR. The actual class certificate
                                        balances as of the closing date may be lower or
                                        higher than the estimated class certificate
                                        principal balances listed above, depending upon
                                        the actual rate of prepayments on the underlying
                                        mortgage loans during that prepayment period.

The certificates represent ownership interests in the assets of the trust.

The trust assets will consist primarily of previously issued mortgage pass-through certificates representing a percentage interest in classes of senior ownership interests in trust funds consisting of 20- to 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates to Countrywide Securities Corporation, as underwriter are expected to be approximately 100% of the aggregate class certificate balance of the certificates, plus accrued interest, before deducting expenses. See "Method of Distribution."


                      Countrywide Securities Corporation

December 26, 2001

                                                 Table of Contents

                                                                                                    Page

Summary...............................................................................................S-3
Risk Factors..........................................................................................S-7
Description of the Deposited Underlying Certificate..................................................S-14
Description of the Certificates......................................................................S-23
Yield, Prepayment and Maturity Considerations........................................................S-30
Use of Proceeds......................................................................................S-35
Material Federal Income Tax Consequences.............................................................S-36
ERISA Considerations.................................................................................S-37
Method of Distribution...............................................................................S-39
Legal Matters........................................................................................S-39
Ratings  ............................................................................................S-39

Exhibit A-1       Excerpts From the Chase Mortgage Finance Series 1993P Prospectus
                  Supplement.......................................................................A-1-1

Exhibit A-2       Excerpts From the GE Capital Mortgage Services Series 1993-10
                  Prospectus Supplement............................................................A-2-1

Exhibit A-3       Excerpts From the Prudential Home Mortgage Securities Series 1993-51
                  Prospectus Supplement............................................................A-3-1

Exhibit A-4       Excerpts From the Residential Funding Home Mortgage Securities Series
                  1993-S44 Prospectus Supplement...................................................A-4-1

Exhibit B         November 26, 2001 Underlying Trust Funds Monthly Statements......................B-1-1

                                            Prospectus
                                            ----------

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement......4
Risk Factors...........................................................................................5
The Trust Fund........................................................................................13
Use of Proceeds.......................................................................................24
The Depositor.........................................................................................24
Mortgage Loan Program.................................................................................24
Description of the Certificates.......................................................................27
Yield and Prepayment Considerations...................................................................40
The Pooling and Servicing Agreement...................................................................45
Certain Legal Aspects of the Mortgage Loans...........................................................46
Material Federal Income Tax Consequences..............................................................60
State Tax Considerations..............................................................................68
ERISA Considerations..................................................................................92
Legal Investment......................................................................................93
Method of Distributions...............................................................................96
Legal Matters.........................................................................................97
Financial Information.................................................................................98
Rating................................................................................................98
Index to Defined Terms................................................................................99

                                                S-2


                                   Summary

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.



                                 Certificates

On the closing date, Resecuritization Mortgage
Trust 2001-33R will issue five classes of                                              Class
certificates, each of which is being offered by                                     Designations       Principal
this prospectus supplement and the accompanying                                          of           Balances of
prospectus.                                                                          Underlying       Underlying
                                                                                      Mortgage         Mortgage
See "Description of the Certificates -- General"         Underlying Trust           Pass-Through      Pass-Through
and "-- Book-Entry Certificates" in this                       Funds                 Securities       Securities*
prospectus supplement.                                  -----------------          -------------     -------------

Trust Assets                                            Chase Mortgage             Class A-14          $10,881,000
                                                        Finance Corporation        Class A-15          $ 5,239,000
The trust assets will consist of thirteen               Series 1993P               Class A-16          $18,846,000
previously issued mortgage pass-through                                            Class A-17          $ 9,074,000
certificates. The underlying mortgage pass-through      GE Capital                 Class 10-A16        $ 5,632,102
certificates represent senior ownership interests       Mortgage Series            Class 10-A17        $ 1,073,274
in four respective underlying trust funds.              1993-10                    Class 10-A18        $ 1,959,892

The assets of the underlying trust funds consist        Prudential Home            Class A-17          $16,096,134
primarily of 20- to 30-year conventional                Mortgage Securities        Class A-18          $ 8,667,545
fixed-rate mortgage loans secured by first liens        Company Series             Class A-19          $17,456,976
on one- to four-family residential properties.          1993-51                    Class A-20          $ 9,400,761

                                                        Residential Funding
                                                        Mortgage Securities        Class A-9           $ 9,362,278
                                                        Series 1993-S44            Class A-10          $ 5,041,226

                                                        --------------
                                                        *Approximate. Ending Balances as of November 26, 2001.

                                                        See "Description of the Deposited Underlying
                                                        Certificates" in this prospectus supplement.

                                                        Cut-off Date

                                                        December 26, 2001. All payments due on the
                                                        deposited underlying certificates after the
                                                        cut-off date will be passed through to the
                                                        certificateholders as described in this prospectus
                                                        supplement.

                                                        Closing Date

                                                        On or about December 28, 2001.

                                                        Reference Date

                                                        The close of business on November 1, 2001, after
                                                        giving effect to scheduled payments on the
                                                        underlying mortgage loans as of November 1, 2001
                                                        and prepayments on the underlying


                                                        S-3

mortgage loans as of October 31, 2001 or the end             All classes of certificates, other than the
of the related prepayment period. Certain               Class A-R Certificates.
numerical information included in this prospectus
supplement regarding the certificates, the              o    Residual Certificates
deposited underlying certificates and the
underlying mortgage loans is presented as of the             Class A-R Certificates.
reference date. That information has been obtained
from data compiled by the applicable servicer of        o    Fixed Rate Certificates
the underlying mortgage loans and presented in the
monthly statements provided by the underlying                All classes of certificates.
trustees in connection with the November 26, 2001
distribution dates for the related underlying           o    Physical Certificates
trust funds, copies of which are attached to this
prospectus supplement as Exhibit B. The                 Class A-R Certificates.
information does not reflect payments on the
underlying mortgage loans as of the end of the          o    Book-Entry Certificates
underlying due periods or prepayment periods
related to the December 26, 2001 distribution date           All classes of certificates, other than the
for the underlying trust funds.                         Class A-R Certificates.

None of the depositor, the underwriter or the           Distribution Dates
trustee has the ability to verify independently
the accuracy of such information, and prospective       The trustee will make distributions on the
investors are advised to consider the limited           certificates on the 28th day of each calendar
nature of the available information when                month (or, if such day is not a business day, the
evaluating the suitability of any investment in         next succeeding business day); provided, that if
the certificates.                                       the underlying remittance date falls on the 28th
                                                        day of the calendar month, the distribution date
Depositor                                               for that calendar month shall be the next
                                                        succeeding business day following such underlying
CWMBS, Inc. is a limited purpose finance                remittance date. The first distribution date will
subsidiary of Countrywide Credit Industries, Inc.       occur in January 2002 to the holders of record of
Its address is 4500 Park Granada, Calabasas,            the certificates as of the last business day of
California 91302, and its telephone number is           the month preceding the distributions.
(818) 225-3300.
                                                        Interest Payments
Trustee
                                                        The interest rate for each class of certificates
The Bank of New York.                                   is specified on the cover page of this prospectus
                                                        supplement.
Designations
                                                        Interest will accrue on each class of certificates
Each class of certificates will have different          on the basis of a 360-day year divided into twelve
characteristics. Certain of those characteristics       30-day months. The "Interest Accrual Period" for
are reflected in the following general                  the classes of certificates for any distribution
designations.                                           date will be the calendar month preceding the
                                                        month of the applicable distribution date.
o    Offered Certificates
                                                        See "Description of the Certificates -- Interest"
     All certificates.                                  in this prospectus supplement.

o    Regular Certificates



                                                        S-4

Principal Payments                                      With respect to the underlying trust fund related
                                                        to GE Capital Mortgage Services, Inc. Series
Principal will be paid on the certificates on each      1993-10, the underlying servicer and seller has
distribution date as described in this prospectus       the option to purchase any underlying mortgage
supplement beginning at page S-25.                      loan in the related underlying trust fund for
                                                        which a payment in full has not been made for
See "Description of the Certificates--Principal"        three or more scheduled payments. To the extent
in this prospectus supplement.                          the deposited underlying certificates related to
                                                        this transaction are entitled to principal at the
Optional Termination of the Underlying Trust Funds      time of any such purchase of underlying mortgage
                                                        loans, the purchase will cause an accelerated
Each underlying servicer or underlying master           distribution of principal on the related deposited
servicer, as applicable, (and, in the case of           underlying certificates and consequently on the
mortgage loans held in the trust fund related to        related certificates.
Residential Funding Mortgage Securities Company
Series 1993-S44, the underlying seller) of the          Collection Account; Priority of Distributions
mortgage loans held in the related underlying
trust fund may terminate the related underlying         On each distribution date amounts available from
trust fund on any distribution date on which the        each deposited underlying certificate in the trust
aggregate outstanding principal balance of the          will be applied to make distributions on the
underlying mortgage loans and any real estate           related certificates as follows:
owned by the underlying trust fund is less than
10% of the aggregate principal balance of the           o    from available amounts received on account of
underlying mortgage loans in that trust fund on              interest on each deposited underlying
the date on which the underlying mortgage                    certificate, as interest on the related class
pass-through certificates were issued. Any such              of certificates, and
termination of one or more underlying trust funds
will result in early repayment or repurchase of         o    from available amounts received on account of
the related certificates. Moreover, if the                   payments of principal on each deposited
purchase is at a price less than par due to the              underlying certificate, as principal on the
existence of REO properties in the related                   related class of certificates as described
underlying trust fund, the termination may create            under "Description of the Certificates--
a loss with respect to one or more of the                    Principal--Priority of Principal
deposited underlying certificates of the related             Distributions" in this prospectus supplement.
series which may be allocated to the certificates
related to those deposited underlying certificates                            Ratings
as described in this prospectus supplement.
                                                        The classes of certificates listed below will not
As of the reference date, the aggregate of the          be offered unless they are assigned the following
principal balances of the related underlying            ratings by Fitch, Inc. ("Fitch") and by Moody's
mortgage loans for each underlying trust fund is        Investors Service, Inc ("Moody's).
not less than approximately 32.15% of the
aggregate principal balance of the underlying                                    Fitch            Moody's
mortgage loans as of the cut-off date for the                 Class              Rating           Rating
related series.                                               -----              ------           ------
                                                               A-1                AAA               Aaa
See "Description of the Certificates -- Optional               A-2                AAA               Aaa
Termination of the Underlying Trust Funds" in this             A-3                AAA               Aaa
prospectus supplement.                                         A-4                AAA               Aaa
                                                               A-R                AAA               Aaa
Optional Purchase of Defaulted Mortgage Loans
                                                        A rating is not a recommendation to buy, sell or
                                                        hold securities. These ratings may be lowered or



                                                        S-5


withdrawn at any time by either of the rating agencies.


See "Ratings" in this prospectus supplement.

                    Tax Status

For federal income tax purposes, the trust will comprise a real estate mortgage investment conduit. The REMIC will hold the deposited underlying certificates and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the REMIC. The Class A-R Certificates will represent ownership of the residual interest in the REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

               ERISA Considerations

The certificates (other than the Class A-R
Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                 Legal Investment

Each class of certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment" in the prospectus.

                                                        S-6


                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Your Yield Will Be Affected By Prepayments              Borrowers may, at their option, prepay the underlying
                                                        mortgage loans in whole or in part at any time. We
                                                        cannot predict the rate at which borrowers will repay
                                                        the underlying mortgage loans. A prepayment of an
                                                        underlying mortgage loan, however, will usually result
                                                        in a prepayment on the related deposited underlying
                                                        certificates. In turn, a prepayment on a deposited
                                                        underlying certificate will result in a prepayment on
                                                        the certificates relating to such deposited underlying
                                                        certificates.

                                                        The rate and timing of prepayments of the underlying
                                                        mortgage loans will affect the yield to maturity and
                                                        weighted average life of the deposited underlying
                                                        certificates, which, in turn, will affect the yields
                                                        to maturity and weighted average lives of the
                                                        certificates relating to such deposited underlying
                                                        certificates. Any reinvestment risks from faster or
                                                        slower prepayments will be borne entirely by the
                                                        holders of the certificates.

                                                        If you purchase your certificates at a discount and
                                                        principal is repaid slower than you anticipate, then
                                                        your yield may be lower than you anticipate.

                                                        If you purchase your certificates at a premium and
                                                        principal is repaid faster than you anticipate, then
                                                        your yield may be lower than you anticipate.

                                                        See the discussions under the heading "Yield,
                                                        Prepayment and Maturity Considerations" in this
                                                        prospectus supplement for a description of factors
                                                        that may influence the rate and timing of payments on
                                                        the underlying mortgage loans and the deposited
                                                        underlying certificates.

Special Prepayment Considerations; Support Classes      Each of the underlying certificates is a support
of Certificates                                         certificate for a class of planned amortization
                                                        certificates or targeted amortization certificates.
                                                        This means that the underlying certificates were
                                                        structured to provide protection for certain other
                                                        classes of certificates against prepayment risk by
                                                        receiving a disproportionate portion of principal
                                                        payments in certain circumstances. This could mean
                                                        that, while the underlying certificates may receive
                                                        distributions in the event of prepayments occurring on
                                                        the related underlying mortgage loans



                                                       S-7

                                                        at certain very high rates, they may not receive any
                                                        distributions in the event of prepayments occurring at
                                                        rates below certain specified rates. You should
                                                        carefully consider the prepayment characteristics of
                                                        the underlying certificates and the related mortgage
                                                        loans described in this prospectus supplement.

The Trust Does Not Include Any Credit Enhancement       The certificates are not insured by any financial
                                                        guaranty insurance policy, and there is no credit
                                                        enhancement mechanism in the trust. The only
                                                        protection against losses for the certificates is the
                                                        protection afforded to the related deposited
                                                        underlying certificates in the applicable underlying
                                                        trust funds. Thus, any shortfalls or losses on a
                                                        deposited underlying certificate will be borne by the
                                                        certificates relating to such deposited underlying
                                                        certificate. Credit enhancement is generally provided
                                                        to the deposited underlying certificates by allocation
                                                        of realized losses to underlying subordinated
                                                        certificates issued by the applicable underlying trust
                                                        fund until the class certificate balances of such
                                                        underlying subordinated certificates are reduced to
                                                        zero. However, these underlying subordinated
                                                        certificates will provide only limited protection
                                                        against net interest shortfalls and, in some cases,
                                                        certain categories of realized losses such as special
                                                        hazard losses, bankruptcy losses and fraud losses that
                                                        are in excess of coverage amounts specified in the
                                                        underlying prospectus supplement and described herein.
                                                        Any net interest shortfalls or losses in excess of
                                                        such amounts (except that, with respect to the
                                                        underlying certificates related to the Chase Series
                                                        1993P trust fund, no such coverage amounts exist) will
                                                        be allocated pro rata to all classes of underlying
                                                        certificates issued by the underlying trust fund
                                                        (including the classes that include the deposited
                                                        underlying certificates), even if the principal
                                                        balances of the underlying subordinated certificates
                                                        issued by the underlying trust funds have not been
                                                        reduced to zero.

                                                        See "Description of the Certificates-- Interest" and
                                                        "-- Allocation of Losses" in this prospectus
                                                        supplement for a description of the application of net
                                                        interest shortfalls and realized losses to the
                                                        certificates.

Certain Certificates Do Not Evidence 100% Ownership     With respect to the underlying certificates related to
in the Deposited Underlying Certificates                the Class A-2 and Class A-3 Certificates, less than
                                                        100% of the class of underlying certificates is being
                                                        transferred to the trust fund. The trustee will
                                                        accordingly not have an unfettered right to vote the

                                     S-8

                                                        related deposited underlying certificates.

Prepayments of Mortgage Loans in Certain Underlying     When a borrower prepays a mortgage loan between due
Trusts Could Result in an Interest Shortfall            dates, the borrower is required to pay interest on the
                                                        amount prepaid only to the date of prepayment and,
                                                        unless otherwise offset, a shortfall in the amount of
                                                        interest to be distributed to related
                                                        certificateholders with respect to the prepaid
                                                        mortgage loans would result. With respect to the trust
                                                        funds underlying the Class A-1 and the Class A-3
                                                        Certificates, the amount of the servicing fee payable
                                                        to the related underlying servicer will be adjusted in
                                                        connection with any prepayment of the underlying
                                                        mortgage loans to offset that shortfall to the extent
                                                        described in this prospectus supplement. With respect
                                                        to the trust funds underlying the Class A-2 and Class
                                                        A-4 Certificates (and Class A-3 Certificates with
                                                        respect to partial prepayments), the amount of the
                                                        servicing fee payable to the related underlying
                                                        servicer will not be adjusted in connection with any
                                                        prepayment of the underlying mortgage loans.
                                                        Therefore, the amount of interest available to be
                                                        distributed to the related certificateholders will be
                                                        reduced by the amount of such shortfall. See
                                                        "Description of the Certificates - Interest" in this
                                                        prospectus supplement.

Certificates May Not Be Appropriate for Certain         The certificates may not be an appropriate investment
Investors                                               for investors who do not have sufficient resources or
                                                        The certificates may not be an appropriate investment
                                                        for investors who do not have sufficient resources or
                                                        expertise to evaluate the particular characteristics
                                                        of the applicable class of certificates or the
                                                        certificates underlying those classes. This may be the
                                                        case because, among other things:

                                                        o  The yield to maturity of certificates purchased at
                                                           a price other than par will be sensitive to the
                                                           rate of principal distributions on, and the
                                                           weighted average lives of, the certificates.

                                                        o  The rate of principal distributions on and the
                                                           weighted average lives of the certificates will be
                                                           sensitive to the rate and timing of principal
                                                           payments on the deposited underlying certificates.
                                                           The rate and timing of principal payments on the
                                                           deposited underlying certificates, in turn, will be
                                                           sensitive to the uncertain rate and timing of
                                                           principal prepayments on the related underlying
                                                           mortgage loans and the priority of principal
                                                           distributions among the underlying classes of
                                                           certificates issued by the related underlying trust
                                                           fund. Accordingly, the certificates may be an
                                                           inappropriate investment if you require a
                                                           distribution of a particular amount of principal

                                                       S-9

                                                           on a specific date or an otherwise predictable
                                                           stream of distributions.

                                                        o  You may not be able to reinvest amounts distributed
                                                           in respect of principal on a certificate (which, in
                                                           general, are expected to be greater during periods
                                                           of relatively low interest rates) at a rate at
                                                           least as high as the pass-through rate applicable
                                                           to your certificate.

                                                        o  A secondary market for the certificates may not
                                                           develop or provide you with liquidity of
                                                           investment.

                                                        You should also carefully consider the further risks
                                                        discussed above and under the heading "Yield,
                                                        Prepayment and Maturity Considerations" in this
                                                        prospectus supplement, and under the heading "Risk
                                                        Factors" in the prospectus.

You May Have Difficulty Reselling Certificates

                                                        No market for any of the certificates will exist
                                                        before they are issued. The underwriter intends to
                                                        make a secondary market in the certificates, but has
                                                        no obligation to do so. We cannot assure you that a
                                                        secondary market will develop or, if it develops, that
                                                        it will continue. Consequently, you may not be able to
                                                        sell your certificates readily or at prices that will
                                                        enable you to realize your desired yield. The market
                                                        values of the certificates are likely to fluctuate;
                                                        these fluctuations may be significant and could result
                                                        in significant losses to you. Fluctuations in the
                                                        market values of the deposited underlying certificates
                                                        may affect the market values of the certificates
                                                        related to such deposited underlying certificates.

                                                        The secondary markets for mortgage-backed securities
                                                        have experienced periods of illiquidity and can be
                                                        expected to do so in the future. Illiquidity can have
                                                        a severely adverse effect on the prices of securities
                                                        that are especially sensitive to prepayment, credit,
                                                        or interest rate risk, or that have been structured to
                                                        meet the investment requirements of limited categories
                                                        of investors.

Only Limited Information Is Available About The         The information about the deposited underlying
Deposited Underlying Certificates And The Related       certificates and the related underlying mortgage loans
Underlying Mortgage Loans                               disclosed in this prospectus supplement has been
                                                        obtained from the prospectus supplements dated
                                                        December 21, 1993, September 27, 1993, November 10,
                                                        1993 and November 23, 1993 prepared in connection with
                                                        the initial offering of the deposited underlying
                                                        certificates as well as from certain reports supplied
                                                        to holders of

                                                       S-10

                                                        underlying certificates by the trustees of the
                                                        underlying trust funds and other information supplied
                                                        to the depositor by the servicers of the underlying
                                                        mortgage loans. Such information has not been
                                                        independently verified or represented to the trust as
                                                        being accurate and complete.

                                                        Additionally, the agreements under which the deposited
                                                        underlying certificates were issued and the related
                                                        prospectus supplements prepared in connection with
                                                        their respective public offerings contain information
                                                        only as of the dates of such documents. None of the
                                                        depositor, the underlying certificate seller, the
                                                        trustee or the underwriter makes any representation as
                                                        to the accuracy or completeness of information
                                                        provided in such documents. Facts and conditions
                                                        described in the underlying prospectus supplements and
                                                        underlying agreements have changed since the issuance
                                                        of the related deposited underlying certificates. In
                                                        particular, the characteristics of the underlying
                                                        mortgage loans included in any underlying trust fund
                                                        have changed, and may have changed significantly,
                                                        since the date of issuance of the related deposited
                                                        underlying certificates.

                                                        None of the depositor, the underwriter or the trustee
                                                        has the ability to independently verify the accuracy
                                                        of the available information. You are advised to
                                                        consider the limited nature of the available
                                                        information when evaluating the suitability of any
                                                        investment in the certificates.

Recent Events                                           On September 11, 2001, certain tragic events occurred
                                                        at the World Trade Center in New York City and at the
                                                        Pentagon in Arlington, Virginia, that have caused
                                                        significant uncertainty with respect to global
                                                        markets. The short term and long term impact of these
                                                        events is uncertain, but could have a material effect
                                                        on general economic conditions, consumer confidence
                                                        and market liquidity. No assurance can be given as to
                                                        the effect of these events on the rate of
                                                        delinquencies and losses on the mortgage loans and
                                                        servicing decisions with respect thereto. Any adverse
                                                        impact as a result of these events would be borne by
                                                        holders of the offered certificates.

                                                        In response to the events of September 11, 2001, the
                                                        United States commenced military operations in
                                                        Afghanistan on October 7, 2001. These military
                                                        operations may increase the likelihood that shortfalls
                                                        imposed by the Relief Act may occur.

                                                       S-11

Delays In Payments On The Deposited Underlying          Only funds and information actually received by the
Certificates May Cause Delays In Payments To The        trustee, as the holder of the deposited underlying
Holders Of The Certificates                             certificates, no later than the distribution date for
                                                        the deposited underlying certificates, will be passed
                                                        through to the holders of the certificates on a
                                                        distribution date. To the extent funds or information
                                                        have not been received by the applicable distribution
                                                        date for the deposited underlying certificates, funds
                                                        will not be passed through until the distribution date
                                                        in the following month, and no additional interest
                                                        will be paid thereon. The Depository Trust Company
                                                        typically makes payments by wire transfer of
                                                        immediately available funds. However, no assurance can
                                                        be given that any payments will be made by wire
                                                        transfer.

                                                        Some of the deposited underlying certificates are held
                                                        through the book-entry facilities of The Depository
                                                        Trust Company. Some delay in receipt of distributions
                                                        on the book-entry deposited underlying certificates
                                                        may be experienced since such distributions first will
                                                        be forwarded to Cede & Co., as nominee for The
                                                        Depository Trust Company. The Depository Trust Company
                                                        will then forward such distributions to its
                                                        participants, one of which will forward such
                                                        distributions to The Bank of New York. Thereafter, The
                                                        Bank of New York will credit such distributions to the
                                                        account of the trustee, as holder of the deposited
                                                        underlying certificates. Only then will the trustee be
                                                        able to make such distributions to the holders of the
                                                        certificates. Similarly, distributions on the
                                                        certificates first will be forwarded to Cede & Co., as
                                                        nominee for The Depository Trust Company. The
                                                        Depository Trust Company will then forward such
                                                        distributions to brokers that, in turn, will credit
                                                        the appropriate amounts to the accounts of the
                                                        beneficial owners of certificates that such brokers
                                                        represent. Any delay that you experience in receipt of
                                                        distributions on the certificates will have an adverse
                                                        effect on your yield on those certificates.

                                                        Some of the deposited underlying certificates are held
                                                        in fully registered, definitive form. The terms of the
                                                        underlying agreements provide that the underlying
                                                        trustees will make monthly payments to holders of such
                                                        certificates by check. Some delay in receipt of
                                                        distributions on such certificates could accordingly
                                                        be experienced. Each underlying trustee has agreed to
                                                        make payments on these definitive underlying
                                                        certificates by wire transfer. However, no assurance
                                                        can be given that any

                                                       S-12

                                                        payments will be made by wire transfer.

The Ratings Of The Certificates Are Dependant Solely    The ratings of the certificates by Fitch and Moody's
On The Ratings Of The Deposited Underlying              are based solely on the ratings of the deposited
Certificates                                            underlying certificates by Fitch and Moody's. Any
                                                        negative change in the ratings of a deposited
                                                        underlying certificate will likely result in a
                                                        negative change in the ratings of the related
                                                        certificates.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

             Description of the Deposited Underlying Certificates

All of the information contained herein with respect to the Deposited Underlying Certificates (as defined below) is derived solely from (i) information contained in the prospectus supplements related to the Deposited Underlying Certificates and, where applicable, the base prospectuses related thereto (the "Underlying Prospectus Supplements"), excerpts from which are attached to this Prospectus Supplement as Exhibits A-1 through A-4, and (ii) information obtained from the monthly statement provided by the Underlying Trustees (as defined below) in connection with the November 26, 2001 distribution date for the Underlying Trust Funds (as defined below), attached to this Prospectus Supplement as Exhibit B (the "November 26, 2001 Underlying Trust Funds Monthly Statements"). None of the Depositor, the Underwriter or the Trustee has the ability independently to verify the accuracy of this information. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the Certificates.

General

     The assets of the Resecuritization Mortgage Trust 2001-33R (the "Trust") will consist primarily of 13 certificates issued by four separate trust funds (each, an "Underlying Trust Fund"), set forth as follows:

     o the Class A-14, Class A-15, Class A-16 and Class A-17 Multi-Class Mortgage Pass-Through Certificates, issued under Chase Mortgage Finance Corporation, Series 1993P (collectively, the "Chase Series 1993P Underlying Certificates");

     o a percentage of each of the Class 10-A16, Class 10-A17 and Class 10-A18 REMIC Multi-Class Pass-Through Certificates, issued under GE Capital Mortgage Services, Inc., Series 1993-10 (collectively, the "GE Series 1993-10 Underlying Certificates");

     o a percentage of each of the Class A-17, Class A-18, Class A-19 and Class A-20 Mortgage Pass-Through Certificates, issued under The Prudential Home Mortgage Securities Company, Inc., Series 1993-51 (collectively, the "PHMSC Series 1993-51 Underlying Certificates); and

     o the Class A-9 and Class A-10 Mortgage Pass-Through Certificates, issued under Residential Funding Mortgage Securities I, Inc., Series 1993-S44 (the "RFMS Series 1993-S44 Underlying Certificates" and, together with the Chase Series 1993P Underlying Certificates, the GE Series 1993-10 Underlying Certificates and the PHMSC Series 1993-51 Underlying Certificates, the "Deposited Underlying Certificates").

     Distributions on the Deposited Underlying Certificates, to the extent of their entitlement thereto pursuant to the related Underlying Agreement (as described below), will be made on each Underlying Remittance Date (as described below). The holder of record of the Deposited Underlying Certificates will be the trustee (solely in its capacity as trustee) on behalf of the Trust, or its nominee, for the benefit of the holders of the Certificates.

     Each Underlying Trust Fund was created and the Deposited Underlying Certificates of each series were issued pursuant to a pooling and servicing agreement. The Chase Series 1993P Underlying Certificates were issued pursuant to a pooling and servicing agreement (the "Chase Underlying Agreement") dated as of December 1, 1993 by and among Chase Mortgage Finance Corporation, as seller, Chase Home Mortgage, as master servicer and Citibank, N.A., as trustee. The GE Series 1993-10 Underlying Certificates were issued pursuant to a pooling and servicing agreement (the "GE Underlying Agreement") dated as of September 1, 1993, between GE Capital Mortgage Services, Inc., as seller and servicer, and State Street Bank and Trust Company, as trustee. The PHMSC Series 1993-51 Underlying Certificates were issued pursuant to a pooling and servicing agreement (the "PHMSC Underlying

     Agreement") dated as of November 1, 1993, by and among the Prudential Home Mortgage Securities Company, Inc., as seller, The Prudential Home Mortgage Company, Inc., as servicer and First Trust National Association, as trustee. The RFMS Series 1993-S44 Underlying Certificates were issued pursuant to a pooling and servicing agreement (the "RFMS Underlying Agreement" and, together with the Chase Underlying Agreement, the GE Underlying Agreement and the PHMSC Underlying Agreement, the "Underlying Agreements") dated as of November 18, 1993, by and among Residential Funding Mortgage Securities I, Inc., as seller, Residential Funding Corporation, as master servicer and Bankers Trust Company, as trustee. Each of the trustees for the Underlying Agreements are referred to as Underlying Trustees.

     Each Deposited Underlying Certificate evidences a class of senior interests in one of the Underlying Trust Funds created by an Underlying Agreement and was issued together with additional certificates of such class and certain other classes of senior certificates, including certain residual interests (collectively, the "Underlying Senior Certificates"), and certain classes of subordinated certificates (the "Underlying Subordinated Certificates" and, together with the Underlying Senior Certificates, the "Underlying Certificates"). Each Underlying Trust Fund consists primarily of a pool of conventional fixed-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one to-four-family residential properties.

     As of November 26, 2001, the aggregate certificate principal balance of the Chase Series 1993P Underlying Certificates was approximately $44,040,000. As of the Reference Date, the aggregate outstanding principal balance of the Underlying Mortgage Loans related to the Chase Series 1993P Underlying Certificates was approximately $204,152,268. As of November 26, 2001, the aggregate certificate principal balance of the GE Series 1993-10 Underlying Certificates was approximately $8,665,268, which constitutes approximately 35.4036% of the aggregate class certificate balance of the related deposited underlying certificates. As of the Reference Date, the aggregate outstanding principal balance of the Underlying Mortgage Loans related to the GE Series 1993-10 Underlying Certificates was approximately $135,949,059. As of November 26, 2001, the aggregate certificate principal balance of the PHMSC Series 1993-51 Underlying Certificates was approximately $51,621,416, which constitutes approximately 94.9311% of the aggregate class certificate balance of the related deposited underlying certificates. As of the Reference Date, the aggregate outstanding principal balance of the Underlying Mortgage Loans related to the PHMSC Series 1993-51 Underlying Certificates was approximately $261,403,187. As of November 26, 2001, the aggregate certificate principal balance of the RFMS Series 1993-S44 Underlying Certificates was approximately $14,403,504. As of the Reference Date, the aggregate outstanding principal balance of the Underlying Mortgage Loans related to the RFMS Series 1993-S44 Underlying Certificates was approximately $103,372,881.

     The Trust will be entitled to receive all distributions on the Deposited Underlying Certificates due after December 26, 2001. As a result of scheduled payments on the Underlying Mortgage Loans due on December 1, 2001, principal prepayments received during November 2001 (or, with respect to the PHMSC Series 1993-51 Underlying Certificates, during the related prepayment period), the principal balance of the Deposited Underlying Certificates actually conveyed to the Trust will be less than the principal balance reflected in the immediately preceding paragraph.

Other Underlying Senior Certificates

     The Underlying Trust Funds relate to other classes of senior certificates in addition to the Deposited Underlying Certificates (such certificates, the "Other Underlying Senior Certificates"). The order of priority in which distributions of principal and interest are allocated among such Underlying Certificates, as well as a description of the Underlying Senior Certificates, are discussed in the excerpts from the Underlying Prospectus Supplements that are attached to this Prospectus Supplement as Exhibits A-1, A-2, A-3 and A-4.

Underlying Subordinate Certificates

     The Underlying Senior Certificates, which represent senior interests in the Underlying Trust Funds, evidence the right of the holders thereof to receive distributions on the related Underlying Mortgage Loans before any distributions have been made to holders of the Underlying Subordinate Certificates of the same series. This subordination is intended to enhance the likelihood of regular receipt by holders of the Underlying Senior Certificates (including the Deposited Underlying Certificates) of the full amount of monthly distributions due them and to protect holders of the Underlying Senior Certificates against losses and other cash flow shortfalls. If, on any Underlying Remittance Date, holders of the Underlying Senior Certificates are paid less than the amount due to them on such date, the interest of the holders of such Underlying Senior Certificates in the related Underlying Trust Funds will vary so as to preserve the entitlement of such Underlying Senior Certificates to unpaid principal of the related Underlying Mortgage Loans and interest thereon. This subordination is subject to certain limitations described in "Description of the Certificates -- Subordinated Certificates and Shifting Interests" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Realized Losses on the Certificates" and "--Subordination" in Exhibit A-2, "Description of the Certificates--Subordination of Class M and Class B Certificates" and "--Allocation of Losses" in Exhibit A-3 and "Description of the Certificates--Allocation of Losses; Subordination" in Exhibit A-4.

     Amounts with respect to principal (other than scheduled monthly distributions of principal) will be disproportionately allocated to the Underlying Senior Certificates (including the Deposited Underlying Certificates) under certain conditions specified in the applicable Underlying Agreement. This will have the effect of accelerating the amortization of the related Underlying Senior Certificates and reducing their proportionate interest in the related Underlying Trust Fund while increasing the proportionate interest of the related Underlying Subordinate Certificates in the related Underlying Trust Fund. Increasing the interest of the Underlying Subordinate Certificates in the Underlying Trust Fund relative to that of the Underlying Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by such Underlying Subordinate Certificates. See "Description of the Certificates--Distributions of Principal and Interest" and "-- Subordinated Certificates and Shifting Interests" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds" and "--Subordination" in Exhibit A-2, "Description of the Certificates--Distributions" and "--Subordination of Class M and Class B Certificates" in Exhibit A-3 and "Description of the Certificates--Principal Distributions on the Senior Certificates," "--Principal Distributions on the Class M Certificates" and "--Allocation of Losses; Subordination" in Exhibit A-4.

     If at any time the Underlying Subordinate Certificates related to an Underlying Trust Fund have been extinguished, all future losses or shortfalls due to delinquent payments on the related Underlying Mortgage Loans for which no advance is made by the related underlying servicer or master servicer, or the related Underlying Trustee, where applicable, will be borne by the related Underlying Senior Certificates, including the related Deposited Underlying Certificates.

     For a description in additional detail of the credit enhancement for the Underlying Senior Certificates that the Underlying Subordinated Certificates provide, see the excerpts from the Underlying Prospectus Supplements in "Description of the Certificates -- Subordinated Certificates and Shifting Interests" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Realized Losses on the Certificates" and "Description of the Certificates--Subordination" in Exhibit A-2, "Description of the Certificates--Subordination of Class M and Class B Certificates" and "--Allocation of Losses" in Exhibit A-3 and "Description of the Certificates--Allocation of Losses; Subordination" in Exhibit A-4.

     As of the Reference Date, the amount of subordination available for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates was $14,263,869.51, $25,440,987.16, $28,302,227.36 and $10,799,165.00, respectively.

Distributions on the Deposited Underlying Certificates

     Distributions of principal and interest on the Deposited Underlying Certificates will be made on the 25th day of each month or, if the 25th day is not a business day (as defined in the applicable Underlying Agreement), the next succeeding business day (each, an "Underlying Remittance Date").

     Scheduled principal received on the Underlying Mortgage Loans held in each Underlying Trust Fund will be passed through monthly on the Underlying Remittance Date occurring in the month in which the related Due Date occurs. With respect to the Deposited Underlying Certificates, principal prepayments received during the period from the first day of any month to the last day of such month (or, with respect to the PHMSC Series 1993-51 Underlying Certificates, the period beginning on the date in the month preceding the month of such Underlying Remittance Date on which the monthly payment on an Underlying Mortgage Loan is due to such due date in the month of the Underlying Remittance Date) will be passed through on the Underlying Remittance Date occurring in the month following receipt. As used herein, the "Due Date" is the first day of each calendar month, being the day of the month on which a payment of interest and principal is due for each Underlying Mortgage Loan, exclusive of any days of grace.

     The Deposited Underlying Certificates are generally entitled to a monthly distribution of interest at the applicable pass-through rate (described below) on their outstanding class certificate balance and to accrued but previously unpaid interest. However, the amount of interest distributed on the Deposited Underlying Certificates may be less than the amount indicated above as a result of net prepayment interest shortfalls, other interest shortfalls and realized losses applicable to interest allocated to the Deposited Underlying Certificates. Interest received on each Underlying Mortgage Loan will be passed through monthly on the Underlying Remittance Date occurring in the month in which the Due Date occurs. Each Deposited Underlying Certificate bears interest at a rate as follows.

      Deposited Underlying Certificate                                   Pass-Through Rate
      --------------------------------                                   -----------------

Chase Series 1993P,  Class A-14               A per annum rate equal to the lesser of (A) 1.20% plus the monthly weighted average cost of funds for member institutions in the Eleventh
                                              District of the Federal Home Loan Bank System, as published by the
                                              Federal Home Loan Bank of San Francisco ("COFI") and (B) 10.00%.

Chase Series 1993P, Class A-15                A per annum rate equal to approximately 18.27689% minus the product of
                                              (A) 2.07692 and (B) COFI, but not less than 0.00%.

Chase Series 1993P, Class A-16                A per annum rate equal to the lesser of (A) 1.15% plus COFI and
                                              (B) 10.00%.

Chase Series 1993P, Class A-17                A per annum rate equal to approximately 18.3807% minus the product of
                                              (A) 2.07692 and (B) COFI, but not less than 0.00%.

GE Series 1993-10, Class 10-A16               A per annum rate equal to the lesser of (i) 1.25% plus COFI and (ii)
                                              10.00%, subject to a minimum rate of 1.25%.

GE Series 1993-10, Class 10-A17               For each underlying interest accrual period thereafter for which COFI is less than or equal to 7.000%,  the per annum rate of 9.1875%.  With respect to each underlying interest accrual period for which COFI is greater than 7.000%, interest will accrue on the Class 10-A17
                                              Certificates at a per annum rate equal to the lesser of (i) 45.9375%
                                              minus (5.25 x COFI) and (ii) 9.1875%, subject to



                                                       S-17


                                              a minimum rate of 0.0%.

GE Series 1993-10, Class 10-A18               A per annum rate equal to the lesser of (i) 20.11579% minus (2.87368 x
                                              COFI) and (ii) 20.11579%, subject to a minimum rate of 0.0%.

PHMSC Series 1993-51, Class A-17              A per annum rate equal to the lesser of (i) 1.20% plus COFI and (ii)
                                              10.00%.

PHMSC Series 1993-51, Class A-18              A per annum rate equal to (i) 16.34240726% minus (ii) the product of
                                              1.8570579747 and COFI, subject to a minimum rate of approximately
                                              0.00% and a maximum rate of 16.34240726%.

PHMSC Series 1993-51, Class A-19              A per annum rate equal to the lesser of (i) 1.20% plus COFI and (ii)
                                              10.00%.

PHMSC Series 1993-51, Class A-20              A per annum rate equal to (i) 16.34196586% minus (ii) the product of
                                              1.8569746910 and COFI, subject to a minimum rate of approximately
                                              0.00% and a maximum rate of 16.34196586%.

RFMS, Series 1993-S44, Class A-9              Subject to a maximum rate of 10.00% per annum and a minimum rate of
                                              1.15% per annum, a per annum rate equal to 1.15% plus COFI.

RFMS, Series 1993-S44, Class A-10             Subject to a maximum rate of 16.4357% per annum and a minimum rate of
                                              0.00% per annum, a per annum rate equal to 16.4357% minus the product of (x) 1.857143 and (y) COFI.


     For a further description of the distributions of principal and interest on the Deposited Underlying Certificates, see "Description of the Certificates--Distributions of Principal and Interest" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds," "--Interest" and "--Principal" in Exhibit A-2, "Description of the Certificates--Distributions," "--Interest" and "--Principal (Including Prepayments)" in Exhibit A-3 and "Description of the Certificates--Interest Distributions," and "--Principal Distributions on the Senior Certificates" in Exhibit A-4.

Allocation of Losses on the Underlying Mortgage Loans

     The principal portion of "Realized Losses" or "Excess Losses", as applicable (as such terms are described in each Underlying Prospectus Supplement), allocated to the Deposited Underlying Certificates will in turn be allocated to the Class of Certificates related thereto and applied in reduction of its Certificate Principal Balance. The interest portion of "Realized Losses" or "Excess Losses", as applicable, allocated to the Deposited Underlying Certificates will in turn be allocated to the Class of Certificates related thereto and applied in reduction of the interest distributions thereon, based on the interest amounts otherwise distributable on such Class when calculated solely on the basis of its Pass-Through Rate. See the excerpts from the Underlying Prospectus Supplements set forth in "Description of the Certificates -- Subordinated Certificates and Shifting Interests" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Realized Losses on the Certificates" and "--Subordination" in Exhibit A-2, "Description of the Certificates--Subordination of Class M and Class B Certificates" and "--Allocation of Losses" in Exhibit A-3 and "Description of the Certificates--Allocation of Losses; Subordination" in Exhibit A-4 for further descriptions of how "Realized Losses" or "Excess Losses" are allocated on the Underlying Certificates.

Advances

     If a borrower on an Underlying Mortgage Loan fails to make any payment of principal or interest required under the terms of that Underlying Mortgage Loan, the applicable underlying servicer or master servicer of the Underlying Mortgage Loans will be required to advance the amount of such payment unless such advance is deemed to be non-recoverable as described further in "Servicing--Advances" in Exhibit A-1, "The Pooling and Servicing Agreement--Advances" in Exhibit A-2, "Description of the Certificates--Periodic Advances" in Exhibit A-3 and "Description of the Certificates--Advances" in Exhibit A-4. The failure of such underlying servicer or master servicer to advance such amount could result in a shortfall of principal and interest on the Underlying Certificates, including the Deposited Underlying Certificates.

Adjustment to Servicing Fees in the Underlying Trust Fund in Connection with Prepaid Mortgage Loans

     When a mortgagor on an Underlying Mortgage Loan makes a full or partial principal prepayment of that Underlying Mortgage Loan between due dates, that mortgagor may be required to pay interest on the principal balance thereof only to the date of prepayment. With respect to both prepayments in full and prepayments in part with respect to the Chase Series 1993P Underlying Certificates and, with respect to prepayments in full related to the PHMSC Series 1993-51 Underlying Certificates, in order to minimize any resulting shortfall in interest, the amount of servicing fee owed to the underlying servicer will be reduced to the extent necessary to include an amount in payments in respect of the related Underlying Certificates equal to a full month's interest payment at the applicable pass-through rate with respect to such prepaid Underlying Mortgage Loan, subject to certain limitations. With respect to the GE Series 1993-10 Underlying Certificates, the RFMS Series 1993-S44 Underlying Certificates and, with respect to prepayments in part, the PHMSC Series 1993-51 Underlying Certificates, the amount of the servicing fee will not be adjusted in connection with any prepayment of the Underlying Mortgage Loans. For further information, see "Servicing--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in Exhibit A-1 and "Description of the Certificates--Interest" in Exhibit A-3.

Assignment of the Deposited Underlying Certificates to the Trust;
Representations and Warranties

     Countrywide Home Loans, Inc. (the "Underlying Certificate Seller") acquired the Deposited Underlying Certificates in secondary market transactions and on the Closing Date, pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after December 26, 2001, to CWMBS, Inc. (the "Depositor"). In turn, the Depositor will, on the Closing Date, convey the Deposited Underlying Certificates to The Bank of New York, as trustee (in such capacity, the "Trustee") under the Trust Agreement (as defined below). Beneficial interests in the Deposited Underlying Certificates will be held in either book-entry form indirectly by the Trustee or its nominee through the book-entry facilities of the Depository (as defined below) or in fully registered, certificated form.

     The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the Closing Date that, among other things, (i) immediately prior to the transfer of the Deposited Underlying Certificates to the Depositor, the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; and (ii) the Underlying Certificate Seller had not assigned any interest in the Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the related Certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. The Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured within 90 days after notice to, or discovery by, the Underlying Certificate Seller, to repurchase the Deposited Underlying Certificates affected by such breach of representations and warranties if so directed in writing by holders of at least 51% of the Percentage Interests of the Certificates related to such Deposited Underlying Certificates other than the Class A-R Certificates. The "Percentage Interest" for any Certificate will equal the percentage obtained by dividing the Certificate Principal Balance of such Certificate by the Class Principal Balance of such Class of Certificates.

     For additional information on the Deposited Underlying Certificates, prospective investors should carefully review the excerpts from the Underlying Prospectus Supplements that are attached to this Prospectus Supplement as Exhibits A-1, A-2, A-3 and A-4 and the November 26, 2001 Underlying Trust Funds Monthly Statements that are attached to this Prospectus Supplement as Exhibit B. Information regarding the Deposited Underlying Certificates, as of the date of issuance thereof, including but not limited to information regarding related payment priorities and allocation of losses is set forth in the attached Exhibits. Any information set forth in this Prospectus Supplement (including the Exhibits hereto) with respect to the Deposited Underlying Certificates or the Underlying Mortgage Loans has been obtained by the Depositor from the Underlying Prospectus Supplements or from data compiled by the servicer of the Underlying Mortgage Loans and presented in the November 26, 2001 Underlying Trust Funds Monthly Statements that are attached to this Prospectus Supplement as Exhibit B and has not been independently verified by the Depositor or the Underwriter. The Underlying Prospectus Supplements and all other offering materials described above for the Deposited Underlying Certificates were prepared by the issuer of the Deposited Underlying Certificates.

                 Description of the Underlying Mortgage Loans

     Except for certain information provided in the tables under the caption "--Selected Underlying Mortgage Data" to this Prospectus Supplement, all of the information contained herein with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the Underlying Prospectus Supplements, excerpts from which are attached to this Prospectus Supplement as Exhibits A-1, A-2, A-3 and A-4, and (ii) information obtained from data compiled by the underlying servicers or master servicers of the Underlying Mortgage Loans and presented in the November 26, 2001 Underlying Trust Funds Monthly Statements that are attached to this Prospectus Supplement as Exhibit
B. None of the Depositor, the Underwriter or the Trustee has the ability to verify independently the accuracy of this information and, accordingly, none of the Depositor, the Underwriter or the Trustee will make any representation or warranty as to the accuracy of such information. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the Certificates.

Origination and Underwriting

     The Underlying Mortgage Loans related to the Chase Series 1993P Underlying Certificates (the "Chase Underlying Mortgage Loans") were originated or acquired by Chase Mortgage Finance Corporation ("Chase"). For a description of the underwriting policies that Chase applied to the Chase Underlying Mortgage Loans, see "The Mortgage Pool--Chase Financial Services," "--Chase Home Mortgage" and "--Chase" in Exhibit A-1.

     The Underlying Mortgage Loans related to the GE Series 1993-10 Certificates (the "GECM Underlying Mortgage Loans") were originated or acquired by GE Capital Mortgage Services, Inc. ("GECM"). For a description of the underwriting policies that GECM applied to the GECM Underlying Mortgage Loans, see "Description of the Mortgage Pool and the Mortgaged
Property--General" in Exhibit A-2.

     The Underlying Mortgage Loans related to the PHMSC Series 1993-51 Underlying Certificates (the "PHMSC Underlying Mortgage Loans") were originated or acquired by The Prudential home Mortgage Securities Company, Inc. ("PHMSC"). For a description of the underwriting policies that

PHMSC applied to the PHMSC Underlying Mortgage Loans, see "Mortgage Loan Underwriting" in Exhibit A-3.

     The Underlying Mortgage Loans related to the RFMS Series 1993-S44 Underlying Certificates (the "RFMS Underlying Mortgage Loans") were originated or acquired by Residential Funding Mortgage Securities I, Inc. ("RFMS"). For a description of the underwriting policies that RFMS applied to the RFMS Underwriting Mortgage Loans, see "Mortgage Loan Program--Underwriting Standards" in Exhibit A-4.

Servicing of the Underlying Mortgage Loans

     For information regarding servicing of the Underlying Mortgage Loans, see "Servicing" in Exhibit A-1, "The Pooling and Servicing Agreement" and "Servicing of the Mortgage Loans and Contracts" in Exhibit A-2, "Pooling and Servicing Agreement" in Exhibit A-3 and "Pooling and Servicing Agreement" in Exhibit A-4.

Selected Underlying Mortgage Loan Data

     The following table summarizes certain characteristics of the Underlying Mortgage Loans as of the Reference Date (which is also the date as of which information regarding the Underlying Mortgage Loans is provided in the November 26, 2001 Underlying Trust Funds Monthly Statements). Accordingly, while the information set forth below will be representative of the characteristics of the Underlying Mortgage Loans as of the Reference Date, the characteristics of the Underlying Mortgage Loans as of the Closing Date will be different, and may be significantly different from the data presented the following table. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Trust Funds will not be brought down or otherwise updated in connection with the formation of the Trust.

                                Information Regarding the Underlying Mortgage Loans
                                             as of the Reference Date

                                                                  Weighted
                                                                  Average
                                                                  Mortgage
                                                     Number       Interest    WA- Stated     WA- Calc.
 Issuer          Series       Current Balance       of Loans        Rate       Maturity      Maturity      WA- Age
 ------          ------       ---------------       --------      --------    ---------      ---------     -------
Chase           1993P          $204,152,267.64          548         7.060%        259           246         96
GE Capital      1993-10        $135,949,059.27          554         7.444%        260           241         99
PHMC            1993-51        $261,403,186.51        1,070         7.195%        263           247         97
RFMS            1993-S44       $103,372,880.91          424         7.212%        262           242         97
                               ---------------        ------
Total                          $704,877,394.33        2,597
                               ==============         ======

     For additional information on the Underlying Mortgage Loans, prospective investors should carefully review the excerpts from the Underlying Prospectus Supplements attached to this Prospectus Supplement as Exhibits A-1, A-2, A-3 and A-4 and the November 26, 2001 Underlying Trust Fund Monthly Statements attached hereto as Exhibit B. Investors are cautioned that there have been changes in the composition of the Underlying Mortgage Loans since the date of the Underlying Prospectus Supplements.

                        Description of the Certificates

General

     The Certificates will be issued pursuant to a trust agreement dated as of December 28, 2001 (the "Trust Agreement") among the Depositor, the Underlying Certificate Seller and the Trustee. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Resecuritization Mortgage Certificates, Series 2001-33R, will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates (collectively, the "Certificates"). The Classes of Certificates will have the respective initial Class Certificate Balances and the Pass-Through Rates set forth on the cover page hereof. The Class A-1 Certificates relate to the Chase Series 1993P Underlying Certificates, the Class A-2 Certificates relate to the GE Series 1993-10 Underlying Certificates, the Class A-3 Certificates relate to the PHMSC Series 1993-51 Underlying Certificates and the Class A-4 Certificates relate to the RFMS Series 1993-S44 Underlying Certificates.

     The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal and (ii) the amount of Underlying Realized Losses allocated to such Class, as described below under "-- Allocation of Losses".

     The Class A-R Certificates will remain outstanding for so long as the Trust shall exist, whether or not they are receiving current distributions of principal or interest. On each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the other Certificates as described below. It is not anticipated that there will be any significant amounts remaining for any such distribution.

     The Book-Entry Certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in fully registered certificated form and in a denomination of approximately $100.

Book-Entry Certificates

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates -- Book-Entry Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Certificates -- Book-Entry Certificates" in the Prospectus.

Deposits to the Distribution Account

     On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the Certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that payments on the Deposited Underlying Certificates will be received by the Trustee on each Underlying Remittance Date and will then be used to make distributions on the related Distribution Date to Certificateholders as described below. Amounts on deposit in the Distribution Account will be invested for the account of the Trustee.

Withdrawals From the Distribution Account

     The Trustee is permitted from time to withdraw funds from the Distribution Account for the following purposes: (i) to make payments to the Certificateholders as described herein, (ii) to pay itself investment income on funds in the Distribution Account, (iii) to reimburse the Depositor for certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement, (iv) to pay any taxes imposed on the Trust, (v) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and (vi) to clear and terminate the Distribution Account upon termination of the Trust Agreement.

Distributions

     Distributions on the Certificates will be made by the Trustee on the 28th day of each month (or, if such day is not a business day, the next succeeding business day); provided, that if the underlying remittance date falls on the 28th day of the calendar month, the distribution date for that calendar month shall be the next succeeding business day following such underlying remittance date (each, a "Distribution Date"). Distributions on the certificates will commence in January 2002 to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (each, a "Record Date").

     Notwithstanding the foregoing, if on any Distribution Date, distributions made on any Deposited Underlying Certificate for the related Underlying Remittance Date have not been received by the Trustee by the business day prior to such Distribution Date (any such distributions, "Delayed Underlying Distributions"), then, to the extent such Delayed Underlying Distributions are received by the fourth business day following such Distribution Date, on the fifth business day following such Distribution Date the Trustee will distribute such Delayed Underlying Distributions to each holder of the Certificate entitled thereto on such Distribution Date. If Delayed Underlying Distributions are received after the fourth business day following a Distribution Date, such Delayed Underlying Distributions will be distributed on the following Distribution Date to each holder of a Certificate entitled thereto on such original Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates

     As more fully described herein, Available Interest Funds (as defined below) of the related Deposited Underlying Certificates will be distributed on each Distribution Date as interest on the related Class of Certificates. Similarly, Available Principal Funds of the related Deposited Underlying Certificates will be distributed on each Distribution Date as principal on the related Class of Certificates then entitled to receive distributions of principal, as set forth herein under "Description of the Certificates -- Principal."

     "Available Interest Funds" with respect to any Distribution Date and Class of Certificate will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the related Deposited Underlying Certificates. "Available Principal Funds" with respect to any Distribution Date and Class of Certificate will be equal to (i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the related Deposited Underlying Certificates, reduced by (ii) such Class of Certificates' pro rata share (based on class certificate balance) of the sum of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Trust that have not previously been paid by a reduction of Available Funds. "Available Funds" with respect to any Distribution Date and Class of Certificate will be equal to the sum of Available Interest Funds and Available Principal Funds for such Class of Certificate for such Distribution Date.

Interest

     The Classes of Certificates will have the respective Pass-Through Rates set forth on the cover page of this Prospectus Supplement.

     On each Distribution Date, each Class of Certificates will be entitled to receive from the related Available Interest Funds an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any Class will be equal to (A) the sum of (i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance and (ii) to the extent paid on the related Underlying Certificates, the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"), minus (B) any interest reductions or shortfalls allocated to the related Deposited Underlying Certificates with respect to the related Underlying Remittance Date.

     With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Certificates will be the calendar month preceding the month of such Distribution Date.

     If the interest entitlement of a Deposited Underlying Class Certificate is reduced as provided in the related Underlying Agreement, the interest entitlement of the related Class of Certificates for the corresponding Interest Accrual Period will be reduced proportionately. A reduction in such interest entitlement may result from Special Hazard Losses, Fraud Losses or Bankruptcy Losses (each as defined in the related Underlying Prospectus Supplement) in excess of any coverages for such losses provided by the related Underlying Subordinated Certificates, or other interest shortfalls (as described in the related Underlying Prospectus Supplement). See "Description of the Certificates -- Subordinated Certificates and Shifting Interests" and "--Distributions on the Certificates--Interest" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Realized Losses on the Certificates," "--Subordination" and "--Interest" in Exhibit A-2, "Description of the Certificates--Subordination of Class M and Class B Certificates," "--Allocation of Losses" and "--Interest" in Exhibit A-3 and "Description of the Certificates--Allocation of Losses; Subordination" and "--Interest Distributions" in Exhibit A-4 for a further description.

     Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each Class of Certificates, on the basis of the related Class Certificate Balance immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Principal

     Priority of Principal Distributions. On each Distribution Date, Available Principal Funds for each Class of Certificates will be distributed as follows:

o with respect to the Chase Series 1993P Underlying Certificates, to the Class A-1 Certificate until its Class Certificate Balance is reduced to zero;

o with respect to the GEMC Series 1993-10 Underlying Certificates, to the Class A-2 Certificates until its Certificate Balance is reduced to zero;

o with respect to the PHMSC Series 1993-51 Underlying Certificates, to the Class A-3 Certificates until its Certificate Balance is reduced to zero;

o with respect to the RFMS Series 1993-S44 Underlying Certificates, to the Class A-4 Certificates until its Certificate Balance is reduced to zero; and

o to the Class A-R Certificates until its Class Certificate Balance is reduced to zero, and after distributions have been made on the other classes of certificates.

Allocation of Losses

     On each Distribution Date, a class of Certificates will be allocated all Realized Losses (as defined or described in each Underlying Prospectus Supplement) that are allocated to the related Deposited Underlying Certificates with respect to the related Underlying Remittance Date (collectively, "Underlying Realized Losses"). See "Description of the Certificates -- Subordinated Certificates and Shifting Interests" in Exhibit A-1, "Description of the Certificates--Distributions on the Certificates--Allocation of Realized Losses on the Certificates" and "--Subordination" in Exhibit A-2, "Description of the Certificates--Subordination of Class M and Class B Certificates" and "--Allocation of Losses" in Exhibit A-3 and "Description of the Certificates--Allocation of Losses; Subordination" in Exhibit A-4 for a description of the allocation of Realized Losses (including, if applicable, Excess Losses). As reported in the November 26, 2001 Underlying Trust Funds Monthly Statements, the Bankruptcy Loss

Amount, the Fraud Loss Amount and the Special Hazard Loss Amount equaled, as of the Reference Date (i) $80,750.00, $8,455,948.00 and $4,227,974.00,
respectively, for the GE Series 1993-10 Underlying Certificates, (ii) $126,400.00, $3,044,106.25 and $4,759,846.08, respectively, for the PHMSC
Series 1993-51 Underlying Certificates and (iii) $100,000, $0 and $0, respectively for RFMS Series 1993-S44 Underlying Certificates. The Chase Series 1993P Underlying Certificates have no Special Hazard Loss Amount, Bankruptcy Loss Amount or Fraud Loss Amount.

Statements to Certificateholders

     Concurrently with each distribution on a Distribution Date, the Trustee will forward to the holder of each Certificate a statement generally setting forth the following information:

     (i) Available Interest Funds and Available Principal Funds for such Class of Certificates for such Distribution Date, and the amount (if any) by which Available Principal Funds for such Class of Certificates has been reduced on account of the payment of certain expenses, liabilities and taxes described in the definition thereof;

     (ii) with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each Class of Certificates;

     (iii) with respect to such Distribution Date, the amount of any interest shortfall (including, without limitation, any net prepayment interest shortfall allocated to the related Deposited Underlying Certificates) for each Class of Certificates, together with the amount of any unpaid interest shortfall for such Class immediately following such Distribution Date;

     (iv) with respect to each Class of Certificates, the Underlying Realized Losses and any other reductions in principal allocated to such Class with respect to such Distribution Date;

     (v) the Class Certificate Balance of each Class of Certificates, after giving effect to distributions of principal of such Certificates on such Distribution Date; and

     (vi) any additional amount distributed to the holder of the Class A-R Certificates on such Distribution Date.

Structuring Assumptions

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following actual characteristics of the Underlying Mortgage Loans as of the Reference Date and the following additional assumptions (collectively, the "Structuring Assumptions"):

     (i) all scheduled payments on the related Underlying Mortgage Loans are timely received on the first day of each month, commencing in December 2001;

     (ii) the Underlying Mortgage Loans prepay monthly at the specified constant percentages of CPR;

     (iii) all principal prepayments constitute prepayments in full of the related Underlying Mortgage Loans are received on the last day of each month, commencing in November 2001 and include 30 days' interest thereon;

     (iv) there are no defaults, losses or interest shortfalls on the related Underlying Mortgage Loans prior to or after the Closing Date;

     (v) the Closing Date is December 28, 2001, and cash distributions are received by the Certificateholders on the 28th day of each month, commencing in January 2002 (distributions will not include any distributions received on the Deposited Underlying Certificates on or before the December 26, 2001 distribution date for the Underlying Trust Funds);

     (vi) the related Underlying Mortgage Loans have been amortized using the respective scheduled payment, outstanding principal balance (prior to giving effect to prepayments received during the related prepayment period), and interest rate;

     (vii) no optional termination of the Underlying Trust Funds occurs;

    (viii) the Classes of Certificates have the initial principal amounts reflected on the cover page hereof;

     (ix) payments of principal on the related Underlying Trust Fund are made in accordance with the methodologies and priorities set forth in the Underlying Prospectus Supplement; and

     (x) the initial principal balance of each Certificate is as set forth herein on the cover page.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case.

Optional Termination of the Underlying Trust Funds

     The servicers or master servicers, as applicable (and, with respect to the PHMSC Series 1993-51 Underlying Certificates, the seller of the related Underlying Mortgage Loans) of the Underlying Mortgage Loans have the right to repurchase the remaining related Underlying Mortgage Loans and all mortgaged properties acquired in respect of Underlying Mortgage Loans in the related Underlying Trust Fund and thereby effect early retirement of the related Deposited Underlying Certificates, subject to the pool principal balance of such Underlying Mortgage Loans and mortgaged properties acquired in respect of Underlying Mortgage Loans at the time of repurchase being less than 10% of the cut-off date pool principal balance of the Underlying Mortgage Loans (or, with respect to the Chase Series 1993P Underlying Certificates, less than 10% of the cut-off date principal balance of the Underlying Mortgage Loans and certain related property) as of the respective underlying cut-off date.

     Upon an underlying servicer or master servicer (or seller, if applicable) effecting such repurchase with respect to an Underlying Trust Fund, the Underlying Trust Fund will terminate and the Trustee will distribute amounts received in respect of the related Deposited Underlying Certificates in connection with such repurchase to the related Certificateholders as described herein on the related Distribution Date. The proceeds from any such distribution may not be sufficient to distribute the full amount to which the related Class of Certificates is entitled if the amount received on the Deposited Underlying Certificates is less than the principal balance thereof plus all accrued and unpaid interest thereon. See "Description of the Certificates-Optional Termination" in Exhibit A-1, "The Pooling and Servicing Agreement-Termination" in Exhibits A-2 and A-4 and "The Pooling and Servicing Agreement-Optional Termination" in Exhibit A-3.

Optional Purchase of Defaulted Loans

     With respect to the GE Series 1993-10 Underlying Certificates, the underlying servicer and seller have the option to purchase any Underlying Mortgage Loan in the related Underlying Trust Fund for which a payment in full has not been made for three or more scheduled payments. To the extent the related Deposited Underlying Certificates are entitled to principal at the time of any such purchase of Underlying Mortgage Loans, such purchase will cause an accelerated distribution of principal on the related Deposited Underlying Certificates and consequently on the related Certificates. For further information, see "The Pooling and Servicing Agreement -- Purchases of Defaulted Mortgage Loans" in the excerpt from the Underlying Prospectus Supplement related to the GE Series 1993-10 Underlying Certificates, attached hereto as Exhibit A-2.

The Trustee

     The Bank of New York will be the Trustee under the Trust Agreement. The Depositor may maintain other banking relationships in the ordinary course of business with The Bank of New York. Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust Administration, CWMBS, Inc. Resecuritization Mortgage Trust 2001-33R, or at such other addresses as the Trustee may designate from time to time.

     As compensation for its services under the Trust Agreement, the Trustee will be entitled to receive investment income earned on funds held in the Distribution Account.

Amendment of the Trust Agreement

     The Trust Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add to the duties of the Depositor; (iv) to add any other provisions with respect to matters or questions arising thereunder; or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement; provided, however, that any action pursuant to clause (iv) or (v) will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; provided, further, that no such opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any Class of Certificates. Moreover, the Trust Agreement may be amended (i) to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the Trust's REMIC election or to avoid or minimize the risk of imposition of any tax on the REMIC, or (ii) to comply with any other requirements of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize such risk or comply with such requirements, as applicable. The Trust Agreement may also be amended by the Depositor and the Trustee with the consent the Underlying Certificate Seller (which will not be unreasonably withheld) and the consent of the holders of Certificates evidencing a Majority In Interest of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Trust assets that are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, (iii) reduce the aforesaid percentage of Certificates of any Class of holders that is required to consent to any such amendment without the consent of the holders of all Certificates of such Class covered by the Trust Agreement then outstanding. The Trustee will not be entitled to consent to an amendment to the Trust Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust's REMIC election to fail. "Majority in Interest" means as to any Class, the holders of Certificates of such Class evidencing in aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Voting Under an Underlying Agreement

     In the event that there are any matters arising under an Underlying Agreement which require the vote or direction of the holders of a Deposited Underlying Certificate, the Trustee, as holder of such Deposited Underlying Certificate on behalf of the Trust, will vote such Deposited Underlying Certificate in accordance with instructions received from the holders of a Majority in Interest of the related Class of Certificates. In the absence of receipt by the Trustee of consistent instructions from the holders of a Majority in Interest of such Class of Certificates, the Trustee will not vote such Deposited Underlying Certificate, provided, however, that, notwithstanding the absence of such instructions, in the event a required distribution pursuant to the Underlying Agreement shall not have been made, the Trustee shall, subject to the provisions of the Trust Agreement, pursue such remedies as may be available to it as holder of such Deposited Underlying Certificate in accordance with the terms of the Underlying Agreement.

                 Yield, Prepayment and Maturity Considerations

General

     The effective yield to the holders of each Class of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 28th day of each month (or, if such day is not a business day, the next succeeding business day) of the month following the month in which interest accrues on the Underlying Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay); provided, that if the underlying remittance date falls on the 28th day of the calendar month, the Distribution Date for that calendar month shall be the next succeeding business day following such underlying remittance.

Prepayment Considerations and Risks

     If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received, the actual yield to maturity will be lower than that so calculated. If the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received, the actual yield to maturity will be lower than that so calculated.

     The yield to maturity of the Certificates and the aggregate amount of distributions on the Certificates will be related to the timing and amount of principal payments on the Deposited Underlying Certificates, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon. Since the rate of payment of principal of the Underlying Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. None of the depositor, the underlying certificate seller, the trustee or the underwriter makes any representation as to the accuracy or completeness of information provided in such documents. Facts and conditions described in the underlying prospectus supplements and underlying agreements have changed since the issuance of the related deposited underlying certificates. In particular, the characteristics of the underlying mortgage loans included in any underlying trust fund have changed, and may have changed significantly, since the date of issuance of the related deposited underlying certificates. You should consider the limited nature of such available information when evaluating the suitability of any investment in the certificates. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Underlying Mortgage Loans included in the underlying mortgage pool as described in the excerpts from the Underlying Prospectus Supplements "The Mortgage Pool" in Exhibit A-1, "Description of the Mortgage Pool and the Mortgaged Property" in Exhibit A-2, "Description of the Mortgage Loans" in Exhibit A-3, and "Description of the Mortgage Pool" in Exhibit A-4. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Underlying Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Underlying Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Underlying Mortgage Loans in stable or changing interest rate environments.

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such Certificate referred to in clause (a).

     The weighted average life of each Class of Certificates will be influenced by the rate of the prepayment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement.

     For a discussion of additional factors which may influence the rate of payments (including prepayments) of the Underlying Mortgage Loans and the Deposited Underlying Certificates, see "-- Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

     The interaction of the foregoing factors may have different effects on various Classes of Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Certificates. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Certificates may be affected at various constant percentages of CPR, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that all of the related Underlying Mortgage Loans will prepay at the constant percentages of CPR specified in the tables or at any other constant rate.

                            Percent of Initial Class Certificate Balances Outstanding*

                                                   Class A-1                               Class A-2
                                      -------------------------------------   -------------------------------------
                                               Percentage of CPR                       Percentage of CPR
                                      -------------------------------------   -------------------------------------
         Distribution Date            0%    5%    10%  15%   20%  25%   30%   0%    5%    10%  15%   20%   25%  30%
         -----------------            --    --    ---  ---   ---  ---   ---   --    --    ---  ---   ---   ---  ---
 Initial Percent..................    100   100  100   100  100   100   100   100   100  100   100   100  100   100
 December 2002....................    100   100  100   100  100   100   100   100   100  100   100   100  100   100
 December 2003....................    100   100  100   100  100   100   100   100   100  100   100   100   91    79
 December 2004....................    100   100  100   100  100   100   100   100   100  100   100    85   71    47
 December 2005....................    100   100  100   100  100    99    75   100   100  100    87    70   40    10
 December 2006....................    100   100  100   100   99    71    50   100   100   97    76    46   12     0
 December 2007....................    100   100  100   100   76    51    34   100   100   87    64    22    0     0
 December 2008....................    100   100  100    90   58    37    23   100   100   78    41     2    0     0
 December 2009....................    100   100  100    72   44    26    15   100    98   69    21     0    0     0
 December 2010....................    100   100   98    58   33    19    10   100    90   54     5     0    0     0
 December 2011....................    100   100   82    46   25    13     7   100    82   36     0     0    0     0
 December 2012....................    100   100   69    37   19     9     4   100    75   20     0     0    0     0
 December 2013....................    100   100   57    29   14     6     3   100    68    5     0     0    0     0
 December 2014....................    100    95   47    22   10     4     2   100    52    0     0     0    0     0
 December 2015....................    100    82   38    17    7     3     1    93    34    0     0     0    0     0
 December 2016....................    100    69   30    13    5     2     1    83    17    0     0     0    0     0
 December 2017....................    100    56   24     9    4     1     0    73     1    0     0     0    0     0
 December 2018....................    100    45   18     7    2     1     0    58     0    0     0     0    0     0
 December 2019....................     86    34   13     5    2     0     0    31     0    0     0     0    0     0
 December 2020....................     63    24    8     3    1     0     0     3     0    0     0     0    0     0
 December 2021....................     41    15    5     2    0     0     0     0     0    0     0     0    0     0
 December 2022....................     19     6    2     1    0     0     0     0     0    0     0     0    0     0
 December 2023....................      0     0    0   0      0     0     0     0     0    0     0     0    0     0
 December 2024....................      0     0    0     0    0     0     0     0     0    0     0     0    0     0
 Weighted Average Life (Years)**..   19.6  16.8 13.4  10.6  8.5   7.0   5.8  17.0  12.7  9.0   6.5   4.8  3.7   2.9

----------
  *   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

                            Percent of Initial Class Certificate Balances Outstanding*

                                                   Class A-3                               Class A-4
                                      -------------------------------------   -------------------------------------
                                               Percentage of CPR                       Percentage of CPR
                                      -------------------------------------   -------------------------------------
         Distribution Date            0%    5%    10%  15%   20%   25%  30%   0%    5%    10%  15%   20%   25%  30%
         -----------------            --    --    ---  ---   ---   ---  ---   --    --    ---  ---   ---   ---  ---
 Initial Percent..................    100   100  100   100   100  100   100   100   100  100   100   100  100   100
 December 2002....................    100   100  100   100   100  100   100   100   100  100   100   100  100   100
 December 2003....................    100   100  100   100   100  100   100   100   100  100   100   100  100   100
 December 2004....................    100   100  100   100   100  100   100   100   100  100   100   100  100   100
 December 2005....................    100   100  100   100   100  100    88   100   100  100   100   100  100    93
 December 2006....................    100   100  100   100   100   85    60   100   100  100   100   100   89    62
 December 2007....................    100   100  100   100    91   61    40   100   100  100   100    95   64    42
 December 2008....................    100   100  100   100    70   44    27   100   100  100   100    72   46    28
 December 2009....................    100   100  100    87    53   31    18   100   100  100    90    55   32    19
 December 2010....................    100   100  100    70    40   22    12   100   100  100    72    41   23    12
 December 2011....................    100   100   99    56    30   16     8   100   100  100    57    31   16     8
 December 2012....................    100   100   83    44    22   11     5   100   100   85    45    23   11     5
 December 2013....................    100   100   69    35    17    8     3   100   100   70    35    17    8     3
 December 2014....................    100   100   57    27    12    5     2   100   100   57    27    12    5     2
 December 2015....................    100    98   46    20     9    3     1   100    99   46    21     9    4     1
 December 2016....................    100    82   36    15     6    2     1   100    82   36    15     6    2     1
 December 2017....................    100    67   28    11     4    1     0   100    66   28    11     4    1     0
 December 2018....................    100    52   21     8     3    1     0   100    52   20     8     3    1     0
 December 2019....................     99    39   15     5     2    1     0    97    38   14     5     2    1     0
 December 2020....................     72    27   10     3     1    0     0    70    26    9     3     1    0     0
 December 2021....................     44    16    5     2     0    0     0    44    16    5     2     0    0     0
 December 2022....................     18     6    2     1     0    0     0    19     6    2     1     0    0     0
 December 2023....................      0     0    0     0     0    0     0     0     0    0     0     0    0     0
 December 2024....................      0     0    0     0     0    0     0     0     0    0     0     0    0     0
 Weighted Average Life (Years)**..   19.9  17.4 14.2  11.4   9.1  7.5   6.2  19.8  17.4 14.3  11.5   9.3  7.6   6.3

------------
  *   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

          Percent of Initial Class Certificate Balances Outstanding*

                                                   Class A-R
                                    ---------------------------------------
                                               Percentage of CPR
                                    ---------------------------------------
         Distribution Date            0%    5%    10%  15%   20%   25%  30%
         -----------------            --    --    ---  ---   ---   ---  ---
 Initial Percent..................  100   100   100  100   100   100    100
 December 2002....................      0     0    0     0     0    0     0
 December 2003....................      0     0    0     0     0    0     0
 December 2004....................      0     0    0     0     0    0     0
 December 2005....................      0     0    0     0     0    0     0
 December 2006....................      0     0    0     0     0    0     0
 December 2007....................      0     0    0     0     0    0     0
 December 2008....................      0     0    0     0     0    0     0
 December 2009....................      0     0    0     0     0    0     0
 December 2010....................      0     0    0     0     0    0     0
 December 2011....................      0     0    0     0     0    0     0
 December 2012....................      0     0    0     0     0    0     0
 December 2013....................      0     0    0     0     0    0     0
 December 2014....................      0     0    0     0     0    0     0
 December 2015....................      0     0    0     0     0    0     0
 December 2016....................      0     0    0     0     0    0     0
 December 2017....................      0     0    0     0     0    0     0
 December 2018....................      0     0    0     0     0    0     0
 December 2019....................      0     0    0     0     0    0     0
 December 2020....................      0     0    0     0     0    0     0
 December 2021....................      0     0    0     0     0    0     0
 December 2022....................      0     0    0     0     0    0     0
 December 2023....................      0     0    0     0     0    0     0
 December 2024....................      0     0    0     0     0    0     0
 Weighted Average Life (Years)**..    0.1   0.1  0.1   0.1   0.1  0.1   0.1

-----------
  *   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

Last Scheduled Distribution Date

     The Last Scheduled Distribution Date will be the Distribution Date occurring in December 2024, November 2023, November 2023 and November 2023, for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, which, for each class of Certificates, is the month of the latest possible maturity date of the related Deposited Underlying Certificates. Since the rate of distributions in reduction of the Class Certificate Balance of each Class of Certificates will depend on the rate of payment (including prepayments) of the related Underlying Mortgage Loans and resultant payments of principal on the related Deposited Underlying Certificates, the Class Certificate Balance of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Underlying Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Underlying Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

                                Use of Proceeds

     The Depositor's will apply the net proceeds of the sale of the Certificates against the purchase price of the Deposited Underlying Certificates.

                   Material Federal Income Tax Consequences

     For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. The REMIC will issue the Regular Certificates, which will be designated as the regular interests in the REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the REMIC.

     Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Material Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust intends to assume that there will be prepayments on the Underlying Mortgage Loans at a rate equal to 15% CPR. No representation is made as to whether the Underlying Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Material Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- a. Regular Certificates" in the Prospectus.

     As is described more fully under "Material Federal Income Tax Consequences" in the Prospectus, the Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code in the same proportion that the assets of the Trust would be so treated, and income on the Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) of the Code in the same proportion that the income of the Trust would be so treated. The Regular Certificates will represent qualifying assets under
Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holder of the Residual Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from the Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     The Internal Revenue Service has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2001.

     On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     It is recommended that a purchaser of the Residual Certificate consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the Prospectus. Specifically, prospective holders of the Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Residual Certificate will be treated as a "noneconomic" residual interest, a "tax avoidance potential" residual interest, or both. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --REMIC Certificates--b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Underlying Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the Prospectus.

                             ERISA Considerations

     Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Underlying Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to Countrywide Securities Corporation (Prohibited Transaction Exemption 2000-55, as amended, Exemption Application No. D-10863, 65 Fed. Reg. 67774 (2000)) (together, the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage pass-through certificates such as the Deposited Underlying Certificates in the Trust. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (August 13, 2000) to extend exemptive relief to certificates rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB - from S&P or Fitch, or Baa2 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     Because the characteristics of the Class A-R Certificates may not meet the requirements of prohibited transaction class exemption 83-1 ("PTE 83-1"), the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates will not be registered by the trustee unless the trustee receives:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

     o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section v(e) of prohibited transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60; or

     o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "Plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Asset Regulations, the applicability of the Exemption and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Method of Distribution

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Countrywide Securities Corporation (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Certificates. Distribution of the Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                 Legal Matters

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriter.

                                    Ratings

It is a condition to the issuance of the Certificates that each class of Certificates be assigned the ratings designated below by Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies").

                         Fitch          Moody's
       Class            Rating           Rating
       -----            ------           ------

        A-1               AAA             Aaa
        A-2               AAA             Aaa
        A-3               AAA             Aaa
        A-4               AAA             Aaa
        A-R               AAA             Aaa

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield. The rating assigned by Fitch to the Class A-R Certificates only addresses the return of its Class Certificate Balance and interest thereon at its stated Pass-Through Rate.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The information about the Underlying Certificates and the Underlying Mortgage Loans contained in Exhibits A-1, A-2, A-3 and A-4 has been obtained from the Underlying Prospectus Supplements, which were prepared in connection with the public offerings of the Underlying Certificates. Such information has not been independently represented to the Trust as being accurate and complete. Additionally the Underlying Prospectus Supplements contain information only as of the respective dates of such documents. You should be aware, however, that material changes may have occurred since the preparation of the Underlying Prospectus Supplements and the composition of the related mortgage pools may have changed significantly. There may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the Underlying Certificates.

All capitalized terms contained in the following excerpts that are not defined therein have the meanings solely as specified in the Underlying Prospectus Supplements.

                                  EXHIBIT A-1

EXCERPTS FROM THE UNDERLYING PROSPECTUS SUPPLEMENT RELATING TO CHASE MORTGAGE
                      FINANCE CORPORATION SERIES 1993P/1/

                               THE MORTGAGE POOL

General

     The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately 928 conventional mortgage loans (the "Mortgage Loans") evidenced by fixed interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance on December 1, 1993 (the "Cut-off Date") of approximately $398,105,255. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, after giving effect to scheduled Monthly Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of expected aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). Approximately 54.2% of the Mortgage Loans were originated by Chase Manhattan Personal Financial Services, Inc. ("Chase Financial Services"), approximately 35.6% of the Mortgage Loans were originated by or for Chase Home Mortgage Corporation ("Chase Home Mortgage"), approximately 7.6% of the Mortgage Loans were originated by The Chase Manhattan Bank, N.A. ("Chase"), approximately 0.9% of the Mortgage Loans were originated by Chase Manhattan Financial Center, Inc. ("Chase Financial Center") and approximately 1.7% of the Mortgage Loans were originated by Chase Bank of Maryland ("Chase Maryland"), in each case in the ordinary course of their respective real estate lending activities. Certain of the Mortgage Loans originated by Chase Financial Services and all of the Mortgage Loans originated by Chase Maryland were subsequently sold to Chase. All of the Mortgage Loans originated by Chase Financial Center were subsequently sold to Chase Financial Services. See "Mortgage Loans," "Chase Financial Services," "Chase Home Mortgage" and "Chase" below. The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on single-family (one- to four-family) residential properties, including stock allocated to dwelling units in residential cooperative housing corporations (the "Mortgaged Properties"). The Mortgaged Properties consist of individual dwelling


-------------
/1/      In this excerpt, the related Deposited Underlying  Certificates are referred to as the "Class A-14 Certificates," "Class A-15 Certificates," "Class A-16 Certificates," and "Class A-17 Certificates," and the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."

                                     A-1-1
units, individual cooperative apartment units, individual condominium units, two- to four-family dwelling units, de minimis planned unit developments and planned unit developments. The Trust Fund includes, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Certificate Account") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "Agreement") to be dated as of December 1, 1993 by and among Chase Mortgage Finance Corporation (the "Company"), Chase Home Mortgage, as master servicer (in such capacity, the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by Chase Home Mortgage, Chase Financial Services and Chase for breach of representation or warranty.

     The Company will purchase approximately 35.8% of the Mortgage Loans from Chase Home Mortgage, approximately 1.0% of the Mortgage Loans from Chase Financial Services and approximately 63.2% of the Mortgage Loans from Chase and will cause the Mortgage Loans to be assigned to the Trustee. The Master Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions, including affiliates of the Master Servicer (the "Sub-servicers"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Master Servicer through a Sub-servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Chase Home Mortgage, Chase Financial Services and Chase (each, a "Mortgage Loan Seller") each will make certain representations and warranties for the benefit of the Company and the Trustee with respect to the Mortgage Loans sold by it to the Company as described in the Prospectus under "The Trust Fund--The Mortgage Pools" and "Description of the Certificates" and each will be obligated to repurchase any Mortgage Loan sold by it to the Company as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of Chase Home Mortgage, Chase Financial Services and Chase, and the Company will not be obligated, to repurchase any Mortgage Loan for a breach of any representation or warranty. In lieu of such repurchase obligation, Chase Home Mortgage, Chase Financial Services or Chase, as the case may be, may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans Substitute Mortgage Loans.

     Due to the outbreak of fires in southern California, six California counties (Los Angeles, Orange, San Diego, Riverside, San Bernardino and Ventura Counties) have been declared disaster areas eligible for federal disaster assistance. The majority of the damage by the fires is believed to have occurred in certain communities within such counties. Approximately 7.8% of the Mortgage Loans are secured by Mortgaged Properties located in zip code areas in such communities. The Company has not undertaken the physical inspection of any Mortgaged Properties. As a result, it is uncertain whether material damage to any Mortgaged Property in the affected region has occurred.

     With respect to any Mortgage Loan as to which the related Mortgaged Property (each, a "Covered Mortgaged Property") is located in a county in California which has been declared a disaster area eligible for federal disaster assistance due to the outbreak of fires (the "Fires") on or before the date of issuance of the Certificates, the applicable Mortgage Loan Seller will represent and warrant that each Covered Mortgaged Property is free of material damage arising from the Fires which would materially and adversely affect the value of such Mortgaged Property or the interest of the Certificateholders as of the date of issuance of the Certificates. The Mortgage Loan Sellers intend to undertake, as soon as practicable, reasonable efforts consistent with prudent servicing practices (which may not include physical or visual inspections of the Covered Mortgaged Properties) to generally assess the effects of the

                                    A-1-2

Fires as they relate to the Covered Mortgaged Properties. In the event of the discovery by the applicable Mortgage Loan Seller of the breach of such representation and warranty, the applicable Mortgage Loan Seller will be required to use its best efforts to substitute another mortgage loan for the affected Mortgage Loan or repurchase the affected Mortgage Loan, subject to the substitution criteria specified in the Agreement. Any such repurchase will be treated as a prepayment of the related Mortgage Loan.

Mortgage Loans

     Certain data with respect to the Mortgage Loans are set forth below. Approximately 5.8% of the Mortgage Loans have been modified (which term includes for this purpose certain "adjustable to fixed" conversions of Mortgage Loans). With respect to such modified Mortgage Loans (each, a "Converted Mortgage Loan"), references herein to the date of origination shall be deemed to be the date of the most recent modification, and the appraised value used in connection with the calculation of the Loan-to-Value Ratio of each such Converted Mortgage Loan was the appraised value of the related Mortgaged Property as of the date of the initial origination. ["Loan-to-Value Ratio" means the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the time of origination and the denominator of which is the appraised value of the related Mortgaged Property at origination, or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of such Mortgaged Property, if such sales price is less than such appraised value.] Such Converted Mortgage Loans were initially originated between September 1987 and October 1992. The Mortgage Rates (defined herein) on the Converted Mortgage Loans as of the Cut-off Date ranged from approximately 7.000% to approximately 7.625% per annum and the weighted average Mortgage Rate on the Converted Mortgage Loans as of the Cut-off Date was approximately 7.343% per annum. The Converted Mortgage Loans had remaining terms to stated maturity calculated as of the Cut-off Date of between approximately 286 months and approximately 347 months and a weighted average remaining term to stated maturity calculated as of the Cut-off Date of approximately 339 months.

     The Mortgage Loans were originated between March 1993 and November 1993. Approximately 4.5% of the Mortgage Loans have original terms to stated maturity of approximately 20 years, approximately 0.1% of the Mortgage Loans have original terms to stated maturity of approximately 25 years and approximately 95.4% of the Mortgage Loans have original terms to stated maturity of approximately 30 years.

     The weighted average number of months since origination of the Mortgage Loans (calculated in each case as of the Cut-off Date) was approximately 2 months. Using as the date of origination of each Converted Mortgage Loan the date of initial origination (as opposed to the date of the most recent modification), the weighted average number of months since origination of the Mortgage Loans (calculated as of the Cut-off Date) was approximately 3 months.

     Monthly payments of principal and interest on the Mortgage Loans ("Monthly Payments") will be due on the first day of each month (each, a "Due Date").

     All of the Mortgage Loans having Loan-to-Value Ratios of greater than 85%, and approximately 81.1% of the Mortgage Loans having Loan-to-Value Ratios of greater than 80%, are insured under [p]rimary [m]ortgage [i]nsurance [p]olicies. Not more than approximately 0.8% of the Mortgage Loans are insured by any one [p]rimary [m]ortgage [i]nsurance [p]olicy insurer. At the time of origination of the Mortgage Loans, each of the [p]rimary [m]ortgage [i]nsurance [p]olicy insurers was approved by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). See "Servicing" herein and "Description of Insurance" in the Prospectus.

                                    A-1-3

     Certain aspects of Co-op Loans differ from those of other types of Mortgage Loans. The inclusion of Co-op Loans in the Mortgage Pool may have implications for certain investors.

                                     * * *

     [The interest rates (the "Mortgage Rates") borne by the Mortgage Loans as of the Cut-off Date ranged from 6.080% per annum to 8.125% per annum and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 7.096% per annum. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $428,993. The original principal balances of the Mortgage Loans ranged from $51,540 to $1,430,000. The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 67.64% as of the Cut-off Date. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date was approximately 352 months. The weighted average term to expected maturity of the Mortgage Loans as of the Cut-off Date was approximately 352 months.]

                                     * * *

     At the date of issuance of the Certificates, no Mortgage Loan [was] delinquent more than 30 days or [] had more than one delinquency in excess of 30 days in any Monthly Payment during the preceding twelve months.

     No zip code area contains greater than 2.0% of the Mortgaged Properties.

     As more fully described below, approximately 9.3% of the Mortgage Loans were originated using an Alternative Documentation Program, approximately 1.8% of the Mortgage Loans were originated using a Limited Documentation Program, none of the Mortgage Loans were originated using a Reduced Documentation Program and approximately 0.2% of the Mortgage Loans were originated using a Streamlined Refinancing Program. See "Chase Home Mortgage--Underwriting Policies."

     A Standard Hazard Insurance Policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties [was] based upon the Mortgage Pool as [then] constituted. Prior to the issuance of the Certificates, Mortgage Loans may [have been] removed from the Mortgage Pool if the Company deem[ed] such removal necessary or appropriate. Other mortgage loans may [have been] included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would [have] materially alter[ed] the characteristics of the Mortgage Pool. The Company believe[d] that the information set forth herein [was] be representative of the characteristics of the Mortgage Pool as it [was] constituted at the time the Certificates [were] issued.

                                     * * *

Chase Financial Services

                                     * * *

                                    A-1-4

     Underwriting Policies. The following is a description of the underwriting policies customarily employed by Chase Financial Services with respect to residential mortgage loans which it originated generally during the period of origination of the [Mortgage Loans originated by Chase Financial Services or by affiliates of Chase Financial Services that are subsidiaries of Chase U.S. Consumer Services, Inc. (the "CMFS Mortgage Loans")]. Chase Financial Services has represented to the Company that the CMFS Mortgage Loans were originated generally in accordance with such policies.

     Chase Financial Services' real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. Underwriting standards have been established which are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Typically, a prospective borrower is required to fill out an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired, including assets and liabilities and a statement of income and expenses of the prospective borrower and proof of employment. Chase Financial Services obtains a credit report which summarizes the prospective borrower's credit history with lenders and local merchants and a record of any bankruptcy. Each prospective borrower is required to provide proof of income, such as a paycheck stub or W-2 form and submit federal income tax returns for the last two years.

     Once the employment verification and the credit report are received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard insurance and maintenance and utility costs) as well as to meet other financial obligations and monthly living expenses. Chase Financial Services' lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on Chase Financial Services' mortgage rates at the time of the application and other expenses related to the residence) generally not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. On occasion, however, other credit considerations may cause Chase Financial Services to depart from these guidelines. Where there are two individuals signing the mortgage note or documents as co-borrowers, the income and debt of both are generally included in the computation.

     Chase Financial Services requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be lent on the property.

     None of the CMFS Mortgage Loans were originated using underwriting criteria generally consistent with Chase Home Mortgage's Alternative Documentation Program. Approximately 2.4% of the CMFS Mortgage Loans were originated using underwriting criteria generally consistent with Chase Home Mortgage's Limited Documentation Program. None of the CMFS Mortgage Loans were originated using underwriting criteria generally consistent with Chase Home Mortgage's Reduced Documentation Program. See "Chase Home Mortgage--Underwriting Policies."

     The current Chase Financial Services Streamlined Refinancing Program, introduced in September 1993, is available with respect to mortgage loans originated using Chase Financial Services underwriting policies that are currently serviced by Chase Financial Services. Underwriting criteria used in connection with this program are generally consistent with those used in connection with the Chase Financial

                                    A-1-5

Services origination guidelines described above, except that (i) to qualify for refinancing under this program, the mortgagor's payment history must reflect no delinquencies of 30 days or more during the most recent 12-month period, (ii) no significant deterioration in liquidity, income, credit trends or debt-to-income ratio may have occurred since the initial origination, (iii) verification of income and employment is not required, although Chase Financial Services may request additional supportive documentation in appropriate cases, (iv) a reappraisal of the mortgaged property may not be required, depending on the loan-to-value ratio and the interval since the last appraisal by a Chase-approved appraiser and (v) the mortgaged property must be an owner-occupied, primary or secondary residential property, and cannot be an investment property or two- to four-unit dwelling. Approximately 0.4% of the CMFS Mortgage Loans were originated using this program.

     From time to time, exceptions to Chase Financial Services' underwriting policies may be made. Such exceptions may be made only if specifically approved on a loan-by-loan basis by certain managers of Chase Financial Services. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     Chase Financial Services obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

                                     * * *

Chase Home Mortgage

                                     * * *

     Underwriting Policies. The following is a description of the underwriting policies customarily employed by Chase Home Mortgage with respect to residential mortgage loans which it originated during the period of origination of the [Mortgage Loans sold to the Company by Chase Home Mortgage (the "CHMC Mortgage Loans")]. Chase Home Mortgage has represented to the Company that the CHMC Mortgage Loans were originated generally in accordance with such policies.

     Chase Home Mortgage's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. Chase Home Mortgage's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The CHMC Mortgage Loans were originated using one of the underwriting policies described below.

     Approximately 73.0% of the CHMC Mortgage Loans were originated in a manner generally consistent, except as provided below and as to loan amounts, with FNMA or FHLMC published underwriting guidelines. Chase Home Mortgage believes that each CHMC Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such CHMC Mortgage Loans and that income ratios may have exceeded FNMA/FHLMC guidelines in certain cases. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired, including assets and liabilities and a statement of income and expenses of the prospective borrower, proof of employment and income, such as a verification of employment and proof of cash assets, such as verification of deposits. Chase Home Mortgage obtains a credit report which summarizes the prospective borrower's credit history with local merchants and leaders and a record of any bankruptcy. Self-employed prospective borrowers

                                    A-1-6
are generally required to submit their federal income tax returns for the last two years or a separate statement of income and expenses independently verified by a third-party agency.

     Approximately 25.6% of the CHMC Mortgage Loans were originated using Chase Home Mortgage's Alternative Documentation Program, which is generally consistent with the corresponding FNMA and FHLMC programs. The underwriting guidelines of this program are substantially identical to those set forth above except that the prospective borrower's employment, income and assets are not verified by a third-party agency, although statements issued by third parties (such as bank statements and pay stubs) with respect to such matters are reviewed. The maximum Loan-to-Value Ratio of any mortgage loan originated under this program is 95%.

     Approximately 1.4% of the CHMC Mortgage Loans were originated using Chase Home Mortgage's Limited Documentation Program. Pursuant to this program, verification of the information included in the prospective borrower's application is generally limited to a review by Chase Home Mortgage of the prospective borrower's credit report. Statements issued by third parties (such as bank statements) with respect to the borrower's assets are reviewed and borrowers must satisfy a minimum 30% downpayment requirement (35% for condominiums and cooperative units) from their own assets. No "cash out" refinancings are allowed under this program. The maximum Loan-to-Value Ratio of any mortgage loan originated under this program is approximately 70% (65% for condominiums and cooperative units).

     None of the CHMC Mortgage Loans were originated using Chase Home Mortgage's Reduced Documentation Program, which is substantially identical to its Limited Documentation Program except that statements issued by third parties with respect to a borrower's assets are not reviewed.

     Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a Loan-to-Value Ratio of 80% or less, Chase Home Mortgage's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on Chase Home Mortgage's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For loans with a Loan-to-Value Ratio between 80.01% and 90%, Chase Home Mortgage's lending guidelines require that the mortgage payments (based on Chase Home Mortgage's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrower s gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause Chase Home Mortgage to depart from these guidelines in certain cases. Where there are two individuals co-signing the mortgage note or documents, the income and debt of both are included in the computation.

     Chase Home Mortgage requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be lent on the property.

                                    A-1-7

     Chase Home Mortgage's Streamlined Refinancing Program, introduced in 1992, is available with respect to mortgage loans originated using Chase Home Mortgage's underwriting policies that are currently serviced by Chase Home Mortgage. Underwriting criteria used in connection with this program are generally consistent with those used in connection with Chase Home Mortgage's origination guidelines described above, except that (i) to qualify for refinancing under this program, the mortgagor's payment history must reflect no delinquencies of 30 days or more during the most recent 12-month period,
(ii) verification of income and employment is not required, although Chase Home Mortgage may request additional supportive documentation in appropriate cases, (iii) the mortgaged property must be an owner-occupied one- or two-family dwelling and (iv) no "cash out" refinancings are permitted. None of the CHMC Mortgage Loans were originated using this program.

     From time to time, exceptions to Chase Home Mortgage's underwriting policies may be made. Such exceptions may be made only if specifically approved on a loan-by-loan basis by certain managers of Chase Home Mortgage. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     Chase Home Mortgage obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

                                     * * *

Chase

                                     * * *

     Underwriting Policies. Approximately 7.6% of the Mortgage Loans were originated by Chase. The underwriting policies used in originating such Mortgage Loans were substantially the same as those described above under "Chase Home Mortgage--Underwriting Policies."

                                     * * *

                                    A-1-8

                                   SERVICING

General

     The Mortgage Loans will be serviced by the Master Servicer generally in accordance with procedures described in the accompanying Prospectus under the heading "Description of the Certificates."

     When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer generally will enforce, and will cause any Sub-servicer to enforce, any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. The terms of the Mortgage Loans or applicable law, however, may provide that the Master Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage
Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer generally institutes foreclosure proceedings when all other means to cure a default have been exhausted. It monitors each foreclosure action on its residential loans to ensure that required actions are completed on a timely basis in accordance with the laws of the applicable jurisdiction. The Master Servicer will acquire title to the Mortgaged Property in the name of the Trustee for the benefit of the Certificateholders and manage the disposition of such property.

Servicing Compensation and Payment of Expenses

     The Master Servicer will be paid a monthly fee (the "Servicing Fee") (including sub-servicing compensation) with respect to each Mortgage Loan (other than those Mortgage Loans having a Mortgage Rate of less than 7.020% per annum) in an amount equal to 0.27% per annum of the unpaid principal balance of each Mortgage Loan. The Servicing Fee with respect to each Mortgage Loan having a Mortgage Rate of less than 7.020% per annum but greater than 6.875% per annum will be a per annum rate equal to the applicable Mortgage Rate less the Remittance Rate. The Servicing Fee with respect to each Mortgage Loan having a Mortgage Rate of 6.875% per annum or less will be an amount equal to 0.125% per annum of the unpaid principal balance of each Mortgage Loan. Not more than approximately 45.0% of the Mortgage Loans have Mortgage Rates of less than 7.020% per annum.

     The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

     When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "Prepayment Interest Shortfall"), the aggregate amount of the Servicing Fee will be reduced to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the Remittance Rate with respect to such prepaid Mortgage Loan. Such reductions in the Servicing Fee will be made only to the extent that the aggregate amount of such interest shortfalls does

                                    A-1-9
not exceed the aggregate amount of the Servicing Fee on the related Remittance Date. Any Prepayment Interest Shortfalls (adjusted to the Remittance Rate) in excess of the aggregate amount of the Servicing Fee deposited in the Certificate Account for a Remittance Date will be allocated on such Remittance Date pro rata among the outstanding Classes of Certificates based upon the amount of interests which each such Class would otherwise be paid on such Remittance Date and will consequently reduce the yield on the applicable Classes of Certificates. Any principal prepayment, together with a full month's interest thereon at the applicable Mortgage Rate (net of the Servicing Fee and Excess Interest (defined herein)) (to the extent described in this paragraph), will be paid on the Remittance Date in the month following the month in which the last day of the related Principal Prepayment Period (defined herein) occurred.

     Advances

     The Master Servicer is obligated to make Advances of cash each month for distribution to the Certificateholders equal to the difference the amount due to them and the amount in the Certificate Account available to be distributed to them pursuant to the Agreement, but only to the extent such difference is attributable to delinquent Monthly Payments due on the immediately preceding Due Date. The Master Servicer is under no obligation to make an Advance with respect to any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such Advance will not be recoverable from future payments and collections, including liquidation proceeds, on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Master Servicer out of amounts received on the Mortgage Loans.

                                    A-1-10

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement . . . .
Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General

     Initially, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 95.25% in the Trust Fund (the "Class A Percentage"), the Class M Certificates will evidence in the aggregate a beneficial interest of approximately 1.00% in the Trust Fund (the "Class M Percentage"), and the Class B Certificates will evidence the remaining beneficial interest (the "Class B Percentage") in the Trust Fund. Initially, the Class B Percentage will be approximately 3.75%. The Class A Percentage, the Class M Percentage and the Class B Percentage will vary from time to time to the extent that the respective Class A or Class M Certificateholders do not receive amounts due to them on any Remittance Date [defined herein], losses are realized on the Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Mortgage Loans. The Class M Certificates are subordinated to the Class A Certificates in certain respects to the extent described herein. The Class B Certificates are subordinated to the Class A Certificates and the Class M Certificates in certain respects to the extent described herein. See "Description of the Certificates--Subordinated Certificates and Shifting Interests." The Class B Certificates are expected to be initially retained by Chase Home Mortgage and Chase Financial Services or affiliates thereof and are not offered hereby . . . .

                                     * * *

     The Final Scheduled Remittance Date of each Class of Offered Certificates is December 25, 2024 which is the Remittance Date occurring in the month that is twelve months following the date on which the Mortgage Loan that had the longest remaining term to maturity as of the Cut-off Date reaches its stated maturity.

                                     * * *

Distributions of Principal and Interest

     Distributions of principal and interest on the Certificates will be made on the 25th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning January 25, 1994, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "Record Date"). [Business day means any day other than (a) a Saturday or Sunday, (b) a legal holiday in the State of New York or (c) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.] Distributions will be made to each Class as described below and on a pro rata basis among the Certificates of each Class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by Chase, as Paying Agent, directly to Cede by wire transfer. Distributions of principal on the Class A-P Certificates, and distributions of principal and interest upon the issuance of Definitive Certificates to persons other than Cede will be made by Chase, as Paying Agent, directly to holders in whose names such Certificates were registered at the

                                    A-1-11
close of business on the Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Master Servicer delivered at least ten business days prior to the first Remittance Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $10,000,000, by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     Principal received as part of a regularly scheduled Monthly Payment on each Mortgage Loan will be passed through monthly on the Remittance Date occurring in the month in which the related Due Date occurs. The Non-PO Class A Certificates will be entitled to an amount equal to the Non-PO Class A Percentage of the applicable Non-PO Percentage (defined herein) of scheduled principal amounts due with respect to each Mortgage Loan. Principal prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (a "Principal Prepayment Period") will be passed through on the Remittance Date occurring in the month following the month of receipt. The Non-PO Class A Certificates will be entitled to an amount equal to the Non-PO Class A Prepayment Percentage (defined herein) of the applicable Non-PO Percentage of such unscheduled amounts of principal.

     The Class A Certificates (exclusive of the Class A-P Certificates) are sometimes collectively referred to herein as the "Non-PO Class A
Certificates."

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-13 Certificates are sometimes collectively referred to herein as the "TACs."

     The Class A-14, Class A-15, Class A-16, Class A-17 and Class A-18 Certificates are sometimes collectively referred to herein as the "Companion Classes."

     "Offered Certificates" means the Class A and Class M Certificates, referred to collectively.

     On any Remittance Date, for any TAC, the "Targeted Balance" means the amount specified for such Class for such Remittance Date in Annex I hereto.

     As of any date of determination, the "Class A-5 Notional Amount" will equal the outstanding principal balance of the Class A-4 Certificates.

     With respect to each Mortgage Loan, the "PO Percentage" will equal a fraction, expressed as a percentage, (but not less than 0%), the numerator of which will equal the difference between the Remittance Rate (defined herein) and the applicable Net Mortgage Rate (defined herein) and the denominator of which will equal the Remittance Rate. The PO Percentage will be 0% for Mortgage Loans for which the Net Mortgage Rate is greater than or equal to 6.750%.

     With respect to each Mortgage Loan, the "Non-PO Percentage" will equal a fraction, expressed as a percentage, (but not greater than 100%), the numerator of which will equal the applicable Net Mortgage Rate and the denominator of which will equal the Remittance Rate. The Non-PO Percentage will be 100% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to 6.750%.

                                    A-1-12

     The Class A-P Certificates will not be entitled to receive interest and will be entitled to receive principal only with respect to Mortgage Loans for which the Net Mortgage Rate is less than the Remittance Rate. With respect to each Mortgage Loan, the "Net Mortgage Rate" equals the applicable Mortgage Rate less the applicable Servicing Fee.

     The "PO Allocated Amount" will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date by the PO Percentage with respect to such Mortgage Loan and (ii) summing the results. As of any Remittance Date, the principal balance of the Class A-P Certificates will equal the PO Allocated Amount.

     The "Non-PO Allocated Amount" will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     Distributions in respect of principal will be made on each Remittance Date to the Class A-P Certificates in an amount (the "Class A-P Amount") equal to the difference between (i) the PO Allocated Amount as of the first day of the related Due Period and (ii) the PO Allocated Amount as of the last day of the related Due Period (after application of payments received during such Due Period).

     Except during such time as the aggregate principal balance of the Class M and Class B Certificates equals zero, distributions in respect of principal will be made on each Remittance Date to the Non-PO Class A Certificates as described below. On each Remittance Date, the portion of the Non-PO Class A Distribution Amount (defined herein) remaining after payment of interest as described below to the Class A Certificateholders will be distributed to the Non-PO Class A Certificateholders as follows:

          (i) to the TACs as follows:

               first, approximately 20.191929939434% to the Class A-7 Certificates, approximately 23.899165166148% to the Class A-1 and Class A-9 Certificates, sequentially, in that order, approximately 24.390243902438% to the Class A-3, Class A-4 and Class A-6 Certificates, pro rata based upon their outstanding principal balances, approximately 8.041414306761% to the Class A-8 Certificates and approximately 23.477246685219% to the Class A-2 Certificates, until the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6 and Class A-9 Certificates have been reduced to their respective Targeted Balances;

               second, approximately 89.470885402818% to (A) the Class A-7 and the Class A-10 Certificates pro rata based upon their outstanding principal balances and (B) the Class A-12 Certificates, sequentially, in that order, approximately 8.774262164318% to the Class A-8 Certificates and approximately 1.754852432864% to the Class A-11 Certificates, until the principal balances at the Class A-7, Class A-8, Class A-10 and Class A-11 Certificates have been reduced to their respective Targeted Balances; and

               third, to the Class A-12 and Class A-13 Certificates, sequentially, in that order, until their principal balances have been reduced to their respective Targeted Balances;

          (ii) amounts remaining after making the distributions in (i) above will be distributed to the Companion Classes, pro rata based upon their outstanding principal balances, until the principal balance of each such Class has been reduced to zero; and

                                    A-1-13

          (iii) amounts remaining after making the distributions in (i) and
     (ii) above will be distributed to the TACs in accordance with (i) above, without regard to their Targeted Balances, until their principal balances have been reduced to zero.

     If the aggregate outstanding principal balance of the Class M and Class B Certificates is reduced to zero, distributions among the remaining Classes of Non-PO Class A Certificates will be made pro rata in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above.

     Principal distributions made to each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances.

     Interest received an each Mortgage Loan at a rate of 6.75% per annum (the "Remittance Rate") will be passed through monthly on the Remittance Date occurring in the month in which the related Due Date occurs. Interest will be payable to each Class of Offered Certificates (other than the Class A-P Certificates) at a rate equal to the applicable rate of interest (the "Certificate Rate") specified or described on the front cover hereof, less any Prepayment Interest Shortfalls allocated thereto, on the respective outstanding principal balances of such Certificates (or, in the case of the Class A-5 Certificates, the Class A-5 Notional Amount) as of the relevant Determination Date.

     Interest will be payable on the Class A-4, Class A-5, Class A-14, Class A-15, Class A-16 and Class A-17 Certificates on each Remittance Date and will accrue at their respective Certificate Rates during the one-month period beginning on the 25th day of the month preceding the month in which the related Remittance Date occurs and ending on the 24th day of the month of such Remittance Date (such period, the "Floating Rate Interest Accrual Period"). Such Certificate Rates will be calculated as follows:

                                     * * *

          (iii) the Certificate Rate on the Class A-14 Certificates with respect to the first Remittance Date will be 5.200%, and as to any Remittance Date thereafter, the Certificate Rate on the Class A-14 Certificates will equal the lesser of (A) 1.20% plus COFI (defined below) and (B) 10.00%;

          (iv) the Certificate Rate on the Class A-15 Certificates with respect to the first Remittance Date will be 9.96920%, and as to any Remittance Date thereafter, the Certificate Rate on the Class A-15 Certificates will equal approximately 18.27689% minus the product of (A)
     2.07692 and (B) COFI, but not less than 0.00%;

          (v) the Certificate Rate on the Class A-16 Certificates with respect to the first Remittance Date will be 5.150%, and as to any Remittance Date thereafter, the Certificate Rate on the Class A-16 Certificates will equal the lesser of (A) 1.15% plus COFI and (B) 10.00%;

          (vi) the Certificate Rate on the Class A-17 Certificates with respect to the first Remittance Date will be 10.07305%, and as to any Remittance Date thereafter, the Certificate Rate on the Class A-17 Certificates will equal approximately 18.3807% minus the product of (A)
     2.07692 and (B) COFI, but not less than 0.00%.

     "COFI" is the monthly weighted average cost of funds for member institutions of the Eleventh District of the Federal Home Loan Bank System as published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco").

                                    A-1-14

     The portion of each regular Monthly Payment that represents interest on the related Mortgage Loan in excess of the Remittance Rate plus the Servicing Fee will constitute "Excess Interest." Excess Interest is expected to be initially retained by Chase, Chase Home Mortgage and Chase Financial Services and is not offered hereby. Excess Interest will not be available for distribution to the Certificateholders.

     The Master Servicer will deposit, or will cause to be deposited, in the Certificate Account on a daily basis the payments and collections described in "Description of the Certificates--Certificates Evidencing Interests in Mortgage Loans--Payments on Mortgage Loans" in the Prospectus, except that the Master Servicer will deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof.

     On each Remittance Date, there will be distributed to the holders of the Non-PO Class A Certificates from the Available Distribution Amount and Advances made by the Master Servicer an amount, to the extent available, equal to the Non-PO Class A Distribution Amount.

     The "Available Distribution Amount" means, generally, as of any Remittance Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, except:
(a) amounts received on Mortgage Loans as late payments or other recoveries of principal or interest (including net liquidation proceeds and insurance proceeds) and respecting which the Master Servicer previously made an unreimbursed Advance; (b) amounts representing reimbursement for Advances determined to be nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer, as described in the Agreement; (c) the Servicing Fee, as adjusted as provided in the Agreement with respect to principal prepayments; (d) all amounts representing Monthly Payments due after the related Due Date; (e) all principal prepayments, liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the related Principal Prepayment Period; (f) where permitted by the Agreement, that portion of net liquidation proceeds and insurance proceeds representing unpaid Servicing Fees; and (g) any other amounts not included in accordance with the Agreement.

     The "Non-PO Class A Distribution Amount" means generally as of any Remittance Date, an amount, not in excess of the Non-PO Class A Principal Balance plus interest thereon at the Remittance Rate, equal to the sum of: (a) an amount equal to the Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date, plus the Class A Percentage of the interest portion thereof, adjusted to the Remittance Rate; (b) an amount equal to the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period, plus the Class A Percentage times interest paid thereon by the Mortgagor and the amount of compensating interest paid by the Master Servicer pursuant to the Agreement, each adjusted to the Remittance Rate; (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the Non-PO Class A Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Certificate Account, which were received during the related Principal Prepayment Period, plus the Class A Percentage of the interest portion thereof, adjusted to the Remittance Rate, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of an amount equal to the principal balance of such Mortgage Loan (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a liquidated Mortgage Loan plus the Class A Percentage of one month's interest thereon at the Remittance Rate; (e) with respect to each Mortgage Loan repurchased

                                    A-1-15
during the related Principal Prepayment Period, an amount equal to the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof plus the Class A Percentage of the interest portion of the purchase price thereof, adjusted to the Remittance Rate (net of amounts with respect to which a distribution has previously been made to the Non-PO Class A Certificateholders); and (f) an amount equal to any amounts that were not distributed to the Non-PO Class A Certificateholders on any prior Remittance Date that would have constituted part of the Non-PO Class A Distribution Amount had they been so distributed, together with interest thereon al the Remittance Rate (net of amounts with respect to which a distribution has been previously made to the Non-PO Class A Certificateholders).

     As of any Remittance Date, the "Non-PO Class A Percentage" will equal a fraction, expressed as a percentage, the numerator of which is the Non-PO Class A Principal Balance and the denominator of which is the Non-PO Allocated Amount immediately prior to the Due Date in the month of such Remittance Date.

     The "Non-PO Class A Principal Balance" means, generally, as of any Remittance Date, (a) the Non-PO Class A Principal Balance for the preceding Remittance Date less (b) amounts distributed to the Non-PO Class A Certificateholders on such preceding Remittance Date allocable to principal (including Advances) and any losses allocated to the Non-PO Class A Certificates plus (c) the Class A Interest Shortfall, if any, for the preceding Remittance Date; provided that the Non-PO Class A Principal Balance on the first Remittance Date will be the initial Non-PO Class A Principal Balance, which is expected to be approximately $376,509,000. On any Remittance Date, the "Class A Interest Shortfall" will equal the excess, if any, of the amounts payable to the Class A Certificateholders allocable to interest over amounts actually distributed with respect to interest to the Class A Certificateholders.

     The "Non-PO Class A Prepayment Percentage" means, generally, subject to certain conditions set forth in the Agreement, as of any Remittance Date up to and including the Remittance Date in December 1998, 100%; as of any Remittance Date in the first year thereafter, the Non-PO Class A Percentage plus 70% of the Subordinated Percentage for such Remittance Date; as of any Remittance Date in the second year thereafter, the Non-PO Class A Percentage plus 60% of the Subordinated Percentage for such Remittance Date; as of any Remittance Date in the third year thereafter, the Non-PO Class A Percentage plus 40% of the Subordinated Percentage for such Remittance Date; as of any Remittance Date in the fourth year thereafter, the Non-PO Class A Percentage plus 20% of the Subordinated Percentage for such Remittance Date; and as of any Remittance Date after the fourth year thereafter, the Non-PO Class A Percentage; provided that, if the Class A Percentage as of any such Remittance Date is greater than the initial Class A Percentage, the Non-PO Class A Prepayment Percentage shall be 100%. As of any Remittance Date, the "Subordinated Percentage" means the difference between 100% and the Non-PO Class A Percentage.

     On each Remittance Date, the Class M Certificateholders will be entitled to receive, from the portion, if any, of the Available Distribution Amount remaining after making all distributions of interest and principal payable to the Class A Certificateholders on such Remittance Date: (i) one month's interest at the Certificate Rate on the outstanding principal balance of the Class M Certificates (which balance shall be deemed to include all interest due on prior Remittance Dates but not yet paid for so long as the Class B Percentage is greater than zero), less any Prepayment Interest Shortfall allocable to the Class M Certificates, and then (ii) any amounts distributable with respect to principal to the Class M Certificateholders on any prior Remittance Date which were not previously distributed and (iii) principal distributions up to the amount calculated pursuant to the following paragraph.

     On each Remittance Date on which the Class B Percentage is greater than or equal to the initial Class B Percentage (approximately 3.75%), the portion of the Available Distribution Amount relating to



                                    A-1-16
payments of principal of the Mortgage Loans remaining after all distributions of principal and interest to the Class A Certificates with respect to such Remittance Date have been made (the "Subordinated Principal Distribution Amount") will be allocated between the Class M and Class B Certificates pro rata based upon the outstanding principal balances of the Class M and Class B Certificates. On any Remittance Date on which the Class B Percentage is less than approximately 3.75%, the Class M Certificates will be allocated all of the Subordinated Principal Distribution Amount until their principal balance has been reduced to zero. On any Remittance Date, no distribution of principal or interest will be made on the Class B Certificates until the Class M Certificates have received all distributions of principal and interest to which they are entitled on such Remittance Date.

                                     * * *

Subordinated Certificates and Shifting Interests

     The Class M Certificates are Subordinated Certificates, evidencing the right of the holders thereof to receive distributions on the Mortgage Loans, which right is subordinate to the rights of the holders of the Class A Certificates, and the Class B Certificates are Subordinated Certificates, evidencing the right of the holders thereof to receive distributions on the Mortgage Loans, which right is subordinate to the rights of the holders of the Class A and Class M Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. The subordination provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A and Class M Certificateholders of the full amount of monthly distributions due them and to protect the Class A and Class M Certificateholders against losses.

     On each Remittance Date, payments to the Class A Certificateholders will be made prior to the Class M Certificateholders, and payments to the Class M Certificateholders will be made prior to payments to the Class B Certificateholders. If on any Remittance Date on which the aggregate outstanding principal balance of the Class M and Class B Certificates is greater than zero, the Non-PO Class A Certificateholders are paid less than the Non-PO Class A Distribution Amount for such date, the interest of the Non-PO Class A Certificateholders in the Trust Fund will vary so as to preserve the entitlement of the Non-PO Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Non-PO Class A Certificateholders in the Trust Fund.

     "Mortgage Pool Principal Balance" means, generally, as of any Remittance Date, the sum of the principal balances of all Mortgage Loans as to which no prepayment in full, cash liquidation or foreclosure and sale of the related Mortgaged Property has taken place and as to which no determination of the Master Servicer has been made that all recoverable amounts have been received.

     The Non-PO Class A Certificateholders will be entitled to receive the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the Non-PO Class A Certificateholders and reducing their proportionate interest in the Trust Fund. See "Description of the Certificates--Distributions of Principal and Interest." Increasing the interest of the Class M and Class B Certificates in the Trust Fund relative to that of the Class A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class M and Class B Certificates.

                                    A-1-17

     Similarly, if, as a result of losses on the Mortgage Loans, the Class B Percentage decreases to less than the initial Class B Percentage (approximately 3.75%), amounts relating to principal payments (including prepayments) on the Mortgage Loans otherwise distributable to the Class M and Class B Certificateholders will be distributed to the Class M Certificateholders, thereby accelerating receipt of principal by the Class M Certificateholders and reducing their relative interest in the Trust Fund while increasing the relative interest in the Trust Fund evidenced by the Class B Certificates.

     During such time as the Class B Certificates are outstanding, all Realized Losses (defined below) on the Mortgage Loans will be allocated to the Class B Certificates until the principal balance of the Class B Certificates has been reduced to zero. If the principal balance of the Class B Certificates has been reduced to zero, all future Realized Losses on the Mortgage Loans will be allocated to the Class M Certificates until the principal balance of the Class M Certificates has been reduced to zero. If the aggregate principal balance of the Clan M and Class B Certificates has been reduced to zero, subject to the next succeeding sentence, all future Realized Losses on the Mortgage Loans (other than any portion thereof allocated to the Class A-P Certificates) will be allocated among the outstanding Non-PO Class A Certificates pro rata based upon their respective outstanding principal balances. If the aggregate principal balance of the Class M and Class B Certificates has been reduced to zero, any future Realized Losses on a Mortgage Loan having a PO Percentage greater than 0% will be allocated (i) to the Class A-P Certificates in an amount equal to the product of (A) the applicable PO Percentage and (B) the amount of the Realized Loss and then (ii) to the Class A Certificates as described in the immediately preceding sentence. In addition, if aggregate principal balance of the Class M and Class B Certificates is reduced to zero, payments to the Non-PO Class A Certificateholders with respect to principal payments on the Mortgage Loans will be made pro rata among the Classes of Non-PO Class A Certificates in accordance with their respective outstanding principal balances, and not in accordance with the priorities set forth herein.

     "Realized Loss" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Remittance Rate exceeds the amount actually recovered by the Master Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

     Amounts actually paid at any time to the Class B Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class B Certificateholders.

Optional Termination

     The Master Servicer may, on any Remittance Date, repurchase from the Trust Fund all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid scheduled principal balance of the Mortgage Pool on the Cut-off Date. The repurchase price will equal the greater of (i) the fair market value of the assets in the Trust Fund and (ii) the unpaid principal amount of such Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate (net of the Servicing Fee) to the next Due Date, less any unreimbursed Advances made with respect to such Mortgage Loans. Upon any such repurchase, the Offered Certificateholders will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon at the applicable Remittance Rate. Such amounts will be distributed to Certificateholders on the Remittance Date in the month following the month of repurchase.

                                    A-1-18

                                  EXHIBIT A-2

        EXCERPTS FROM THE UNDERLYING PROSPECTUS SUPPLEMENT RELATING TO
           GE CAPITAL MORTGAGE SERVICES, INC. TRUST SERIES 1993-10/2/

         DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES


General

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties").

     Certain data with respect to the Mortgage Loans is set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of [September 1, 1993 (the "Cut-off Date")] and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loan (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original Class Certificate Principal Balance (or, in the case of the Class 10-S Certificates, the Notional Principal Balance) of each Class of Certificates on the date of issuance of the Certificates, the initial Senior Percentage and Junior Percentage, the initial Component Principal Balance of each Component and the Bankruptcy Loss Amount, Fraud Loss Amount and Special Hazard Loss Amount as of the Cut-off Date.

                                     * * *

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date (as such terms are defined herein), irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date. An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     The majority of the Mortgage Loans (and all of the Mortgage Loans with loan-to-value ratios in excess of 80%) have been originated under the Company's full or alternative documentation process.

--------------
/2/   In this excerpt, the related Underlying Certificates are referred to as the "Class 10 A-16 Certificates," "Class 10 A-17 Certificates" and "Class 10 A-18 Certificates," and the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."


                                    A-2-1

[The "Company" means GE Capital Mortgage Services, Inc.] It is expected that the remainder of the Mortgage Loans will have been originated under the Company's "limited documentation" program (which differs from the full or alternative documentation process primarily in that a verification of the borrower's employment and income is not required) or the Company's simplified refinance program. A Mortgage Loan originated under the "limited documentation" program must be secured by the Mortgagor's primary or secondary residence, and the loan-to-value ratio at origination generally may not exceed 70% (in the case of Mortgage Loans submitted for underwriting since June 1, 1992) and 80% (in the case of Mortgage Loans submitted for underwriting prior to June 1, 1992). In each case, a loan application, credit report and business credit report (in the case of a self-employed applicant) and, when applicable, a mortgage or rental reference are obtained. Verification of funds to close has generally been required on all limited documentation loans where applications were originated on or after April 22, 1991. For limited documentation loans where the applications were originated before April 22, 1991, verification of funds to close was generally required only in those cases where the loan-to-value ratio at origination exceeded 75%; and where settlement took place after July 15, 1990. A current appraisal is also generally obtained.

     Approximately 13% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) were originated by the Company under its simplified refinance program. Such Mortgage Loans had a loan-to-value ratio at origination of not in excess of 80%, were rate-and-terms (rather than "cash-out") refinancings and involved borrowers who were current on their monthly payments on the refinanced mortgage loan for the twelve months (or such shorter period that the refinanced mortgage loan was outstanding) preceding the origination of the Mortgage Loan. Such refinancing is made on the basis of the appraisal obtained at the time of origination of the mortgage loan being refinanced (or, if such mortgage loan was made to purchase the property, the sales price if less than the appraised value), a short-form application and the original credit file, and no current verification of employment or income is required. Such refinanced mortgage loans were previously included in a pool of mortgage loans underlying a series of pass-through securities issued by the Company, and were covered by a mortgage pool insurance policy issued in respect of such series of securities.

     In the event that there has been a decline in value of the mortgaged properties with respect to mortgage loans originated on the basis of an original appraisal, the use of such original appraisals in calculating the loan-to-value ratios of such mortgage loans may result in substantially lower loan-to-value ration than would be the case if appraisals were obtained at the time of refinancing and used to calculate such loan-to-value ratios. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the mortgage loans being refinanced.

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. The Mortgage Loans were generally originated in accordance with standards that conformed to the underwriting criteria applied by recognized mortgage pool insurance companies.

     Certain of the Mortgage Loans may constitute "Relocation Loans." Under the Relocation Loan program, the related borrower must be a relocating employee, and the Relocation Loan must be secured by the related borrower's primary residence. Loan documentation for a Relocation Loan will generally be similar to that required for other mortgage loans, except with respect to the treatment of the income of the spouse of the relocating employee. If the spouse confirms an intention to seek employment at the new location, not more than 75% of the spouse's income at the old location (but only to the extent such income does not exceed 33% of the spouses' combined income) may be counted for qualifying for a Relocation Loan with a loan-to-value ratio of not greater than 80%, and not more than 50% of the spouse's income at the old location (but only to the extent such income does not exceed 25% of the


                                    A-2-2
spouses' combined income) may be counted for qualifying for a Relocation Loan with a loan-to-value ratio exceeding 80%, even if the spouse has not yet obtained employment at the new location. For Mortgage Loans with loan-to-value ratios exceeding 80%, the spouse's income at the old location must also be verified. The employer may pay some part of the relocating employee's closing costs.

The Mortgage Loans

     The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $422,797,367. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $414,375,000 or greater than $435,625,000.

     The Mortgage Rates borne by the Mortgage Loans are expected to range from 6.625% to 8.625% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between 7.52% and 7.54% per annum. The original principal balances of the Mortgage Loans are expected to range from $35,000 to $725,000 and as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $300,000, after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be March 1988, and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be September 2023. All of the Mortgage Loan will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of such Mortgage Loans will be between 357 and 358 months as of the Cut-off Date.

     The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

     No more than 18% of such Mortgage Loans will be Mortgage Loans each having a Scheduled Principal Balance of more than $400,000.

     No more than 24% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 3% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between 75% and 76%.

     No more than 13% of such Mortgage Loans, all of which were originated under the Company's simplified refinance program, had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     The proceeds of at least 38% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than 6% of such Mortgage Loans will have been the subject of "cash-out" refinancings.

     No more than 1% of such Mortgage Loans well be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six month period. No Mortgage Loan may exceed the "bought down" rate by more than three percentage points, and no buy-down period will exceed three years.

     No more than 1% of such Mortgage Loans will constitute Relocation Loans.

                                    A-2-3

     No more than 1% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

     Between 32% and 34% of such Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in California, New Jersey, Virginia, Maryland and Massachusetts. No more than 8% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state except California, New Jersey, Virginia and Maryland.

     At least 98% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

     At least 90% of such Mortgage Loans will be secured by single family, detached residences.

     No more than 3% of such Mortgage Loans will be secured by condominiums.


                        DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Agreement"), between the Company, as seller and servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in the twenty-two Classes offered hereby, together with the Class 10-B3, Class 10-B4, Class 10-B5 and the Class 10-S Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $422,797,367, subject to a permitted variance such that the aggregate Certificate Principal Balance thereof will not be less than $414,375,000 or greater than $435,625,000. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

                                     * * *

Available Funds

The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date is described in the accompanying Prospectus under "Servicing of the Mortgage Loans and Contracts--Loan Payment Record." ["Distribution Date" means the 25th day of each month or, if such 25th day is not a business day, the succeeding business day, commencing in October 1993.] [Business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or Boston, Massachusetts are authorized or obligated by law or executive order to be closed].

Distributions on the Certificates

     Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on a cash Distribution Date commencing in October 1993 in an aggregate amount equal to the Available Funds for such Distribution Date.


                                    A-2-4

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Senior Certificates, the Accrued Certificate Interest thereon for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the Classes of Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, any shortfall in available accounts being allocated among such Classes in proportion to the amount of such undistributed Accrued Certificate Interest for each such Class for such Distribution Date;

          third, to the Classes of Senior Certificates other than the Class 10-S Certificates, the Senior Optimal Principal Amount, to the extent of remaining Available Funds, in reduction of the Class Certificate Principal Balances thereof, in the following order of priority:

               (1) to the Class 10-R Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

               (2) concurrently, until the Component Principal Balance of the Class 10-A3A PAC Component has been reduced to zero, to the Class 10-A1, Class 10-A2 and Class 10-A4 Certificates and the Class 10-A3A PAC Component, approximately 12.41821%, 11.73443%, 38.66227% and
          37.18509%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Component Principal Balance of such Component and the Class Certificate Principal Balances of such Classes to their respective PAC Balances for such Distribution Date;

               (3) concurrently, until the Class Certificate Principal Balances of the Class 10-A4 and Class 10-A5 Certificates have each been reduced to zero, to the Class 10-A1, Class 10-A2, Class 10-A4 and Class 10-A5 Certificates, approximately 12.41820%, 19.44574%, 37.45906% and 30.67700%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective PAC Balances . . . for such Distribution Date;

               (4) concurrently, until the Class Certificate Principal Balances of the Class 10-A1 and Class 10-A6 Certificates have each been reduced to zero, to the Class 10-A1, Class 10-A2 and Class 10-A6 Certificates, approximately 12.41820%, 13.58788% and 73.99392%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective PAC Balances . . . for such Distribution Date;

               (5) concurrently, to the Class 10-A2 and Class 10-A7 Certificates, approximately 7.40741%, and 92.59259%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective PAC Balances . . . for such Distribution Date;

               (6) sequentially, to the Class 10-A8 and Class 10-A9 Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective PAC Balance . . . for such Distribution Date;


                                    A-2-5

               (7) concurrently, until the Component Principal Balance of the Class 10-A3B TAC Component has been reduced to zero, to the Class 10-A3B TAC Component and the Class 10-Al0 Certificates, approximately 28.23437%, and 71.76563%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Component Principal Balance of such Component and the Class Certificate Principal Balance of such Class to their respective TAC Balances . . . for such Distribution Date;

               (8) concurrently, to the Class 10-A10 and Class 10-A11 Certificates, approximately 71.76563% and 28.23437%, respectively, of the remaining Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective TAC Balances . . . for such Distribution Date;

               (9) concurrently, (a) pro rata, to the Class 10-A12, Class 10-A13 and Class 10-A14 Certificates, and (b) pro rata, to the Class 10-A16, Class 10-A17 and Class 10-A18 Certificates, approximately 63.00000% and 37.00000%, respectively, of the remaining Senior Optimal Principal Amount, until the Class Certificate Principal Balances of the Class 10-A12, Class 10-A13 and Class 10-A14 Certificates have each been reduced to zero;

               (10) pro rata, to the Class 10-A16, Class 10-A17 and Class 10 A-18 Certificates, until the respective Class Certificate Principal Balances thereof have each been reduced to zero;

               (11) to the Class 10-15 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

               (12) concurrently, to the Class 10-A3B TAC Component and the Class 10-A10 Certificates, the respective percentages described in clause (7) above of the remaining Senior Optimal Principal Amount, without regard to their TAC Balances, until the Component Principal Balance of such Component has been reduced to zero;

               (13) concurrently, the Class 10-A10 and Class 10-A11 Certificates, the respective percentages described in clause (8) above of the remaining Senior Optimal Principal Amount, without regard to their PAC Balances, until the Class Certificate Principal Balances thereof have each been reduced to zero;

               (14) concurrently, to the Class 10-Al, Class l0-A2 and Class 10-A4 Certificates and the Class 10-A3A PAC Component, the respective percentages described in clause (2) above of the remaining Senior Optimal Principal Amount, without regard to their PAC Balances, until the Component Principal Balance of such Component has been reduced to zero;

               (15) concurrently, to the Class 10-Al, Class 10-A2, Class 10-A4 and Class 10-A5 Certificates, the respective percentages described in clause (3) above of the remaining Senior Optimal Principal Amount, without regard to their PAC Balances, until the Class Certificate Principal Balances of the Class 10-A4 and Class 10-A5 Certificates have each been reduced to zero;

               (16) concurrently, to the Class 10-A1, Class 10-A2 and Class 10-A6 Certificates, the respective percentages described in clause
          (4) above of the remaining Senior Optimal Principal Amount, without regard to their PAC Balances, until the Class Certificate


                                    A-2-6

          Principal Balances of the Class 10-A1 and Class 10-A6 Certificates have each been reduced to zero;

               (17) concurrently, to the Class 10-A2 and Class 10-A7 Certificates, the respective percentages described in clause (5) above of the remaining Senior Optimal Principal Amount, without regard to their PAC Balances, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

               (18) sequentially, to the Class 10-A8 and Class 10-A9 Certificates, in that order, without regard to their PAC Balances, until the respective Class Certificate Principal Balances thereof have each been reduced to zero, such that no distribution of principal in accordance with this clause (18) will be made to any Class 10-A9 Certificates while the Class 10-A8 Certificates are outstanding; and

          fourth, to the Class 10-M Certificates, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date;

          fifth, to the Class 10-B1 Certificates, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate Interest for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Date and (c) such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date;

          sixth, to the Class 10-B2 Certificate, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date; and

          seventh, to the Class 10-B3, Class 10-B4 and Class 10-B5 Certificates, to the extent of the remaining Available Funds, (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Shares of the Junior Optimal Principal Amount for such Distribution Date.

     The percentages set forth or referred to in paragraphs (2), (3), (4),
(5), (7), (8), (9), (12), (13), (14), (15), (16) and (17) of clause third were calculated on the basis of the Class Certificate Principal Balances of the related Certificates set forth on the cover hereof and the Component Principal Balances of the related Components set forth on the inside front cover hereof. If such Class Certificate Principal Balances or Component Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     If on any Distribution Date the respective Class Certificate Balances of the Junior Certificates have each been reduced to zero, distributions of principal of the outstanding Senior Certificates (other than the Class 10-S Certificates) will be made pro rata among all such Certificates, regardless of the allocations, or sequential nature, of principal payments described in clause third above, based upon the then-current Certificate Principal Balance of such Certificates.


                                    A-2-7

     Interest. Interest will accrue on the Certificates offered hereby, other than the Class 10-A12, Class 10-A13, Class 10-A14, Class 10-A16, Class 10-A17 and Class 10-A18 Certificates, at the respective fixed Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                     * * *

     Interest will accrue on the Class 10-A16 Certificates at the per annum rate of 5.248% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 1.25% plus COFI and (ii) 10.00%, subject to a minimum rate of 1.25%.

     Interest will accrue on the Class 10-A17 Certificates at the per annum rate of 9.1875% for the first Interest Accrual Period, and for each Interest Accrual Period thereafter for which COFI is less than or equal to 7.000%. With respect to each Interest Accrual Period for which COFI is greater than 7.000%, interest will accrue on the Class 10-A17 Certificates at a per annum rate equal to the lesser of (i) 45.9375% minus (5.25 x COFI) and (ii) 9.1875%, subject to a minimum rate of 0.0%.

     Interest will accrue on the Class 10-A18 Certificates at the per annum rate of 8.62680% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 20.11579% minus (2.87368 x COFI) and (ii) 20.11579%, subject to a minimum rate of 0.0%.

                                     * * *

     The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a Class 10-S Certificate, the Notional Principal Balance) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Interest Shortfalls (as defined below), the interest portion of any Excess Losses (as defined herein) and, after the Cross-Over Date (as defined herein), the interest portion of Realized Losses including Excess Losses.

     The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (w) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (x) the principal portion of all Realized Losses previously allocated to such Certificate and (y) in the case of a Junior Certificate, such Certificate's Percentage interest, if any, of the Junior Certificate Writedown Amount for previous Distribution Dates. As to any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (i) the sum of the Class Certificate Principal Balances of all of the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on such Distribution Date) exceeds (ii) the Pool Scheduled Principal Balance on the first day of the mouth of such Distribution Date. The Junior Certificate Writedown Amount will be allocated to the Classes of Junior Certificate in inverse order of priority, until the Certificate Principal Balance of each such Class has been reduced to zero.

     Solely for the purposes of determining distributions of principal, the Class 10-A3 Certificates will consist of two components (each, a "Component" and respectively, the "Class 10-A3A PAC Component" and the "Class 10-A3B TAC Component"), each with a specified principal balance (a "Component Principal Balance"). The Initial Component Principal Balances of the Class 10-A3A PAC Component


                                    A-2-8
and the Class 10-A3B TAC Component are $17,168,000 and $21,500,000, respectively, in each case subject to the variance described herein. The holder of a Class 10-A3 Certificate will not have a severable interest in any Component but will have an undivided interest in the entire Class. The amounts distributable in respect of any Component will be distributed pro rata to the holders of the Class 10-A3 Certificates.

     The aggregate "Notional Principal Balance" of the Class 10-S Certificates as of any Distribution Date generally will equal the Pool Scheduled Principal Balance with respect to such Distribution Date.

     An "Interest Shortfall" may result from (i) certain prepayments or other unscheduled recoveries of principal of Mortgage Loans or (ii) a reduction in the interest rate on a Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment or other unscheduled recovery of principal in full has occurred during the preceding month, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Servicing Fee (as defined herein) (the "Net Mortgage Rate") on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the ease of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Interest Shortfalls, the interest portion of any Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses including Excess Losses will, on each Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfalls and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfalls or losses.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If the Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates to such Certificateholders, any shortfall in available amounts will be allocated amongst the Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Distribution Dates in accordance with clause second under "Allocation of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     Determination of COFI. The Trustee will determine COFI and the Certificate Interest Rates for the Class 10-A12, Class 10-A13, Class 10-A14, Cuss 10-A16, Class 10-Al7 and Class 10-18 Certificates for a given Interest Accrual Period (other than the first Interest Accrual Period) on the related Rate Determination Date. As of any Rate Determination Date, COFI will be the most recent month's COFI that has been published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") in its Information Bulletin as of such Rate Determination Date. The Certificate Interest Rate applicable to


                                    A-2-9
the then current and immediately preceding Interest Accrual Periods may be obtained by telephoning the Trustee at (617) 985-4700.

     The Monthly Weighted Average Cost of Funds for Eleventh District Savings Institutions ("COFI") represents the monthly weighted average cost of funds for savings institutions headquartered in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the
"Eleventh District"). . . .

                                     * * *

     The failure of the FHLB of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" under the Agreement. Upon the occurrence of an Alternative Rate Event, the Trustee will calculate the Certificate Interest Rates for the Class 10-A12, Class 10-A13, Class 10-A14, Class 10-A16, Class 10-A17 and Class 10-A18 Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the FHLB of San Francisco or (ii) if no replacement index is so published or designated, an alternative index selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company will determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index and will adjust the alternative index by such average. The Company will select a particular index as the alternative index only if it receives an opinion of counsel to the effect that the selection of such index will not cause the REMIC to lose its qualification as a REMIC for federal income tax purposes.

     If at any time after the occurrence of an Alternative Rate Event, the FHLB of San Francisco resumes publication of COFI, the Certificate Interest Rates for the Class 10-A12, Class 10-A13, Class 10-A14, Class 10-A16, Glass 10-A17 and C1ass 10-A18 Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI. In the absence of manifest error, the calculation of the Certificate Interest Rates for the Class 10-A12, Class 10-A13, Class 10-A14, Class 10-A16, Class 10-A17 and Class 10-A18 Certificates and the selection of any alternative index as described above will be final and binding for each subsequent Interest Accrual Period.

     Principal. Distributions in reduction of the Class Certificate Principal Balance of each Senior Certificate (other than a Class 10-S Certificate) will be made on each Distribution Date pursuant to priority third above under "Allocation of Available Funds." In accordance with priority third, the Available Funds remaining after distribution of interest on the Senior Certificates on such Distribution Date will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class 10-M, Class 10-B1 and Class 10-B2 Certificates will be made pursuant to priorities fourth, fifth and sixth, respectively, above under "Allocation of Available Funds." In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Class 10-M, Class 10-B1 and Class 10-B2 Certificates in an amount equal to each such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

     The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Senior Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization


                                    A-2-10
schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the month preceding the month of such Distribution Date (the "Prepayment Period"), (iii) the Senior Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the lesser of (a) the Senior Prepayment Percentage of the net liquidation proceeds on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period and (b) the Senior Percentage of the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period loss, in the case of clause (b), the Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period and (v) the Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company during the related Prepayment Period and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company [with] a substitute Mortgage Loan pursuant to the Agreement and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The "Senior Percentage" on any Distribution Date will equal the lesser of
(i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Class Certificate Principal Balance of all the Senior Certificates immediately preceding such Distribution Date by the Pool Scheduled Principal Balance. The initial Senior Percentage is expected to be approximately 91.25%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:


         Period (dates inclusive)              Senior Prepayment Percentage
   ------------------------------------    -----------------------------------
    October 25, 1993 - September 25,    100%
    1998
    October 25, 1998 - September 25,    Senior Percentage plus 70% of the Junior
    1999                                Percentage

    October 25, 1999 - September 25,    Senior Percentage plus 60% of the Junior
    2000                                Percentage

    October 25, 2000 - September 25,    Senior Percentage plus 40% of the Junior
    2001                                Percentage

    October 25, 2001 - September 25,    Senior Percentage plus 20% of the Junior
    2002                                Percentage

    October 25, 2002 and thereafter     Senior Percentage

     Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either:

     (A) (i) an average of not more than 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more


                                    A-2-11

     (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Cut-off Date (the "Original Junior Principal Balance") if such Distribution Date occurs between and including October 1998 and September 1999, (b) 35%, of the Original Junior Principal Balance if such Distribution Date occurs between and including October 1999 and September 2000, (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 2000 and September 2001, (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 2001 and September 2002, and (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after October 2002; or

     (B) (i) an average of not more than 4% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding three months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), and
     (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 1998 and September 1999, (b) 15% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 1999 and September 2000, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 2000 and September 2001, (d) 25% of the Original Junior Principal Balance if such Distribution Date occurs between and including October 2001 and September 2002, and (e) 30% of the Original Junior Principal Balance if such Distribution Date occurs during or after October 2002.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 103% minus the Senior Prepayment Percentage. The initial Junior Percentage is expected to be approximately 8.75%.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Junior Certificates immediately prior to such Distribution Date): (i) the Junior Percentage of all scheduled payments of principal due on each outstanding Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Junior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the related Prepayment Period, (iii) the Junior Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the excess, if any, of (x) net liquidation proceeds received during the related Prepayment Period in respect of Liquidated Mortgage Loans over (y) the amount distributable to Senior Certificateholders pursuant to clause (iv) of the definition of "Senior Optimal Principal Amount" on such Distribution Date, and (v) the Junior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company during the related Prepayment Period and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The "Allocable Share" with respect to any Class of Junior Certificates will generally equal such Class's pro rata share (based on the Class Certificate Principal Balances of each Class entitled thereto) of


                                    A-2-12
each of the components of the Junior Optimal Principal Amount described in the preceding paragraph except that no Class of Class 10-B Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses
(ii), (iii) and (v) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger therefor is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Class 10-B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balances of such Class and each Class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class 10-B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Junior Certificates.

     Allocation of Realized Losses on the Certificates. A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at [the] Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

     A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property or any loss due to normal wear and tear or certain other causes.

     The principal portion of Realized Losses (other than Debt Service Reductions prior to the Bankruptcy Coverage Termination Date or Excess Losses) on the Mortgage Loans for any Distribution Date will not be allocated to the Senior Certificates until the C1ass Certificate Principal Balances of all of the Junior Certificates have been reduced to zero (the "Cross-Over Date"). Prior to the Cross-Over Date (and on such date under certain circumstances), such Realized Losses will be allocated among the Junior Certificates, in inverse order of priority, until the respective Class Certificate Principal Balances of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class 10-B5 Certificates while such Certificates are outstanding, second to the Class 10-B4 Certificates, and so
on). Commencing on the Cross-Over Date, the principal portion of such Realized Losses will be allocated


                                    A-2-13
among the outstanding Classes of Senior Certificates (other than the Class 10-S Certificates) pro rata based upon their Class Certificate Principal Balances.

     The principal portion of any Excess Losses (other than Debt Service Reductions) on the Mortgage Loans for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates based on their Class Certificate Principal Balances. Excess Losses consist of all Bankruptcy Losses. Fraud Losses and Special Hazard Losses (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below.

     Prior to the Bankruptcy Coverage Termination Date, the principal portion of Debt Service Reductions will not be allocated among any Certificates, but may reduce the amount of Available Funds otherwise available for distribution on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date.

     The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Interest" above.

     Deficient Valuations will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Bankruptcy Coverage Termination Date. Prior to the Bankruptcy Coverage Termination Date, the reduction in the principal balance of a Mortgage Loan resulting from a Deficient Valuation will be considered a partial principal prepayment for purposes of making distributions of principal on the Senior Certificates (but not on the Junior Certificates). The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately .019% (approximately $80,750) of the aggregate Scheduled Principal Balances, of the Mortgage Loans as of the Cut-off Date, subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Moody's and Fitch that such reduction or modification will not adversely affect the then-current ratings of the Senior Certificates by Moody's and Fitch. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

     Fraud Losses will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal approximately 2% (approximately $8,455,948) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equa1 approximately $8,455,948, minus the aggregate amount of Fraud Losses allocated to the Junior Certificates since the Cut-off Date. As of any Distribution Date from the first through the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b)


                                    A-2-14

1% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated to the Junior Certificates since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

     Special Hazard Losses will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" will equal approximately 1% (approximately $4,227,974) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $4,227,974 minus the sum of (i) the aggregate amount of Special Hazard Losses previously allocated to the Junior Certificates and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) 1.00% (or if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses" (together with the Excess Bankruptcy Losses and the Excess Fraud Losses, the "Excess Losses").

                                     * * *

Subordination

     Priority of Senior Certificates. As of the Cut-off Date, the aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 8.75% of the aggregate Certificate Principal Balance of all the Classes of Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended (a) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates and (b) to afford the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses exceed the credit support provided to the Senior Certificates through subordination or if Excess Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

     The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, in accordance with the paydown rules specified above under "Distributions on the Certificates--Allocation of Available Funds", the amounts of principal and interest due to the Senior Certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates and (ii) by the allocation to the Junior Certificates of the principal portion of Realized Losses (other than Excess Losses and Debt Service Reductions). The allocation of the principal portion


                                    A-2-15
of Realized Losses (as set forth herein) to the Junior Certificates on any Distribution Date will decrease the protection provided to the then outstanding Senior Certificates on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of prepayments and certain unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the Senior Certificates during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as provided herein). This allocation has the effect of accelerating the amortization of such Senior Certificates while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates.

     After the payment of amounts distributable in respect of this Senior Certificates on each Distribution Date, the Junior Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the Junior Optimal Principal .Amount. Amounts so distributed to Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

     Priority Among Junior Certificates. As of the Cut-off Date, the aggregate Certificate Principal Balance of the Class 10-B3, Class 10-B4 and Class 10-B5 Certificates, all of which are subordinate in right of distribution to the Junior Certificates offered hereby, will equal approximately 1.5% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 17.1% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates. On each Distribution Date, the holders of any particular Class of Junior Certificates, other than the Class 10-B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, the principal portion of Realized Losses with respect to the Mortgage Loans (other than Debt Service Reductions and Excess Losses) will be allocated in reduction of the Class Certificate Principal Balances of the Junior Certificates in inverse order of priority of such Certificates. The effect of such allocation of Realized Losses to a Class of Junior Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Certificates.

     In order to maintain the relative levels of subordination among the Junior Certificates, prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which will not be distributable to such Certificates for at least the first five years) will not be distributable to the holders of any Class of Class 10-B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger (as defined herein) is not satisfied. See "Description of the Certificates--Distributions on the Certificates."

     If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class 10-B Certificates, the amortization of more senior Classes of Junior Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Class 10-B Certificates may increase.

     As a result of the subordination of any Class of Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the


                                    A-2-16

Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.


                      THE POOLING AND SERVICING AGREEMENT

                                     * * *

Advances

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. . . . . The Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in the Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

     If the Company makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Nonrecoverable Advance"), the Company will so notify the Trustee and the Company will be entitled to reimbursement from such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

     As a result the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from foreclosures proceeds and of Nonrecoverable Advances will generally be borne by the holders of the Junior Certificates (to the extent than outstanding), in inverse order of priority, before they are borne by holders of the Senior Certificates.

                                     * * *

Purchases of Defaulted Mortgage Loan

     Under the Agreement, the Company will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.


                                    A-2-17

Termination

     The Company may, at its option, repurchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund and the REMIC constituted by the Trust Fund, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date; provided that the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of the Trust Fund to qualify as a REMIC.

     Any such repurchase by the Company of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate (less any amounts representing previously unreimbursed advances), and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). If the Available Funds on the final Distribution Date are less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then such shortfall will be allocated on the final Distribution Date to each Class of Certificates in accordance with the priorities described under "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds" and to the Class 10-B3, Class 10-B4 and Class 10-B5 Certificates and Class 10-S Certificate as provided in the Agreement.

     In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

Servicing Compensation and Payment of Expenses

     The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of the "Servicing Fee" at the rate described below. As to each Mortgage Loan, the Servicing Fee will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from approximately 0.125% to 0.30%, with an anticipated initial weighted average rate of between approximately 0.26% and 0.30%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans.

     The Company will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and the accompanying Prospectus. See "Servicing of the Mortgage Loans and Contracts--Servicing and Other Compensation and Payment of Expenses" in the accompanying Prospectus for information regarding, other possible compensation to the Company.

                                     * * *

              Excerpts from the Underlying prospectus RELATING TO
           GE CAPITAL MORTGAGE SERVICES, INC. TRUST SERIES 1993-10/3/

                                     * * *

----------------
/3/   In this excerpt, the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."



                                    A-2-18

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

                                     * * *

Loan Payment Record

     The Agreement will require that the Company, as servicer, establish and maintain a Loan Payment Record to which will be credited the following payments received by the Company with respect to the Mortgage Loans or Contracts included in the related Trust Fund:

          (i) All payments (other than those due and payable on or before the Cut-off Date) on account of principal (including Principal Prepayments) received from borrowers (excluding any amounts specified in the Prospectus Supplement);

          (ii) All payments (other than those due and payable on or before the Cut-off Date) on account of interest received from borrowers (adjusted to the applicable Remittance Rate) and excluding any other amounts specified in the Prospectus Supplement;

          (iii) All amounts received by the Company, or the applicable servicer, in connection with the liquidation of any Mortgaged Property or Manufactured Home and the purchase price including applicable interest thereon, of any Mortgage Loan or Contract purchased by the Company pursuant to the applicable Agreement; and

          (iv) All proceeds received by the Company, or the applicable servicer, under any private mortgage insurance or any title, hazard, special hazard, pool or other insurance, policy covering any Mortgage Loan or Contract, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or Contract or released to the borrower in accordance with the normal servicing procedures of the Company.

     The Company will not be required to credit to the Loan Payment Record payments on any Mortgage Loan or Contract that has been previously released from the Trust Fund amounts representing fees or late charge penalties payable by borrowers or amounts received by the Company for the account of borrowers for application towards the payment of taxes, insurance premium, assessments and similar items.

     Unless otherwise specified in the Prospectus Supplement, the Company, as servicer, may, from time to time, make debits to the Loan Payment Record for the following purposes:

          (i) To reimburse the Company, or the applicable servicer, for expenses incurred by it in connection with the liquidation of any Mortgage Loan or Manufactured Home, in an amount not to exceed the amount of the proceeds of any such liquidation credited to the Loan Payment Record and unless otherwise specified in the Prospectus Supplement to the extent such proceeds, net of such expenses, exceed the Principal Balance of such Mortgage Loan or Contract plus one month's interest thereon at the applicable Remittance Rate, to pay to the Company such excess;

          (ii) To reimburse the Company for certain expenses relating to the Agreement as to which the Company is entitled to indemnification pursuant to the Agreement;

          (iii) To pay to the Company amounts received in respect of any Mortgage Loan or Contract purchased by the Company as required by the Agreement to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed


                                    A-2-19
     would make the total amount distributed in respect thereof greater than the Principal Balance thereof plus, unless otherwise specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate;

          (iv) To reimburse the Company (or, if applicable, the Guarantor or any other entity) for any previous advance of delinquent installments of principal and interest (adjusted to the Remittance Rate) in respect of any Mortgage Loan or Contract to the extent of recoveries, including late payments and liquidation proceeds, on such Mortgage Loan or Contract;

          (v) To make deposits into the Certificate Account; and

          (vi) To reimburse the Company (or, if applicable, the Guarantor or any other entity) for any Nonrecoverable Advance.

     On the date or dates specified in the Prospectus Supplement (each, a "Deposit Date") prior to each Distribution Date, unless otherwise specified in the Prospectus Supplement, the Company will deposit into the Certificate Account the payments in respect of the Mortgage Loans or Contracts described above, net of any debits made thereto as described above, which were received by it after the Cut-off Date and before the fifth business day next preceding such Distribution Date (the "Determination Date"), except (i) Principal Prepayments received during the month of such deposit and all related payments of interest representing interest for the month of deposit or any portion thereof and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of deposit (such amount, the "Available Funds"). Unless otherwise specified in the Prospectus Supplement, all deposits by the Company into the Certificate Account will be made in next-day funds. Unless otherwise specified in the Prospectus Supplement, prior to depositing such funds, the Company may commingle payments received in respect of the Mortgage Loans or Contracts and may invest such payments for its own account. Income realized on the investment of such payments pending deposit into the Certificate Account will be retained by the Company as additional servicing compensation.

     If specified in the Prospectus Supplement, the Company may establish, or provide for the establishment of, an account (the "Collection Account") in lieu of the Loan Payment Record described above. If so specified, all amounts to be credited or debited to the Loan Payment Record will instead be deposited in or withdrawn from the Collection Account.

                                     * * *


                                    A-2-20

                                 PAC Balances

                                        Class 10-A10           Class 10-A11
                                        ---------------------------------------
November 25, 2001...                      $3,447,854.12       $1,356,470.86
December 25, 2001...                      $3,273,908.57       $1,288,036.39
January 25, 2002...                       $3,101,538.82       $1,220,221.88
February 25, 2002..                       $2,930,775.01       $1,153,039.18
March 25, 2002..                          $2,761,644.89       $1,086,499.22
April 25, 2002..                          $2,594,173.90       $1,020,612.01
May 25, 2002..                            $2,428,385.30         $955,386.69
June 25, 2002..                           $2,264,300.24         $890,831.58
July 25, 2002..                           $2,101,937.83         $826,954.21
August 25, 2002..                         $1,941,315.27         $763,761.33
September 25, 2002..                      $1,782,447.89         $701,258.98
October 25, 2002..                        $1,621,396.60         $637,897.43
November 25, 2002...                      $1,462,677.13         $575,453.28
December 25, 2002...                      $1,306,268.92         $513,918.44
January 25, 2003...                       $1,152,151.13         $453,284.70
February 25, 2003..                       $1,000,302.63         $393,543.76
March 25, 2003..                            $850,702.05         $334,687.20
April 25, 2003..                            $703,327.79         $276,706.53
May 25, 2003..                              $558,158.04         $219,593.17
June 25, 2003..                             $415,170.83         $163,338.47
July 25, 2003..                             $274,344.00         $107,933.71
August 25, 2003..                           $135,655.26          $53,370.13
September 25, 2003 & thereafter                   $0.00               $0.00





                                    A-2-21

                                  EXHIBIT A-3

        EXCERPTS FROM THE UNDERLYING PROSPECTUS SUPPLEMENT RELATING TO
              PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.,
                              SERIES 1993-51/4/

                        DESCRIPTION OF THE CERTIFICATES

                                     * * *

Distributions

     Distributions of interest and in reduction of principal balance to holders of Class A Certificates of each Subclass will be made monthly, to the extent of each Subclass' entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in December 1993, in an aggregate amount equal to the Class A Distribution Amount. Distributions of interest and in reduction of principal balance to holders of Class M Certificates will be made monthly, to the extent of the Class M Certificates' entitlement thereto, on each Distribution Date, in an aggregate amount equal to the Class M Distribution Amount, after all amounts in respect of interest and principal due on the Class A Certificates for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates have been paid. [Business day means any day other than (i) a Saturday or a Sunday or (ii) a legal holiday in the City of New York, State of Maryland, State of Minnesota or State of Missouri or (iii) a day on which banking institutions in The City of New York, State of Maryland, State of Minnesota or State of Missouri are authorized or obligated by law or executive order to be closed.] The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last day of the preceding month (each, a "Record Date"), except that the final distribution in respect of each Class A Certificate of any Subclass and each Class M Certificate will only be made upon presentation and surrender of such Class A or Class M Certificate at the office or agency appointed by the Trustee and specified in the notice of final distribution in respect of such Subclass of Class A Certificates or Class M Certificate.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account or principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and interest on or in respect of the Mortgage Loans received by the Servicer after [November 1, 1993 (the "Cut-Off Date")] (except for amounts due on or prior to the Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by the Servicer, (ii) all withdrawals from the Advance Reserve Fund, if established, as described under "--Periodic Advances" below and (iii) all other amounts required to be placed in the Certificate Account by the Servicer pursuant to the Pooling and Servicing Agreement, but excluding the following:

______________
/4/   In this  excerpt,  the  related  Deposited  Underlying  Certificates  are referred to as the "Class A-17 Certificates," "Class A-18 Certificates," "Class A-19 Certificates" and "Class A-20 Certificates," and the Underlying Mortgage Loans are referred to as the "Mortgage Loans."


                                    A-3-1

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Periodic Advances or an unreimbursed advance has been made from the Advance Reserve Fund, if established;

          (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that represents any unreimbursed Periodic Advances or unreimbursed advances from the Advance Reserve Fund, if established;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described under "--Interest" below;

          (d) all amounts representing scheduled payments of principal and interest due after the [d]ue [d]ate occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments in full and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement other than Partial Liquidation Proceeds, received on or after the [d]ue [d]ate occurring in the month in which such Distribution Date occurs, and all partial principal prepayments and Partial Liquidation Proceeds received by the Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Certificate Account pursuant to Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain as additional servicing compensation;

          (i) reinvestment earnings on payments received in respect of the Mortgage Loans;

          (j) Net Foreclosure Profits; and

          (k) any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to any of the Series 1993-51 Certificates. ["Liquidation Proceeds" means all amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law less the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued Interest thereon at the Mortgage Interest Rate over (ii) the aggregate realized losses on Liquidated Loans in the related period with respect to which net


                                    A-3-2

     Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.]

     On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

          first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

          second, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts;

          third, to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "--Principal (including Prepayments)--Allocation of Amount to be Distributed to the Class A and Class M Certificates;"

          fourth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

          fifth, to the Class M Certificates in an amount up to the previously unpaid Class M Interest Shortfall Amount;

          sixth, to the Class M Certificates in an amount up to Class M Optimal Principal Amount; and

          seventh, to the Class B Certificates first in an amount up to their Class B Interest Accrual Amount with respect to such Distribution Date, then in an amount up to their previously unpaid interest shortfall amount and finally in an amount up to their optimal principal amount.

     The "Class A Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities first through third of the Pool Distribution Amount Allocation set forth above.

     The "Class M Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities fourth through sixth of the Pool Distribution Amount Allocation set forth above.

     The undivided percentage interest (the "Percentage Interest") represented by any Class A Certificate of a Subclass or Class M Certificate in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate (or in the case of a Class A-3 Certificate, the initial Class A-3 [n]otional [a]mount of such Class A-3 Certificate) by the aggregate initial principal balance of all Certificates of such Subclass or Class (or in the case of the Class A-3 Certificates, the aggregate initial Class A-3 [n]otional [a]mount), as the case may be.

     No Class A Certificateholder will have any right to request early distributions in reduction of principal balance and/or interest on any Class A Certificate for any reason whatsoever (including the death of the holder thereof), and neither the Trustee, the Seller nor the Servicer will be permitted to honor


                                    A-3-3
any such request received. Distributions in reduction of principal balance of each Subclass of Class A Certificates will be made as described herein. No Certificates of any Subclass will be selected to receive distributions by random lot.

Interest

     . . . Interest will accrue on the Class A-2, Class A-3, Class A-17, Class A-18, Class A-19 and Class A-20 Certificates at the applicable Pass-Through Rates described below during each one-month period commencing on the 25th day of each month and ending on the 24th day of the following moth (each, a "Floating Rate Interest Accrual Period"). The initial Floating Rate Interest Accrual Period will commence on November 25, 1993. No interest will accrue on the Class A-2, Class A-3, Class A-17, Class A-18, Class A-19 and Class A-20 Certificates prior to the commencement of the initial Floating Rate Interest Accrual Period. Interest on each Subclass of Class A Certificates and on the Class M Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The amount of interest that will accrue on each Subclass of Class A Certificates during each Regular Interest Accrual Period or each Floating Rate Interest Accrual Period, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Class A Certificates, other than the Class A-3, Class A-21 and Class A-LR Certificates, will equal the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding
Class A Subclass Principal Balance of such Subclass. . . . The Pass-Through
Rates for the Class A-2, Class A-3, Class A-17, Class A-18, Class A-19 and Class A-20 Certificates will be determined as described below.

                                     * * *

     Each Class A Subclass Interest Accrual Amount will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass as described below.

                                     * * *

     During the initial Floating Rate Interest Accrual Period, the Pass-Through Rate for the Class A-17 Certificates will be 5.198% per annum. During each subsequent Floating Rate Interest Accrual Period, the Pass-Through Rate for the Class A-17 Certificates will be per annum rate equal to the lesser of (i) 1.20% plus the monthly weighted average cost of funds for member institutions in the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco ("COFI") . . . and
(ii) 10.00%.

     During the initial Floating Rate Interest Accrual Period, Interest will accrue on the Class A-18 Certificates at the rate of 8.91788948% per annum. During each subsequent Floating Rate Interest Accrual Period, the Pass-Through Rate for the Class A-18 Certificates will be a per annum rate equal to (i) 16.34240726% minus (ii) the product of 1.8570579747 and COFI, subject to a minimum rate of approximately 0.00% and a maximum rate of 16.34240726%. As a result of this calculation, increasing levels of COFI will produce a reduced Pass-Through Rate for the Class A-18 Certificates (subject to the minimum rate), while decreasing levels of COFI will produce an increased Pass-Through Rate for the Class A-18 Certificates (subject to the maximum rate).

     During the initial Floating Rate Interest Accrual Period, the Pass-Through Rate for the Class A-19 Certificates will be 5.158% per annum. During each subsequent Floating Rate Interest


                                    A-3-4

Accrual Period, the Pass-Through Rate for the Class A-19 Certificates will be a per annum rate equal to the lesser of (i) 1.20% plus COFI . . . and (ii) 10.00%.

     During the initial Floating Rate Interest Accrual Period, interest will accrue on the Class A-20 Certificates at the rate of 8.99206003% per annum. During each subsequent Floating Rate Interest Accrual Period, the Pass-Through Rate for the Class A-20 Certificates will be a per annum rate equal to (i) 16.34196586% minus (ii) the product of 1.8569746910 and COFI, subject to a minimum rate of approximately 0.00% and a maximum rate of 16.34196586%. As a result of this calculation, increasing levels of COFI will produce a reduced Pass-Through Rate for the Class A-20 Certificates (subject to the minimum rate), while decreasing levels of COFI will produce an increased Pass-Through Rate for the Class A-20 Certificates (subject to the maximum rate).

     The "Rate Determination Date" will be the second business day preceding the commencement of each Floating Rate Interest Accrual Period.

     . . . The yields to investors in the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates will be affected by the changes in the level of COFI. Levels of COFI . . . may have little or no correlation to levels of prevailing mortgage loan interest rates. It is possible that lower prevailing mortgage loan interest rates (which might be expected to result in faster prepayments) could occur concurrently with an increased level of COFI . . . .
Conversely, it is possible that higher prevailing mortgage loan interest rates (which might be expected to result in slower prepayments) could occur concurrently with a decreased level of COFI . . . . See "Prepayment and Yield
Considerations" herein and in the Prospectus.

     The amount of interest that will accrue on the Class M Certificates during each Regular Interest Accrual Period is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount will equal the product of (i) 1/12th of 6.50% and (ii) the outstanding Class M Principal Balance. The Class M Interest Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class M Certificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class M Certificates as described below.

     The amount of interest that will accrue on the Class B Certificates during each Regular Interest Accrual Period is referred to herein as the "Class B Interest Accrual Amount." The Class B Interest Accrual Amount will equal the product of (i) 1/12th of 6.50% and (ii) the outstanding Class B Principal Balance. The Class B Interest Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class B Certificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class B Certificates as described below.

     The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates as of any Determination Date will be the principal balance of such Subclass on the date of the initial issuance of the Class A Certificates less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass' pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of Class A Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass' pro rata share of the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this provision and (b) the Adjusted Pool Amount for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates on the basis of


                                    A-3-5
their then-outstanding Class A Subclass Principal Balances immediately prior to the preceding Distribution Date.

     The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates as of such date.

     The "Class M Principal Balance" as of any Determination Date will be the lesser of (a) the principal balance of the Class M Certificates on the date of initial issuance of the Class M Certificates less (i) all amounts previously distributed to holders of Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class M Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     The "Class B Principal Balance" as of any Determination Date will be the lesser of (a) the initial principal balance on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of the Class B Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class B Certificates in the manner described under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1993-51 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein.

                                     * * *

     An interest shortfall resulting from principal prepayments in full of Mortgage Loans (a "Prepayment Interest Shortfall") will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. To the extent that the aggregate Prepayment Interest Shortfalls with respect to a Distribution Date exceed the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on such Distribution Date, the resulting interest shortfall (the "Non-Supported Interest Shortfall") will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the then-outstanding Class A Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance, (ii) the Class M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance and (iii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the


                                    A-3-6
sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance. Such allocation of the Non-Supported Interest Shortfall will reduce the amount of interest due to be distributed to holders of the Class A Certificate then entitled to distributions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the holders of the Class M Certificates and the Class B Certificates. Any such reduction in respect of interest will be allocated among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts for such Distribution Date. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in the Prospectus.

     Interest shortfalls resulting from the timing of the receipt of partial principal prepayments and Partial Liquidation Proceeds will not be offset by Servicing Fees and will, on each Distribution Date occurring prior to the Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates. See "--Subordination of Class M and Class B Certificates" below. On each Distribution Date occurring on or after the Cross-Over Date, any interest shortfalls resulting from the timing of the receipt of partial principal prepayments and Partial Liquidation Proceeds will be considered a Non-Supported Interest Shortfall and will be allocated to the Class A Certificates as described above.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A, Class M and Class B Certificates pro rata based on the interest accrued on each such Class and among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts for such Distribution Date.

     Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B Certificates and then to the Class M Certificates will result from the priority of distributions first to the Class A Certificateholders and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "--Distributions."

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass' Class A Subclass Interest Accrual Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, the amount of interest currently distributed on the Class A Certificates will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates pro rata in accordance with each such Subclass' Class A Subclass Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates and the Class A Subclass Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts.

     On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date.


                                    A-3-7

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to each Subclass of Class A Certificates, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to each Subclass of Class A Certificates and
(iii) the Class A Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Optimal Amount") and (B) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class M Certificates will equal the Class M Interest Accrual Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class A Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates will equal the Pool Distribution Amount minus the amounts distributed to the Class A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount"), will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

     On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class M Certificates and in respect of interest and then principal on the Class B Certificates. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount,
(ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

     On any Distribution Date on which the Pool Distribution Amount is less than the Class A Optimal Amount, the Class M Certificates and the Class B Certificates will not be entitled to any distributions of interest or principal.

Determination of COFI

     Except as otherwise specified herein, the amount of interest that will accrue in respect of the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates during each Floating Rate Interest Accrual Period following the initial Floating Rate Interest Accrual Period will be determined on the basis of COFI for the second month preceding the month in which such Floating Rate Interest Accrual Period begins if COFI for such second preceding month is published on or before the related Rate Determination Date. For example, if COFI for October 1993 is announced on or before December 23, 1993, interest accrued on the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates for the Floating Rate Interest Accrual Period commencing on December 25, 1993 and distributable in January 1994 will be based on COFI relating to October 1993. If COFI for the applicable month is not published on or before the related Rate Determination Date, interest will accrue on the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates at a rate determined as provided below. The Federal Home Loan Bank of San Francisco ("FHLBSF") publishes COFI in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the FHLBSF's Marketing Department, P.O. Box 7948, San Francisco, California 94120, or by calling
(415) 616-2810. COFI may also be obtained by calling the FHLBSF at (415)
616-2800.

                                     * * *


                                    A-3-8

     The FHLBSF has stated in its Information Bulletin that COFI for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the related Rate Determination Date preceding the commencement of a Floating Rate Interest Accrual Period, the interest rates for such Floating Rate Interest Accrual Period will be based on COFI for the second preceding month. If publication is delayed beyond such Rate Determination Date, such interest rate will be based on COFI for the third preceding month.

     If on the Rate Determination Date preceding the commencement of any Floating Rate Interest Accrual Period the most recently published COFI relates to a month prior to the third preceding month, the index for such current Floating Rate Interest Accrual Period and for each succeeding Floating Rate Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month. Information on the National Cost of Funds Index may be obtained by writing or calling the OTS, 1700 G Street, N.W., Washington, D.C. 20552, (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the Rate Determination Date preceding the commencement of a Floating Rate Interest Accrual Period the most recently published National Cost of Funds Index relates to a month prior to the third preceding month, the applicable index for such Floating Rate Interest Accrual Period and each succeeding Floating Rate Interest Accrual Period will be based on [the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits ("LIBOR") prevailing on such Rate Determination Date] for such Floating Rate Interest Accrual Period. A change of index from COFI to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The Trustee's calculation of the rates of interest applicable to the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates and the Trustee's establishment of LIBOR, if necessary, for the relevant Floating Rate Interest Accrual Period (in the absence of manifest error) will be final and binding. The Pass-Through Rates on the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates for any Floating Rate Interest Accrual Period may be obtained by telephoning the Trustee at (812) 244-0444.

Principal (Including Prepayments)

     The principal balance of a Class A Certificate of any Subclass (other than a Class A-3 Certificate) or of any Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance of such Subclass or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate or Class M Certificate and (ii) in the case of the Class A-R and Class A-LR Certificates, any additional amounts to which the holder of the Class A-R or Class A-LR Certificate may be entitled to from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. . . .

  Calculation of Amount to be Distributed to the Class A Certificates

     Distributions in reduction of the principal balance of the Class A Certificates (other than the Class A-3 Certificates) will be made on each Distribution Date pursuant to priority third of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.


                                   A-3-9

     The "Class A Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class A Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions, (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, (iii) the Class A Prepayment Percentage of (A) the aggregate net Liquidation Proceeds (other than net Partial Liquidation Proceeds) on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances from the Advance Reserve Fund, if established with respect to such liquidated Loans and the portion of such net Liquidation Proceeds allocable to interest and (B) the aggregate net Partial Liquidation Proceeds on all Mortgage Loans received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances form the Advance Reserve Fund (if established) with respect thereto and the portion of the net Partial Liquidation Proceeds allocable to interest, (iv) the Class A Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class A Prepayment Percentage of all partial principal prepayment received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class A Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Advance Reserve Fund, if established, with respect to such defective Mortgage Loan.

     In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of the Class A Certificates then outstanding will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the [d]ue [d]ate occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Partial Liquidation Proceeds applied as of such [d]ue [d]ate, Deficient Valuations occurring prior to such [d]ue [d]ate and to the payment of principal due on such [d]ue [d]ate, and irrespective of any delinquency in payment by the mortgagor.


                                    A-3-10

     "Partial Liquidation Proceeds" are Liquidation Proceeds received by the Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is generally equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer for any previously unreimbursed advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a hazard not insured against under a standard hazard insurance policy. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy preceding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

     The "Class A Percentage" for any Distribution Date occurring prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the aggregate Scheduled Principal Balances of all Mortgage Loans for such Distribution Date (the "Pool Scheduled Principal Balance"). The Class A Percentage for the first Distribution Date will be approximately 93.75%. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates and will increase as a result of the allocation of Realized Losses to the Class B and Class M Certificates. The Class A Percentage for each Distribution Date occurring on or after the Cross-Over Date will be 100%.

     The "Class A Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective interest in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. Increasing the respective interest of the Class M and Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M and Class B Certificates. See "--Subordination of Class M and Class B Certificates" below.

     The Class A Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date subsequent to November 1998 to and including the Distribution Date in November 1999, the Class A Percentage for such Distribution Date plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to November 1999 to and including the Distribution Date in November 2000, the Class A Percentage for such Distribution Date plus 60% of the Subordinated Percentage for


                                    A-3-11
such Distribution Date; for any Distribution Date subsequent to November 2000 to and including the Distribution Date in November 2001, the Class A Percentage for such Distribution Date plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to November 2001 to and including the Distribution Date in November 2002, the Class A Percentage for such Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again equal 100%). See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, more than an average of 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 30 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate), or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) 30% of the principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance") if such Distribution Date occurs between and including December 1998 and November 1999, (b) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 1999 and November 2000, (c) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2000 and November 2001, (d) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2001 and November 2002, and (e) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after December 2002. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero.

Calculation of Amount to be Distributed to the Class M Certificates

     Distributions in reduction of the principal balance of the Class M Certificates will be made on each Distribution Date, pursuant to priority sixth of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount"), up to the Class M Optimal Principal Amount.

     The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class M Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions, (ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, (iii) the Class M Prepayment Percentage of (A) the aggregate net Liquidation Proceeds (other than net Partial Liquidation Proceeds) on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances made from the Advance Reserve Fund, is established, with respect to such Liquidated Loans and the portion of such net


                                    A-3-12

Liquidation Proceeds allocable to interest and (B) the aggregate net Partial Liquidation Proceeds on all Mortgage Loans received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances form the Advance Reserve Fund (if established) with respect thereto and the portion of the net Partial Liquidation Proceeds allocable to interest, (iv) on each Distribution Date prior to the reduction of the Class B Principal Balance to zero, the Class M Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class M Prepayment Percentage of all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class M Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Advance Reserve Fund, if established, with respect to such defective Mortgage Loan.

     In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates, the Class M Certificates will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance was reduced as a result of such Realized Loss.

     The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if the Class B Certificates are entitled to principal distributions for such Distribution Date as described in the succeeding paragraph, the Class B Principal Balance.

     In the event that on any Distribution Date, the Current Class M Subordinated Level is less than the Original Class M Subordination Level, then the Class B Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balance will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinated Percentage and the Subordinated Prepayment Percentage, respectively.

     The "Original Class M Subordination Level" is the percentage obtained by dividing the initial Class B Subclass Principal Balance by the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The Original Class M Subordination Level is expected to be approximately 5.50%. The "Current Class M Subordination Level" for any Distribution Date is the percentage obtained by dividing the then-outstanding Class B Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.


                                    A-3-13

Allocation of Amount to be Distributed to the Class A and Class M Certificates

     The Class A-3 Certificates have no Class A Subclass Principal Balance and are not entitled to principal distributions.

     On each Distribution Date occurring prior to the Cross-Over Date, a portion of the Class A Principal Distribution Amount, calculated by multiplying (x) the fraction equal to $3,000 (i.e., the aggregate initial Class A Subclass Principal Balances of the Class A-21, Class A-R and Class A-LR Certificates) divided by the initial Class A Principal Balance of the Class A Certificates (which fraction, expressed as a percentage, is expected to be approximately 0.00053259%) by (y) the Class A Principal Distribution Amount, will be distributed in reduction of the Class A Subclass Principal Balances of the Class A-21, Class A-R and Class A-LR Certificates pro rata based on their Class A Subclass Principal Balances until the Class A Subclass Principal Balances thereof have been reduced to zero. The remainder of the Class A Principal Distribution Amount on each Distribution Date occurring prior to the Cross-Over Date (the "Adjusted Class A Principal Distribution Amount") will be allocated among and distributed in reduction of the principal balances of the other Subclasses of Class A Certificates as follows:

          first, concurrently, to the following Subclasses of TAC
     Certificates, up to their TAC Principal Amounts with respect to such Distribution Date, allocated in the following approximate proportions:

               (a) 0.24861962% to the Class A-2 Certificates; 19.13377722% to
          the Class A-7 Certificates; 1.55490741% to the Class A-8 Certificates; 3.35760663% to the Class A-10 Certificates and 9.31619946% to the Class A-11 Certificates;

               (b) 17.33963207% to the following Subclasses: first, concurrently, 38.10152859% to the Class A-1 Certificates, 13.77618419% to the Class A-2 Certificates and 48.12228722% to the Class A-8 Certificates, second, to the Class A-6 Certificates and third, concurrently, 13.78570249% to the Class A-2 Certificates, 48.12613505% to the Class A-8 Certificates and 38.08816246% to the Class A-13 Certificates; and

               (c) 49.04925759% to the following Subclasses: first, concurrently, 7.69559235% to the Class A-2 Certificates, 27.53712578% to the Class A-4 Certificates, 48.11405798% to the Class A-8 Certificates and 16.65322389% to the Class A-10 Certificates, second, concurrently, 13.79227199% to the Class A-2 Certificates and 86.20772801% to the Class A-6 Certificates and third, concurrently, 4.54290914% to the Class A-2 Certificates, 28.39318214% to the Class A-8 Certificates, 9.66330673% to the Class A-10 Certificates and 57.40060199% to the Class A-12 Certificates;

          second, concurrently, to the following Subclasses of TAC Certificates, up to their TAC Principal Amounts with respect to such Distribution Date, allocated in the following approximate proportions:

     28.22790675% to the Class A-9 Certificates; 3.22590953% to the Class A-10 Certificates; 9.31822903% to the Class A-11 Certificates; 56.45421573% to the Class A-14 Certificates and 2.77373896% to the Class A-15 Certificates;

          third, to the Class A-16 Certificates up to their TAC Principal Amount with respect to such Distribution Date;


                                    A-3-14
          fourth, concurrently, to the Class A-17, Class A-18, Class A-19 and Class A-20 Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

          fifth, to the Subclasses of TAC Certificates listed in clause first above, in the proportions and priorities set forth in such clause first, without regard to their TAC Principal Amounts and until the Class A Subclass Principal Balance of each such Subclass, other than the Class A-10 and Class A-11 Certificates, has been reduced to zero;

          sixth, to the Subclasses of TAC Certificates listed in clause second above, in the proportions set forth in such clause second, without regard to their TAC Principal Amounts and until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

          seventh, to the Class A-16 Certificates without regard to their TAC Principal Amount and until the Class A Subclass Principal Balance thereof has been reduced to zero.

     As used above, the "TAC Principal Amount" for any Distribution Date and for any Subclass of TAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of [applicable] initial Class A Subclass Principal Balance with respect to such Distribution Date.

     On each Distribution Date occurring on or after the Cross-Over Date, the Class A Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates pro rata in accordance with their respective outstanding Class A Subclass Principal Balances without regard to [other priorities].

     Amounts distributed on each Distribution Date to the holders of Class A Certificates (other than the Class A-3 Certificates) in reduction of principal balance will be allocated among the holders of Class A Certificates of each Subclass, pro rata, in accordance with their respective Percentage Interests.

     Amounts distributed on any Distribution Date to the holders of Class M Certificates in reduction of principal balance will be allocated among the holders of Class M Certificates, pro rata, in accordance with their respective Percentage Interests.

                                     * * *

Principal Payment Characteristics of the TAC Certificates and the Companion Certificates

                                     * * *

     The extent to which the targeted principal balances will be achieved and the sensitivity of the TAC Certificates to principal prepayments on the Mortgage Loans will depend, in part, upon the period of time during which the Companion Certificates remain outstanding. On each Distribution Date, the excess of the Adjusted Class A Principal Distribution Amount over the TAC Principal Amounts ("Excess Principal Payments") for such Distribution Date will be distributed first to the Companion Certificates before being distributed to the TAC Certificates, in accordance with the priorities set forth above under "--Allocation of Amount to be Distributed to the Class A and Class M Certificates." This is intended to decrease the likelihood that the TAC Certificates will be reduced below their targeted principal balances on a given Distribution Date. As such, and in accordance with the priorities described above, the Companion Certificates support the TAC Certificates. However, under certain relatively fast prepayment scenarios, one or more Subclasses of TAC Certificates may continue to be outstanding when the


                                    A-3-15

Companion Certificates are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied to the remaining TAC Certificates in accordance with the priorities described herein. Thus, when the principal balances of the Companion Certificates have been reduced to zero, any Subclasses of TAC Certificates then outstanding will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Mortgage Loans as such Subclasses will receive all Excess Principal Payments until the principal balances of the TAC Certificates have been reduced to zero. Conversely, under certain relatively slow prepayment scenarios, the Adjusted Class A Principal Distribution Amount may not be sufficient to pay the TAC Principal Amounts for all Subclasses of TAC Certificates on a given Distribution Date. In such cases, the Adjusted Class A Principal Distribution Amount for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Companion Certificates will not receive any distributions in reduction of their principal balances until the outstanding principal balance of each such Subclass of TAC Certificates has reached its targeted principal balance for such Distribution Date. As a result, the weighted average life of any Subclass of TAC Certificates that did not receive its TAC Principal Amount on a Distribution Date may be extended.

     Because any Excess Principal Payments for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the TAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that (i) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of TAC Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-7, Class A-8, Class A-10 and Class A-11 Certificates) will not commence significantly earlier than the first Distribution Date [indicated] relating to such Subclass, (ii) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of TAC Certificates (other than the Class A-1, Class A-2, ,Class A-4, Class A-7, Class A-8, Class A-10 and Class A-11 Certificates) will not commence significantly later than the first Distribution Date [indicated] relating to such Subclass or (iii) the Class A Subclass Principal Balance of any Subclass of TAC Certificates will not be reduced to zero significantly earlier or significantly later than the last Distribution Date [indicated].

Periodic Advances

     If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received as of the close of business on the business day preceding such Determination Date, the Servicer will be obligated to advance on or before the related Distribution Date for the benefit of holders of the Series 1993-51 Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance").

     The Pooling and Servicing Agreement provides that any Periodic Advance may be reimbursed to the Servicer at any time from funds available in the Certificate Amount to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer has determined in good faith that it will be unable to recover such advance from funds of the type referred to in clause (i) above.

     In the event that, at some future date, Moody's should revise its assessment of the ability of the Servicer to make Periodic Advances, and so notify the Trustee in writing (the date on which such notification is received by the Servicer being referred to herein as the "Advance Reserve Fund Trigger


                                    A-3-16

Date"), a reserve fund (the "Advance Reserve Fund") will be established by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement to provide limited support for the Servicer's obligation to make Periodic Advances, as described above. In the event that, with respect to any Distribution Date occurring after the date on which the Advance Reserve Fund is funded, the Servicer fails to make any Periodic Advance required to be made by it pursuant to the Pooling and Servicing Agreement, the Trustee will cause to be withdrawn from the Advance Reserve Fund an advance in an amount equal to the least of (i) the Periodic Advance required to be made by the Servicer which the Servicer failed to make, (ii) the excess of (A) the Class A Optimal Amount for such Distribution Date over (B) the Pool on such Distribution Date) and (iii) an amount equal to the amount then in the Advance Reserve Fund, less any reinvestment income or gain to be released from the Advance Reserve Fund as described in the following paragraph (the "Advance Reserve Fund Available Advance Amount"). The Pooling and Servicing Agreement will provide that any such advance made from the Advance Reserve Fund will be reimbursed to the Advance Reserve Fund if and to the extent that such reimbursement would be permitted under the Pooling and Servicing Agreement if such advance had been a Periodic Advance made by the Servicer. The Advance Reserve Fund, if established, will not be a part of the Upper-Tier REMIC or the Lower-Tier REMIC.

     The Advance Reserve Fund, if required, will be established as a trust account pursuant to a depository agreement (the "Depository Agreement") by and among a depository institution (the "Advance Reserve Fund Depository"), the Servicer and the Trustee and will be held by the Advance Reserve Fund Depository. Following the Advance Reserve Fund Trigger Date, should such date occur, the Advance Reserve Fund will be funded by the deposit by the Servicer with the Advance Reserve Fund Depository of an amount in cash equal to (i) 0.50% of the outstanding principal balance of the Mortgage Loans as of the close of business on the Advance Reserve Fund Trigger Date or (ii) such lesser amount as Moody's may specify (the "Advance Reserve Fund Required Amount"). After the Advance Reserve Fund Required Amount has been deposited in the Advance Reserve Fund, no person will have any further obligation to deposit amounts in the Advance Reserve Fund or to maintain the amounts in the Advance Reserve Fund at that level even if at some future date amounts in the Advance Reserve Fund fall below the Advance Required Amount as a result of unreimbursed advances made from the Advanced Reserve Fund or withdrawals permitted by Moody's. The amounts in the Advance Reserve Fund may be invested in investments that will not cause the then-current ratings of the Class A Certificates to be lowered by Moody's, and reinvestment income or gain will be released to the Servicer (or its designee) on each Distribution Date free and clear of any interest of the Trustee, the Advance Reserve Fund Depository or any other person. After the Class A Principal Balance has been reduced to zero, any amounts in the Advance Reserve Fund will be released to the Servicer (or its designee).

     An alternative method of limited support for the Servicer's obligation to make Periodic Advances may be provided, if such change does not cause the then-current ratings of the Class A Certificates to be lowered by Moody's.

                                     * * *

Subordination of Class M and Class B Certificates

     The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A and Class M Certificates, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the


                                    A-3-17
subordination of the Class B Certificates) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extant of the subordination of the Class B Certificates) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A and Class M Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Class A and Class M Certificates.

     The protection afforded to the holders of Class A Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates, the amounts of principal and interest due the Class A Certificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class M and Class B Certificates. The application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

     The protection afforded to the holders of Class M Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts or principal and interest due the Class M Certificateholders on each Distribution Date from the Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Class B Certificates.

     The Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Optimal Amount and the Class M Optimal Amount for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

     Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, i.e., the date on which the Subordinated Percentage has been reduced to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero, and then to the Class M Certificates until the Class M Principal Balance has been reduced to zero.

     The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Class then outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class M Principal Balance and the Class B Principal Balance to equal the Adjusted Pool Amount.


                                    A-3-18

     Allocations to the Class M Certificates or the Class B Certificates of
(i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer does not advance and (iv) any interest shortfalls resulting from the timing of partial prepayments, will result from the priority of distributions first to the Class A Certificateholders and then to the Class M Certificateholders of the Pool Distribution Amount.

     The principal portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then-outstanding Class A Subclass Principal Balances and the interest portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their Class A Subclass Interest Accrual Amounts. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

     Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates (any such losses so allocated to the Class A Certificates will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then-outstanding Class A Subclass Principal Balances with respect to the principal portion of such losses and their Class A Subclass Interest Accrual Amounts with respect to the interest portion of such losses, and among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests). An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

     The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the applicable Class A Interest Accrual Amount, Class M Interest Accrual Amount and Class B Interest Accrual Amount.

     As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B Certificates. if the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates on a particular Distribution Date (other than any portion thereof representing the difference between the Class A Percentage of the Scheduled Principal Balances of Liquidated Loans and the Class A Prepayment Percentage of such amounts), then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates will be entitled (i.e., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loads in a particular month.

     Special Hazard Losses, other than Excess Special Hazard Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses." Upon initial issuance of the Series 1993-51 Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.48% (approximately $8,911,854) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any


                                    A-3-19

Special Hazard Losses allocated solely to the Class B or Class M Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary, (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance and (iii) the amount that is necessary to maintain the original ratings on the Class A and Class M Certificates, as evidenced by a letter to that effect delivered by [Fitch, Inc. ("Fitch")] to the Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

     Fraud Losses, other than Excess Fraud Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses." Upon initial issuance of the Series 1993-51 Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately 2.00% (approximately $12,016,793) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B or Class M Certificates through the related Determination Date. As of any Distribution Date from the first through the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will equal
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus
(2) the aggregate amounts allocated solely to the Class B or Class M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date up to the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

     Bankruptcy Losses, other than Excess Bankruptcy Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses." Upon initial issuance of the Series 1993-51 Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.02% (approximately $126,400) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B and Class M Certificates through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B or Class M Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from [Moody's Investors Service, Inc. ("Moody's)] and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A and Class M Certificates by Moody's and Fitch. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and


                                    A-3-20
warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or
(B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

     Since the initial principal balance of the Class B Certificates in the aggregate will be approximately $33,046,655, the individual risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be borne separately by the Class B Certificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their initial principal balance.

                      DESCRIPTION OF THE MORTGAGE LOANS/1/

     The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans originated or acquired by [The Prudential Home Mortgage Company, Inc. ("PHMC")] for its own account or for the account of an affiliate having original terms to stated maturity of approximately 30 years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. As of the Cut-Off Date, there are not expected to be any loans secured by Co-op Shares in the Trust Estate. The Mortgage Loans are expected to include 2,097 promissory notes, to have an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $600,839,655, to be secured by first liens (the "Mortgages") on one- to four-family residential properties or Co-op Shares (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

     No Mortgage Loan is a Buy-Down Loan. No Mortgage Loan was originated pursuant to PHMC's relocation mortgage program. Each of the Mortgage Loans is subject to a due-on-sale clause.

     [As of the Cut-Off Date, each Mortgage Loan is expected to have an unpaid principal balance of not less than $37,972 or more than $1,000,000, and the average unpaid principal balance of the Mortgage

---------------
/1/    The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 1993-51 Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 1993-51 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.


                                    A-3-21

Loans is expected to be approximately $286,523. The latest stated maturity date of any of the Mortgage Loans is expected to be November 1, 2023; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 2,039 of the Mortgaged Properties, which secure approximately 97.72% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be owner occupied primary residences and 58 of the Mortgaged Properties, which secure approximately 2.28% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be non-owner occupied or second homes. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

     It is expected that six of the Mortgage Loans, representing approximately 0.27% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Subsidy Loans. [A "Subsidy Loan" is a Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly payments made by the related mortgagor will be less than the scheduled monthly payments on such Mortgage Loan with the present value of the resulting difference in payment being provided by the employer of the mortgagor, generally on an annual basis.]

     [As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Leans is expected to be approximately 7.260% per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of 0.20% per annum. As of he Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 7.060% per annum. As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 359 months. The earliest month and year of origination of any Mortgage Loan is expected to be April 1993 and the latest month and year of origination is expected to be October 1993. As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans are expected to be 17.24% and 90.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 71.82%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser in connection with the origination of such Mortgage Loan and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that Is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgage Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. It is expected that 55 of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 2.56% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, were originated without primary mortgage insurance. See "PHMC--Mortgage Loan Underwriting" in the Prospectus. As of the Cut-Off Date, the average unpaid principal balance of the Mortgage Loans Is expected to be approximately $286,523. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loan which had original principal balances in excess of $600,000 are expected to be approximately 61.19% and 74.62%, respectively. See "PHMC--Mortgage Loan Underwriting" in the Prospectus. No more than approximately 1.48% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one zip code.]

                                     * * *

                      PREPAYMENT AND YIELD CONSIDERATIONS

                                     * * *


                                    A-3-22

     Interest on Mortgage Loans prepaid in full is accrued only to the date of such prepayment in full. Any interest shortfall with respect to prepayments in full will be offset only to the extent of the aggregate of the Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. Any excess of such shortfall above the Servicing Fees in any month will result in a pro rata reduction of Interest distributable to the holders of each Subclass of Class A Certificates, the holders of the Class M Certificates and the holders of the Class B Certificates. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments on the Mortgage Loans or from net liquidation proceeds in respect of Liquidated Loans will not be offset by Servicing Fees but will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero, second to the Class M Certificates until the Class M Principal Balance has been reduced to zero and finally to the Subclasses of Class A Certificates. See "Description of the Certificates--Interest" herein and "Prepayment and Yield Considerations" in the Prospectus.

                                     * * *

                        POOLING AND SERVICING AGREEMENT


                                     * * *

Servicing Compensation and Payment of Expenses

     The servicing fee paid to the Servicer with respect to the servicing of each Mortgage Loan included in the Trust Estate underlying the Series 1993-51 Certificates and administrative services provided by it will be 0.20% per annum of the outstanding principal balance of each such Mortgage Loan (the "Servicing Fee"). No Fixed Retained Yield (as defined in the Prospectus) will be retained with respect to any of the Mortgage Loans. The Servicer will pay all routine expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and the Lower-Tier REMIC will be allocated to holders of the Class A-R Certificates and the Class A-LR Certificate respectively, who are individuals, estates, or trusts (whether either such Certificate is held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore, as allocable to the holder of the Class A-LR Certificate.

Optional Termination

     At its option, the Servicer may purchase from the Trust Estate all remaining Mortgage Loans, and thereby effect early retirement of the Series 1993-51 Certificates, on any Distribution Date when the Pool Scheduled Principle Balance is less than 10% of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of Upper-Tier REMIC and Lower-Tier REMIC within the meaning of
Section 860F(a)(4)(A) of the Code. The purchase price will, generally, be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property in the Trust Estate and plus the fair market value of the Trust Estate's assets plus, in each case, accrued interest.

                                     * * *

                                    A-3-23

      EXCERPTS FROM THE UNDERLYING PROSPECTUS RELATING TO PRUDENTIAL HOME
                      MORTGAGE SECURITIES COMPANY, INC.,
                               SERIES 1993-51*

                                     PHMC

                                     * * *

Mortgage Loan Underwriting

     In determining whether to lend to a particular mortgage borrower or to purchase a mortgage loan, PHMC makes an assessment of the applicant's ability to repay the loan, as well as an assessment of the value of the property to which the financing relates. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. PHMC's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

     PHMC's underwriting of a mortgage loan may be based on data obtained by parties other than PHMC that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when third-party lenders, certain mortgage brokers or similar entities that have been approved by PHMC to process loans on its behalf, or independent contractors hired by PHMC to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with PHMC underwriting guidelines. in such instances, certain information may, but need not necessarily, be resolicited by PHMC in connection with its approval process. For example, in connection with a mortgage loan that is presented to PHMC by another originator for purchase, PHMC will typically order a second credit report, but it will only order a review appraisal under certain limited circumstances, in advance of reaching a purchase decision. However, in connection with mortgage loans that are processed on PHMC's behalf by certain mortgage brokers or similar entities, PHMC will customarily order both a second credit report and a review appraisal. When contract underwriters are used, PHMC will generally order any supplemental documentation but will review the information collected by these providers, who are trained by PHMC personnel in PHMC's underwriting practices and are required to review all loans in accordance with PHMC's underwriting guidelines in all cases. PHMC makes the final determination to approve or deny the funding or purchase of a particular mortgage loan.

     The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The type of credit report that PHMC obtains, and that it authorizes parties referring loans to it to obtain, is a computer-generated report that electronically merges the information gathered from the databases of two major consumer credit repositories (these repositories produce what are commonly referred to as "in-file" credit reports). in connection with its underwriting procedure, PHMC will, with the single exception of the use of contract underwriters, itself order a credit report of the

---------------
* In this excerpt, the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."

                                    A-3-24
type described, whether or not a report has previously been ordered with respect to an applicant for whom another party has processed or approved of the loan. Certain of the credit reports that PHMC obtains may be purchased through a credit reporting service with which LSI has a contractual relationship.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. The verification is accomplished by either having the present lender complete a verification of mortgage form evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage communicating either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by PHMC, but PHMC's practice is to obtain verification of employment for every loan applicant. Waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Such waivers or reduced-documentation options are, in general, available for owner-occupied properties where the ratio of the loan amount to the property value does not exceed 80%. The interest rate may be higher with respect to a loan which has been processed according to a reduced documentation program than a loan which has been processed under a full documentation program. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan and the ratio of the loan amount to the property value. The least restrictive reduced-documentation programs apply to the applicant for a relocation loan and to the borrower whose loan amount does not exceed $600,000 and whose Loan-to-Value Ratio is not in excess of 75%. ["Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination, or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan.] PHMC accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent pay-stub and W-2. in cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     All borrowers applying for relocation loans with Loan-to-Value Ratios less than or equal to 90%, as well as borrowers affiliated with professional associations applying for loans with Loan-to-Value Ratios less than or equal to 80%, and all other borrowers applying for non-relocation mortgage loans with respect to which the Loan-to-Value Ratios are less than or equal to 75%, generally must demonstrate that the ratio of their total monthly housing debt to their monthly gross income does not exceed 33%, and that the ratio of their total monthly debt to their monthly gross income does not exceed 38%; borrowers affiliated with professional associations applying for non-relocation mortgage loans with Loan-to-Value Ratios in excess of 80%, and all other borrowers applying for non-relocation mortgage loans with Loan-to-Value Ratios in excess of 75%, generally must satisfy 28% and 36% ratios, respectively. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment in the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of the foregoing ratios is either the initial mortgage interest rate, which is generally lower than the sum of the index that would have been applicable at origination plus the applicable margin, or a minimum


                                    A-3-25
qualifying rate, as determined by PHMC. in evaluating applications for Subsidy Loans and Buy-Down Loans, the foregoing ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate approximately 2.50% lower than the Mortgage Interest Rate. [A "Buy-Down Loan" is a Mortgage Loan subject to a temporary buy-down plan pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a custodial account by the Servicer.] These ratios may be exceeded if, in the PHMC's judgment, certain compensating factors are identified and proved to its satisfaction, including a large down-payment, a large equity position on a refinance, an excellent credit history, substantial liquid net worth, the potential of the borrower for continued employment advancement or income growth, or the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense. Secondary financing is permitted on mortgage loans under certain circumstances. in those cases, the payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratios described above, and the combined amount of primary and secondary loans will be used to calculate the Loan-to-Value Ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan in evaluating an application with respect to a "non-owner-occupied" property, which PHMC defines as a property leased to a third party by its owner (as distinct from a "second home," which PHMC defines as an owner-occupied, non-rental property that is not the owner's principal residence). PHMC will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

     Property value is established in connection with the origination of any mortgage loan (whether the loan is originated for purchase or refinancing purposes) by means of an appraisal, which is typically ordered by the party originating the related mortgage loan. Consistent with this practice, the appraisals with respect to the loans generated through corporate contacts or through referrals from mortgage brokers or other similar entities (other than those certain mortgage brokers or similar entities that process mortgage loans on PHMC's behalf) are generally ordered by PHMC, while the appraisals with respect to the loans sold to PHMC by third-party lenders are ordered by those originators, PHMC may, however, at its discretion, order a review appraisal with respect to any loan generated by a third-party lender; in addition, PHMC typically orders review appraisals with respect to loans that certain mortgage brokers or similar entities process on its behalf. A review appraisal, like the original appraisal, involves the making of a site visit, the taking of photographs, and the gathering of data on comparable properties. Unlike original appraisals, however, review appraisals do not include an inspection of the interior of the house. A review appraisal is generally used to validate the decision made based upon the original appraisal. if the variance between the original and the review appraisal is significant, an explanation will be sought and the underwriting decision may be reevaluated. in certain instances, which most frequently involve the postponement of the closing with respect to a mortgage loan on a newly built home due to construction delays, the recertification of an appraisal may be required. A recertification includes a physical inspection of the exterior of the property and a statement by an appraiser that the present value of the property is no lower than that reflected on the original appraisal.


                                    A-3-26

     There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. See "The Trust Estates--Mortgage Loans" herein.

     In connection with all mortgage loans that it originates, PHMC currently obtains appraisal through [Lender's Service, Inc. ("LSI")]. Review appraisals with respect to mortgage loans that PHMC acquires, or with respect to mortgage loans that PHMC originates but that certain mortgage brokers or similar entities process on its behalf, are also likely to be obtained through LSI. LSI also provides its services to third-party lenders which sell mortgage loans to PHMC.

     Most residential mortgage lenders have not originated mortgage loans with Loan-to-Value Ratios in excess of 80% unless primary mortgage insurance was obtained. PHMC, however, does not require primary mortgage insurance on loans up to $400,000 that have Loan-to-Value Ratios exceeding 80% but less than or equal to 90%. Only owner-occupied, primary residences (excluding cooperatives and certain high-rise condominium dwellings) are eligible for this program. Each qualifying loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained. Loans that do not qualify for such program may be approved if primary mortgage insurance is obtained from an approved primary mortgage insurance company. in such cases, the excess over 75% will be covered by primary mortgage insurance until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

     Where permitted by law, PHMC generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. PHMC may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrower's ability to pay such taxes and charges as they become due.





                                    A-3-27

                                  EXHIBIT A-4

        EXCERPTS FROM THE UNDERLYING PROSPECTUS SUPPLEMENT RELATING TO
               RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                               SERIES 1993-S44/5/

                       DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of $240,066,877. The Mortgage Pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first Mortgage Loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to Mortgage Loans which have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of [November 1, 1993 (the "Cut-off Date")].

     All of the Mortgage Loans were purchased by [Residential Funding Mortgage Securities I, Inc. ("the Company")] through its affiliate Residential Funding [Corporation ("Residential Funding")] from [banks, savings and loan associations, mortgage bankers, investment banking firms, the RTC, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers")] as more fully described herein and in the Prospectus, except in the case of 2.8% of the Mortgage Loans which were purchased by the Company through its affiliate Residential Funding from and are being subserviced by, GMAC Mortgage Corporation of PA (which is an affiliate of the Company). 13.1% of the Mortgage Loans will have been purchased from and are being subserviced by Household Bank, F.S.B. or its affiliates, and 10.0% of the Mortgage Loans will have been purchased from American Home Funding, Inc. Except as described in the preceding sentence, no Unaffiliated Seller sold more than 4.5% of the Mortgage Loans to Residential Funding. 15.0% and 12.8% of the Mortgage Loans are being or will be subserviced by BancBoston Mortgage Corp. and First Interstate Mortgage Co., respectively (which are not affiliates of the Company).

     Pursuant to the terms of the [pooling and servicing agreement (the "Pooling and Servicing Agreement")], the Company will assign the representations and warranties made by the related [sellers ("Sellers")] of the Mortgage Loans to the Trustee for the benefit of the Certificateholders and will also make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. To the best of the Company's knowledge, none of the Mortgage Loans were sold to Residential Funding by Unaffiliated Sellers that are institutions which are currently under the control of the Resolution Trust Corporation or otherwise in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence. To the extent that any Seller of the Mortgage Loans does not repurchase a Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan, neither the Company nor Residential Funding will be required to repurchase such Mortgage Loan unless such breach also constitutes a breach of one of the Company's or Residential Funding's representations and warranties with respect to such Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan. In addition, neither the Company nor Residential Funding will be required to repurchase



----------------
/5/ In this excerpt, the related Underlying Certificates are referred to as the "Class A-9 Certificates" and "Class A-10 Certificates," and the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."



                                    A-4-1
any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan. A limited amount of losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans will be covered by the Subordination (as defined herein) provided by the Class M Certificates and Class B Certificates as described herein under "Description of the Certificates--Allocation of Losses; Subordination."

     The weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date will be approximately 7.2643% per annum. All of the Mortgage Loans will have Mortgage Rates as of the Cut-off Date of at least 6.750% per annum but not more than 8.625% per annum. The Mortgage Loans will have had individual principal balances at origination of at least $50,000 but not more than $1,000,000.

     None of the Mortgage Loans will have been originated prior to December 2, 1992 or will have a maturity date later than November 1, 2023. No Mortgage Loan will have a remaining term to maturity as of the Cut-off Date of less than 240 months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 358 months. The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 359 months.

     As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

The Mortgage Loans will have the following  characteristics  as of the Cut-off
Date:

     11.2% of the Mortgage Loans will have had [loan-to-value ratios ("Loan-to-Value Ratios")] at origination exceeding 80% but not more than 90%. None of the Mortgage Loans will have had a Loan-to-Value Ratio at origination of more than 90%. The weighted average Loan-to-Value Ratio at origination is 71.89%.

     96.3% of the Mortgage Loans will be secured by fee simple interests in detached one- to four-family unit dwellings, and 3.6% of the Mortgage Loans will be secured by fee simple interests in attached planned unit developments, condominiums and townhouse. One Mortgage Loan, constituting 0.1% of the Mortgage Loans, will be secured by a leasehold interest in a one- to four-family unit dwelling.

     No more than 1.2% of the Mortgage Loans will be secured by vacation or second homes. No more than 2.1% of the Mortgage Loans will be secured by units in condominiums with one to four stories. No more than 0.1% o the Mortgage Loans will be secured by units in condominiums with five to eight stories. No more than 0.6% of the Mortgage Loans will be secured by units in condominiums with nine or more stories.

     14.7%, 11.7%, 9.8%, 8.3%, 7.1%, 5.9% and 5.2% of the Mortgage Loans will be secured by Mortgaged Properties located in California, Maryland, Virginia, Illinois, New Jersey, Hawaii and New York, respectively. Except as indicated in the preceding sentence, no more than 3.8% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

     No more than 0.8% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 2.1% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

     No more than 9.2% of the Mortgage Loans will be equity refinance mortgage loans made to Mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such equity refinance Mortgage Loans is


                                    A-4-2

63.73%. 53.6% of the Mortgage Loans will be rate and term refinance mortgage loans made to Mortgagors who used the entire proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such rate and term refinance Mortgage Loans is 69.26%.

     No Mortgage Loan provides for deferred interest or negative amortization.

     15.8% of the Mortgage Loans will have been underwritten under a reduced loan documentation program as described in the Prospectus under "Mortgage Loan Program--Underwriting Standards." The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans which were underwritten under a reduced loan documentation program is 63.07%. No more than 28.8% of such reduced loan documentation Mortgage Loans will be secured by Mortgaged Properties located in California. See "Pooling and Servicing Agreement--The Master Servicer" herein.

     No more than 0.2% of the Mortgage Loans will be Buydown Mortgage Loans.

     [The weighted average original principal balance as of the Cut-off Date was approximately $280,473.04. The weighted average mortgage rate as of the Cut-off Date was approximately 7.2643%.]

                                     * * *

     In connection with the Mortgage Loan that is secured by a leasehold interest, the related Seller shall have represented to the Company that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subjected to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of each such Mortgage Loan.

Primary Mortgage Insurance and Primary Hazard Insurance

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy (a "Primary Hazard Insurance Policy"). In addition, to the best of the Company's knowledge, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy (a "Primary Insurance Policy") covering the amount of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (the "Appraised Value"). All of such Primary Insurance Policies were issued by General Electric Mortgage Insurance Corporation, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company, United Guaranty Residential Insurance Company or Mortgage Guaranty Insurance Corporation (collectively, the "Primary Insurers"). Each Primary Insurer has a claims paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

Additional Information

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited


                                    A-4-3
number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                                     * * *

                        DESCRIPTION OF THE CERTIFICATES
General

     The Series 1993-S44 Mortgage Pass-Through Certificates will include the following fifteen classes (the "Senior Certificates"): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the "Targeted Amortization Class Certificates" or "TAC Certificates"), (ii) Class A-4 Certificates (the "TAC Inverse Floater Strip Certificates"), (iii) Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates and Class A-12 Certificates (collectively, the "Companion Certificates"), (iv) Class A-13 Certificates (the "Stripped Interests Certificates") and (v) Class R-I Certificates and Class R-II Certificates (together, the "Residual Certificates"). The Class A-3 Certificates, Class A-4 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates and Class A-12 Certificates are collectively referred to herein as the "Adjustable Rate Certificates." In addition to the Senior Certificates, the Series 1993-S44 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (collectively, the "Class M Certificates") and the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the "Class B Certificates" and, together with the Class M Certificates and Senior Certificates, the "Certificates"). Only the Senior Certificates and Class M Certificates (together, the "Offered Certificates") are offered hereby.

     The Offered Certificates together with the Class B Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; and (iv) any applicable Primary Insurance Policies and Primary Hazard Insurance Policies and all proceeds thereof.

                                     * * *

Available Distribution Amount

     The "Available Distribution Amount" for any Distribution Date is equal to
(i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any subservicing fees (collectively, the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer. ["Master Servicer" means Residential Funding. "Subservicer" means other mortgage servicing institution through which the Master Servicer services a Mortgage Loan. "Distribution Date" means the 25th day of each month or, if such day is not a business day, then on the next business day, commencing on December 27, 1993. Business day means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the custodial account or certificate account are at that time located) are required or authorized by


                                    A-4-4
law or executive order to be closed. "Advances" means advances that the Master Servicer is required to make in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates--Advances" herein] In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 20th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day.


                                    A-4-5

Interest Distributions

     Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date. [With respect to any Distribution Date, Accrued Certificate Interest will be equal to (a) in the case of each class of Senior Certificates (other than the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates), one month's interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class at the related Pass-Through Rate for such Distribution Date and (b) in the case of the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates, one month's interest accrued during the related Interest Accrual Period on the related Notional Amount at the Pass-Through Rate on such class for such Distribution Date; in each case less any interest shortfalls not covered with respect to such class by Subordination (as defined herein and allocated as described herein), including any Prepayment Interest Shortfall (as defined herein) allocated thereto for such Distribution Date. The Notional Amount of the TAC Inverse Floater Strip Certificates as of any date of determination is an amount equal to the Certificate Principal Balance of the Class A-3 Certificates as of such date. The Notional Amount of the Stripped Interests Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all classes as of such date.] Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date after distributions of interest and principal to the Senior Certificates, reimbursements for certain Advances to the Master Servicer and distributions of interest and principal to the class or classes of Class M Certificates having a higher payment priority.

     With respect to any Distribution Date, Accrued Certificate Interest will be equal to (a) in the case of each class of Offered Certificates (other than the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates), one month's interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class immediately prior to such Distribution Date at the related Pass-Through Rate and (b) in the case of the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates, one month's interest accrued during the related Interest Accrual Period on the related Notional Amount at the related Pass-Through Rate on such class for such Distribution Date; in each case less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Senior Certificates by the Subordination provided by the Class B Certificates and Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the Subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case (i) any Prepayment Interest Shortfall (as defined below), (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not allocated through Subordination, (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below. ["Bankruptcy Loss" means a Realized Loss that is attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity. "Fraud Loss" means a Realized Loss that is incurred on a defaulted Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. "Special Hazard Loss" means a Realized Loss that is of a type generally covered by an insurance policy covering special hazard losses. A Final Disposition of a defaulted Mortgage Loan is deemed to have occurred


                                    A-4-6
upon a determination by the Master Servicer that it has received all insurance proceeds, liquidation proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.]

     In the case of each class of Class M Certificates, Accrued Certificate Interest on such class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "Allocation of Losses; Subordination." Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Interest Accrual Period for all classes of Certificates (other than the Class A-3, TAC Inverse Floater Strip, Class A-9 and Class A-10 Certificates) is the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class A-3, TAC Inverse Floater Strip, Class A-9 and Class A-10 Certificates is the one-month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, the distributions of interest on any Distribution Date for all classes of Certificates, including the Class A-3, TAC Inverse Floater Strip, Class A-9 and Class A-10 Certificates, will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in the collections of interest as described below.

     The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. ["Net Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate on such Mortgage Loan, net of servicing fees and any Spread. "Spread" means any portion of interest payments relating to each Mortgage Loan retained by the Company or any of its affiliates.] Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment.

     If on any Distribution Date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for such Distribution Date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such class. In addition, the amount of any interest shortfalls that are covered by Subordination (specifically, interest shortfalls not described in clauses (i) through (iv) in the third preceding paragraph) will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of such classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds after interest distributions as required herein. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and Advances by the Master Servicer did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction of the servicing compensation of the Master Servicer or otherwise.

     The Pass-Through Rates on all classes of Offered Certificates (other than the Adjustable Rate Certificates and Stripped Interests Certificates) are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Adjustable Rate Certificates and Stripped Interests Certificates are calculated as follows:

                                     * * *


                                    A-4-7

          (3) The Pass-Through Rate on the Class A-9 Certificates with respect to the initial Interest Accrual Period is 5.108% per annum, and as to any Interest Accrual Period thereafter, the Pass-Through Rate on the Class A-9 Certificates will be, subject to a maximum rate of 10.00% per annum and a minimum rate of 1.15% per annum, a per annum rate equal to 1.15% plus the monthly weighted average cost of funds index for the member institutions of the Eleventh District of the Federal Home Loan Bank System, determined monthly [by the Federal Home Loan Bank of San Francisco] ("COFI").

          (4) The Pass-Through Rate on the Class A-10 Certificates with respect to the initial Interest Accrual Period is 9.08513% per annum, and as to any Interest Accrual Period thereafter, the Pass-Through Rate on the Class A-10 Certificates will be, subject to a maximum rate of 16.4357% per annum and a minimum rate of 0.00% per annum, a per annum rate equal to 16.4357% minus the product of (x) 1.857143 and (y) COFI.

                                     * * *

     The Pass-Through Rates on the Adjustable Rate Certificates for the current and immediately preceding calendar month may be obtained by telephoning the Trustee at 1-800-735-7777.

     As described herein, the Accrued Certificate Interest allocable to each class of Offered Certificates (other than the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates) is based on the Certificate Principal Balance thereof or, in the case of the TAC Inverse Floater Strip Certificates and the Stripped Interests Certificates, on the related Notional Amount. The Certificate Principal Balance of any Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any Certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal Balance (as defined herein) of all of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of all other classes of Certificates then outstanding. The Notional Amount of the TAC Inverse Floater Strip Certificates as of any Distribution Date is an amount equal to the Certificate Principal Balance of the Class A-3 Certificates immediately prior to such date. The Notional Amount of the Stripped Interests Certificates as of any Distribution Date is equal to the aggregate Certificate Principal Balance of the Certificates of all classes (including the Class M Certificates and Class B Certificates) immediately prior to such date. Reference to the Notional Amount of an TAC Inverse Floater Strip Certificate or Stripped Interests Certificate is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

                                     * * *

Principal Distributions on the Senior Certificates

     Except as provided below, holders of the Senior Certificates (other than the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates, which are not entitled to receive any principal distributions) will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for such Distribution Date (the "Senior Interest Distribution Amount"), a distribution allocable to principal equal to the sum of the following:



                                    A-4-8

          (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Principal Prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal ["Principal Prepayments" means all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due.];

          (ii) in connection with the Final Disposition of a Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses), an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

          (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial Principal Prepayments made by the respective Mortgagors of the Mortgage Loans during the preceding calendar month;

          (iv) any Excess Subordinate Principal Amount (as defined below) for such Distribution Date; and

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) - (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and (b) the sum of the amounts described in clauses (i) through (v) of the immediately preceding paragraph is hereinafter referred to as the "Senior Principal Distribution Amount." With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the "Excess Subordinate Principal Amount" is equal to the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the Certificate Principal Balance of such classes


                                    A-4-9
of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date.

     A Final Disposition of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all [i]nsurance [p]roceeds, [l]iquidation [p]roceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

     The Senior Percentage, which initially will equal approximately 93.75% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

     The Senior Accelerated Distribution Percentage for any Distribution Date occurring prior to the Distribution Date in December 1998 will equal 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the Delivery Date will be as follows: for any Distribution Date during the sixth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date for any Distribution Date occurring during the first five years after the Delivery Date, during the sixth year after the Delivery Date, during the seventh year after the Delivery Date, during the eighth year after the Delivery Date or during the ninth year after the Delivery Date and thereafter are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans to date are less than 10% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Accelerated Distribution Percentage will equal 0%. See "Subordination" in the Prospectus.


                                    A-4-10

     Distributions of principal on the Senior Certificates (other than the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates) on each Distribution Date will be made (after distribution of the Senior Interest Distribution Amount as described under "Interest Distributions"), as follows:

     (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below),

          (i) if such Distribution Date occurs prior to the Distribution Date in November 1994, the Class R-I Certificates and Class R-II Certificates are not entitled to any distributions allocable to principal (unless the Certificate Principal Balances of all other classes of Senior Certificates have been reduced to zero), and if such Distribution Date occurs on or after the Distribution Date in November 1994 or if the Certificate Principal Balances of all other classes of Senior Certificates have been reduced to zero, the Senior Principal Distribution Amount shall be distributed, concurrently, to the Class R-I Certificates and Class R-II Certificates, with the amount to be distributed allocated as between the Class R-I Certificates and Class R-II Certificates on a pro rata basis in proportion to their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances of such Certificates, until their respective Certificate Principal Balances have been reduced to zero;

          (ii) an amount equal to the lesser of (1) the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause (i) above, and (2) the aggregate amount (the "TAC Principal Amount") necessary to reduce the outstanding Certificate Principal Balances of the TAC Certificates to their respective Targeted Principal Balances . . . for such Distribution Date shall be distributed in reduction of the Certificate Principal Balances of the classes set forth below as follows:

               (A) first, 5.0771331058%, 44.2061433447%, 8.9005535502% and
          41.8161699993% of such amount, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-5 Certificates, respectively, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero;

               (B) second, 5.0771331058%, 8.9005535502%, 41.8161699993%, and
          44.2061433447% of such amount, concurrently, to the Class A-1, Class A-3, Class A-5 and Class A-6 Certificates, respectively, until the Certificate Principal Balance of the Class A-6 Certificates is reduced to zero;

               (C) third, to the Class A-1, Class A-3, Class A-5 and Class A-7 Certificates, concurrently, on a pro rata basis in proportion to their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances of each of the Class A-1, Class A-3, Class A-5 and Class A-7 Certificates are reduced to zero; and

               (D) fourth, to the Class A-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

          (iii) the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses (i) and
     (ii) above shall be distributed first to the Companion Certificates, on a pro rata basis in proportion to their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof are reduced to zero, and then to the TAC Certificates, in the order and on the percentage basis set forth in clause (ii) above, until the Certificate Principal Balances of the TAC Certificates are reduced to zero.


                                    A-4-11

     (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances. The Senior Interest Distribution Amount will be distributed as described under "Interest Distributions."

     (c) After the reduction of the Certificate Principal Balances of the Senior Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Senior Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Stripped Interests Certificates and to the holders of the Class M Certificates, as described herein under "--Interest Distributions" and "--Principal Distributions on the Class M Certificates," and to the holders of the Class B Certificates.

     The "Credit Support Depletion Date" is the first Distribution Date on which the Senior Percentage equals 100%.

                                     * * *

                    Targeted Certificate Principal Balances

                                   Class 10-A8
------------------------           -------------------
November 2001                      $4,903,942.12
December 2001                      $4,227,220.18
January 2002.....                  $3,566,184.05
February 2002......                $2,920,479.33
March 2002.........                $2,289,759.48
April 2002...........              $1,673,685.64
May 2002...........                $1,071,926.47
June 2002..........                $  484,157.98
July 2002.............             $        0.00
------------------------           -------------------


Principal Distributions on the Class M Certificates

     Holders of each class of the Class M Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (a) the sum of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount is distributed to holders of the Senior Certificates, (b) reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under "Advances," (c) the aggregate amount of Accrued Certificate Interest and principal required to be distributed on the class or classes of Class M Certificates having a higher payment priority on such Distribution Date is distributed to holders of such class or classes of Class M Certificates, and (d) the aggregate amount of Accrued Certificate Interest required to be distributed on such class of Class M Certificates on such Distribution Date is distributed to such Class M Certificates, a distribution allocable to principal in the following amount:

          (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related


                                    A-4-12

          Determination Date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Principal Prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below) to the extent applied as recoveries of principal;

          (ii) such class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Principal Prepayments made by the respective Mortgagors during the preceding calendar month allocable to such class of Class M Certificates as described below;

          (iv) if such class is the most senior class of Certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount; and

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i), (ii) and (iii) above) that remain undistributed to the extent that any such amounts are not attributable to

     Realized Losses which were allocated to the class or classes of Class M Certificates with a lower payment priority or the Class B Certificates.

     References herein to "payment priority" of the Class M Certificates refer to a payment priority among such classes as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any Distribution Date, with respect to the class of Class M Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except as in the limited circumstances provided in the Pooling and Servicing Agreement) will not be distributable.

     From the Distribution Date occurring in December 1998, all Principal Prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates or Class B Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for such


                                    A-4-13
class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto.

     The Class M-1, Class M-2 and Class M-3 Percentages, which initially will equal approximately 2.50%, 1.50% and 1.00%, respectively, and will in no event exceed 100% in any case, will each be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

     As stated above under "Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the Delivery Date (unless the Certificate Principal Balances of the Senior Certificates are reduced to zero before the end of such period), and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as set forth herein, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the Delivery Date, and scheduled reductions to the Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans. Accordingly, each class of the Class M Certificates will not be entitled to any prepayments for at least the first five years after the Delivery Date (unless the Certificate Principal Balances of the Senior Certificates are reduced to zero before the end of such period), and may receive no prepayments or a disproportionately large or small portion of prepayments (relative to the related Class M Percentage) during certain periods thereafter. See "Principal Distributions on the Senior Certificates" herein.

Allocation of Losses; Subordination

     Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Class B Certificates; second, to the Class M-3 Certificates; third, to the Class M-2 Certificates; and fourth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero; and fifth, among all remaining classes of Senior Certificates on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "Principal Distributions on the Senior Certificates" and the class or classes of Class M Certificates with a higher payment priority. As used herein, "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described herein, which distributions shall be made first to the Senior Certificates and then to the class of Class M Certificates then outstanding with the highest payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service


                                    A-4-14

Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto (except in limited circumstances in respect of any Excess Subordinate Principal Amount). Accordingly, the subordination provided to the Senior Certificates and to each class of Class M Certificates by the respective classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by the Subordination will be allocated on a pro rata basis among the Senior Certificates, Class M Certificates and Class B Certificates (any such Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates or Class M Certificates). An allocation of a Realized Loss on a "pro rata basis" among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses."

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates, and holders of the class or classes of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of the class or classes of Class M Certificates with a lower payment priority, if any.

     The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Class M Certificates and Class B Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the Subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively.


                                    A-4-15

     The priority of payments (including principal prepayments) among the Class M Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by the class or classes of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such class of Class M Certificates by the Class B Certificates and the class or classes of Class M Certificates with a lower payment priority.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $1,250,259. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $1,250,259 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $2,400,669. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination, (Y) from the first to the third anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through Subordination will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000 less the sum of any amounts allocated through Subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.

Advances


                                    A-4-16

     Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Custodial Account (as described in the Prospectus) (for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates. The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne first by the holders of the Class B Certificates or the class or classes of Class M Certificates having a lower payment priority to the extent that such reimbursement is covered by amounts otherwise distributable to such classes, and then by the holders of such class of Class M Certificates (except as provided above) to the extent of the amounts otherwise distributable to them.

                                     * * *

                        POOLING AND SERVICING AGREEMENT

Servicing and Other Compensation and Payment of Expenses

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least 0.250% per annum and not more than 1.875% per annum of the outstanding principal balance of such Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for

                                    A-4-17
which there is no Subservicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.125% per annum of the outstanding principal balance of each Mortgage Loan. As described more fully in the Prospectus, a Subservicer is entitled to servicing compensation in a minimum amount equal to 0.125% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and Subservicers and for information regarding expenses payable by the Master Servicer.

                                     * * *

Termination

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in "The Pooling and Servicing Agreement--Termination" in the Prospectus. The Master Servicer or the Company will have the option, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, to either (i) purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Offered Certificates or (ii) purchase in whole, but not in part, the Certificates other than the Residual Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan as of the date of repurchase, plus (ii) the fair market value of any Mortgaged Property underlying any REO Mortgage Loan (in the case of (i) and (ii), net of any unreimbursed Advance attributable to principal), plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed. Distributions on the Certificates in respect of any such optional termination will be paid first, to the Senior Certificates, second, to the classes of Class M Certificates in order of their payment priority, and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute to each class of Certificates an amount equal to the Certificate Principal Balance thereof and unpaid Accrued Certificate Interest thereon if the fair market value of any underlying Mortgaged Property is less than 100% of the unpaid principal balance of, plus accrued interest on, the related REO Mortgage Loan. Any such purchase of the Certificates (other than the Residual Certificates) will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of one month's interest thereon (or with respect to the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates, on the related Notional Amount) at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company.

     Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Offered Certificates will be entitled to receive, subject to the payment priorities described above, an amount equal to the Certificate Principal Balance of such class plus one month's interest thereon or, with respect to the TAC Inverse Floater Strip Certificates and Stripped Interests Certificates, one month's interest on the related Notional Amount, at the applicable Pass-Through Rate, plus any previously unpaid Accrued Certificate Interest.

                                     * * *


                                    A-4-18

        EXCERPTS FROM THE UNDERLYING PROSPECTUS RELATING TO RESIDENTIAL
                      FUNDING MORTGAGE SECURITIES I, INC.
                               SERIES 1993-S44/6/

                                     * * *

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Mortgage Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related Prospectus Supplement.

Underwriting Standards
     General Standards

     The Company's underwriting standards with respect to certain Mortgage Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the "Guide," as modified from time to time). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Mortgage Loans may be underwritten only by the Seller. See "--Guide Standard--Qualifications of Sellers." Residential Funding may perform only sample quality assurance reviews to determine whether the Mortgage Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

     In addition, the Company purchases Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Mortgage Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Mortgage Loans by Residential Funding, from Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Company, will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to underwriting standards determined by a mortgage insurance company acceptable to Residential Funding. The Company, or Residential Funding on behalf of the Company, may accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loan by Residential Funding or the Company.

     The underwriting standards utilized in negotiated transactions and Master Commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to Mortgage Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus

______________

/6/    In this excerpt, the related Underlying Mortgage Loans are referred to as the "Mortgage Loans."



                                    A-4-19

Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Seller or of the originator of the Mortgage Loans, and will be described in the related Prospectus Supplement.

     The Company, either directly or indirectly through Residential Funding, will also purchase Mortgage Loans from its affiliates, including GMAC Mortgage Corporation of PA and GMAC Mortgage Corporation of Iowa, with underwriting standards generally in accordance with the Guide. However, certain of the Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, no income or asset verifications were required. Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.


                                    A-4-20

         Guide Standards

     The following is a brief description of the underwriting standards set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the Trust.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses. The Company will generally underwrite ARM Loans, Buy-down Mortgage Loans, graduated payment Mortgage Loans and certain other Mortgage Loans on the basis of the borrower's ability to make monthly payments as determined by reference to the Mortgage Rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the Mortgage Rates or from later increases in the monthly payments, as the case may be, at the time of such increase even though the borrowers may not be able to make such higher payments at the time of origination. The Mortgage Rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Note Margin. Similarly, the amount of the monthly payment on Buy-down Mortgage Loans and graduated payment Mortgage Loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM Loans or graduated payment Mortgage Loans that are subject to negative amortization, due to the addition of Deferred Interest the principal balances of such mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will generally depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the Balloon Loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

     The underwriting standards set forth in the Guide may be varied in appropriate cases, specifically in "limited" or "no documentation" mortgage loan programs. Certain reduced loan documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Mortgaged Property must have a Loan-to-Value Ratio which supports the amount of the Mortgage Loan and the borrower must have a good credit history.


                                    A-4-21

     In its evaluation of mortgage loans which have 24 or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Company's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that such value will support the loan balance in the future.











                                    A-4-22

                                                     EXHIBIT B

                                 Chase Mortgage Finance Corporation, Series 1993P

                                                 November 26, 2001


----------------------------------------------------------------------------------------------------------------------------------
                                                 DISTRIBUTION IN DOLLARS
----------------------------------------------------------------------------------------------------------------------------------
                 ORIGINAL         BEGINNING                                                                             ENDING
                   FACE           PRINCIPAL                                                  REALIZED    DEFERRED     PRINCIPAL
   CLASS           VALUE           BALANCE        PRINCIPAL       INTEREST         TOTAL      LOSSES     INTEREST       BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    AP          2,685,956.30     1,658,285.07        3,845.05           0.00       3,845.05    0.00       0.00       1,654,440.02
    A1         43,900,000.00             0.00            0.00           0.00           0.00    0.00       0.00               0.00
    A2         57,369,000.00    13,549,762.92      382,559.03      76,217.42     458,776.45    0.00       0.00      13,167,203.89
    A3          5,244,000.00     1,238,560.16       34,969.05       5,934.77      40,903.82    0.00       0.00       1,203,591.11
    A4         38,589,000.00     9,114,187.20      257,326.61      22,690.53     280,017.14    0.00       0.00       8,856,860.59
    A6         15,767,000.00     3,723,946.98      105,140.55      17,533.58     122,674.13    0.00       0.00       3,618,806.43
    A7         74,041,000.00    36,353,660.65      329,025.17     204,489.34     533,514.51    0.00       0.00      36,024,635.48
    A8         26,250,000.00    11,241,057.74      131,033.92      63,230.95     194,264.87    0.00       0.00      11,110,023.82
    A9         14,500,000.00    13,793,270.94      389,434.14      64,943.32     454,377.46    0.00       0.00      13,403,836.80
    A10        15,300,000.00    15,300,000.00            0.00      86,062.50      86,062.50    0.00       0.00      15,300,000.00
    A11         1,320,000.00     1,320,000.00            0.00       7,425.00       7,425.00    0.00       0.00       1,320,000.00
    A12        28,573,000.00    28,573,000.00            0.00     160,723.13     160,723.13    0.00       0.00      28,573,000.00
    A13         3,727,000.00     3,727,000.00            0.00      20,964.38      20,964.38    0.00       0.00       3,727,000.00
    A14        10,881,000.00    10,881,000.00            0.00      46,915.25      46,915.25    0.00       0.00      10,881,000.00
    A15         5,239,000.00     5,239,000.00            0.00      43,759.66      43,759.66    0.00       0.00       5,239,000.00
    A16        18,846,000.00    18,846,000.00            0.00      80,472.42      80,472.42    0.00       0.00      18,846,000.00
    A17         9,074,000.00     9,074,000.00            0.00      76,577.15      76,577.15    0.00       0.00       9,074,000.00
    A18         7,889,000.00     7,889,000.00            0.00      44,375.63      44,375.63    0.00       0.00       7,889,000.00
     M          3,981,351.00     3,177,796.11       18,505.33      17,875.10      36,380.43    0.00       0.00       3,159,290.78
    B1         14,928,948.02    11,169,623.06       65,044.33      62,829.13     127,873.46    0.00       0.00      11,104,578.73
    B2                  0.00             0.00            0.00           1.29           1.29    0.00       0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
  TOTALS      398,105,255.32   205,869,150.83    1,716,883.18   1,103,020.55   2,819,903.73    0.00       0.00      204,152,267.65
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    A5        38,589,000.00      9,114,187.20            0.00      45,665.88      45,665.88    0.00       0.00        8,856,860.59
    AX       206,298,774.43     98,135,088.38            0.00      15,332.88      15,332.88    0.00       0.00       96,803,380.54
    AI       398,105,255.32    205,869,150.83            0.00      10,821.28      10,821.28    0.00       0.00      204,152,267.64
    AW       398,105,255.32    205,869,150.83            0.00      26,154.16      26,154.16    0.00       0.00      204,152,267.64
----------------------------------------------------------------------------------------------------------------------------------


                                                               B-1-1

                                     Chase Mortgage Finance Corporation, Series 1993P

                                                    November 26, 2001

--------------------------------------------------------------------------------------------------------------------------
                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                               PASS-THROUGH RATES
--------------------------------------------------------------------------------------------------------------------------
                                                                                                              CURRENT
                            BEGINNING                                               ENDING                   PASS-THRU
   CLASS        CUSIP       PRINCIPAL     PRINCIPAL    INTEREST      TOTAL        PRINCIPAL       CLASS        RATE
--------------------------------------------------------------------------------------------------------------------------
    AP       161626ZM1    617.39093447   1.43153855   0.00000000  1.43153855    615.95939591        AP      0.000000 %
    A1       161626YS9    0.00000000     0.00000000   0.00000000  0.00000000    0.00000000          A1      5.650000 %
    A2       161626YT7    236.18614443   6.66839286   1.32854712  7.99693999    229.51775157        A2      6.750000 %
    A3       161626YU4    236.18614798   6.66839245   1.13172578  7.80011823    229.51775553        A3      5.750000 %
    A4       161626YV2    236.18614631   6.66839281   0.58800513  7.25639794    229.51775350        A4      2.987500 %
    A6       161626YX8    236.18614702   6.66839285   1.11204287  7.78043572    229.51775417        A6      5.650000 %
    A7       161626YY6    490.99364744   4.44382396   2.76183925  7.20566321    486.54982348        A7      6.750000 %
    A8       161626YZ3    428.23077105   4.99176838   2.40879810  7.40056648    423.23900267        A8      6.750000 %
    A9       161626ZA7    951.26006483   26.85752690  4.47884966  31.33637655   924.40253793        A9      5.650000 %
    A10      161626ZB5    1,000.00000000 0.00000000   5.62500000  5.62500000    1,000.00000000     A10      6.750000 %
    A11      161626ZC3    1,000.00000000 0.00000000   5.62500000  5.62500000    1,000.00000000     A11      6.750000 %
    A12      161626ZD1    1,000.00000000 0.00000000   5.62500017  5.62500017    1,000.00000000     A12      6.750000 %
    A13      161626ZE9    1,000.00000000 0.00000000   5.62500134  5.62500134    1,000.00000000     A13      6.750000 %
    A14      161626ZF6    1,000.00000000 0.00000000   4.31166713  4.31166713    1,000.00000000     A14      5.174000 %
    A15      161626ZG4    1,000.00000000 0.00000000   8.35267417  8.35267417    1,000.00000000     A15     10.023210 %
    A16      161626ZH2    1,000.00000000 0.00000000   4.27000000  4.27000000    1,000.00000000     A16      5.124000 %
    A17      161626ZJ8    1,000.00000000 0.00000000   8.43918338  8.43918338    1,000.00000000     A17     10.127020 %
    A18      161626ZK5    1,000.00000000 0.00000000   5.62500063  5.62500063    1,000.00000000     A18      6.750000 %
     M       161626ZN9    798.17029697   4.64800265   4.48970714  9.13770979    793.52229432        M       6.750000 %
    B1                    748.18554161   4.35692655   4.20854369  8.56547024    743.82861506        B1      6.750000 %
--------------------------------------------------------------------------------------------------------------------------
  TOTALS                  517.12241443   4.31263631   2.77067568  7.08331199    512.80977812
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
    A5       161626YW0    236.18614631   0.00000000   1.18339112  1.18339112    229.51775350        A5      6.012500 %
    AX       1616262F2    475.69399601   0.00000000   0.07432366  0.07432366    469.23875727        AX      0.000000 %
    AI                    517.12241443   0.00000000   0.02718196  0.02718196    512.80977810        AI      0.000000 %
    AW                    517.12241443   0.00000000   0.06569660  0.06569660    512.80977810        AW      0.000000 %
--------------------------------------------------------------------------------------------------------------------------












               ------------------------------------------------------------------------------------------------------------

               IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                                             Karen Schluter
                                            JPMorgan Chase Bank - Structured Finance Services
                                                    450 West 33rd Street, 14th Floor
                                                        New York, New York 10001
                                                           Tel: (212) 946-3232
                                                     Email: Karen.Schluter@Chase.com
               ------------------------------------------------------------------------------------------------------------



                                                        B-2-2

                                  EXHIBIT B

               Chase Mortgage Finance Corporation, Series 1993P

                              November 26, 2001

-----------------------------------------------------------------------------
Sec.6.02(a)(iii)     Principal Prepayments                      1,309,859.92
Sec.6.02(a)(iii)     Repurchase Principal                               0.00
Sec.6.02(a)(iv)      Advance by Master Servicer                    46,613.63
Sec.6.02(a)(iv)      Delinquency for Due Period                    46,613.63
Sec.6.02(a)(ix)      Advances Recovered                            52,563.37
Sec.6.02(a)(v)       Ending Loan Count                                   548
Sec.6.02(a)(vi)      Service Fee                                   36,614.06
Sec.6.02(a)(vi)      Additional Servicing Compensation                  0.00
Sec.6.02(a)(vii)     Servicing (Escrow) Advances                        0.00
Sec.6.02(a)(v)       Principal Balance of Mortgage Loans      204,152,267.64
Sec.6.02(a)(x)       Ending Class A %                             93.01312 %
Sec.6.02(a)(x)       Ending Class M %                              1.54752 %
Sec.6.02(a)(x)       Ending Class B %                              5.43936 %
Sec.6.02(a)(x)       Class A Non-PO Prepayment %                  95.78453 %
Sec.6.02(a)(x)       Beginning Class A Non-PO %                   92.97421 %
Sec.6.02(a)(x)       Class A Certificate Balance              189,888,398.13
Sec.6.02(a)(x)       Class M Certificate Balance                3,159,290.78
Sec.6.02(a)(x)       Class B Certificate Balance               11,104,578.73
Sec.6.02(a)(xiii)    Prepayment Interest Shortfall                      0.00
Sec.6.02(a)(viii)    REO Book Value                                     0.00
Sec.6.02(a)(xi)      Current Realized Loss                              0.00
Sec.6.02(a)(xi)      Cumulative Realized Losses                   998,799.00

                     M Interest Shortfall                               0.00
                     B1 Interest Shortfall                              0.00

                     M Interest Shortfall Repayment                     0.00
                     B1 Interest Shortfall Repayment                    0.00

                     M Interest Shortfall Balance                       0.00
                     B1 Interest Shortfall Balance                      0.00


-----------------------------------------------------------------------------



                                    B-1-3

                                  EXHIBIT B

               Chase Mortgage Finance Corporation, Series 1993P

                              November 26, 2001





    --------------------------------------------------------------------------
                                     Group 1
    --------------------------------------------------------------------------
       Category            Number       Principal Balance      Percentage
    ------------------------------------------------------------------------
       1 Month                    4           1,117,638.10           0.55 %
       2 Month                    0                   0.00           0.00 %
       3 Month                    0                   0.00           0.00 %
    ------------------------------------------------------------------------
        Total                     4           1,117,638.10           0.55 %
    ------------------------------------------------------------------------


                             Loans in Foreclosure

              --------------------------------------------------
                                   Group 1
              --------------------------------------------------
              Number            Principal         Percentage
                                Balance
              --------------------------------------------------
                         1        243,130.20         0.12 %
              --------------------------------------------------


                                      REO

                 ------------------------------------------------
                                     Group 1
                 ------------------------------------------------
                 Number      Principal         Percentage
                             Balance
                 ------------------------------------------------
                          0              0.00             0.00 %
                 ------------------------------------------------





                                         B-1-4


   GE Capital Mortgage Services, Inc.                                      Contact:             Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10

                                Certificateholder Distribution Summary

------------------------------------------------------------------------------------------------------------------
                                    Certificate     Certificate      Beginning
                                       Class        Pass-Through    Certificate       Interest       Principal
      Class            CUSIP        Description         Rate          Balance       Distribution    Distribution
------------------------------------------------------------------------------------------------------------------
       A1            36157LQW1          SEQ           5.85000%               2.56           0.01           0.00
       A2            36157LRS9          SEQ           9.00000%         706,195.03       5,213.81      48,311.05
       A3            36157LRT7          SEQ           6.50000%      4,0890,194.49      21,804.13     770,740.47
       A4            36157LQY7          SEQ           5.95000%               0.00           0.00           0.00
       A5            36157LQX9          SEQ           5.85000%               0.00           0.00           0.00
       A6            36157LQZ4          SEQ           6.15000%               0.00           0.00           0.00
       A7            36157LRF7          SEQ           6.30000%       8,827,414.37      45,620.68     603,887.91
       A8            36157LRG5          SEQ           6.50000%       6,913,000.00      36,861.04           0.00
       A9            36157LRH3          SEQ           6.50000%       3,273,000.00      17,452.07           0.00
       A10           36157LRC4          SEQ           6.50000%      28,745,517.53     153,274.94   1,959,054.69
       A11           36157LRD2          SEQ           6.50000%       7,220,000.00      34,498.00           0.00
       A12           36157LRL4          FLT           5.25600%       9,142,963.46      39,421.21           0.00
       A13           36157LRM2          FLT           8.78750%       1,924,834.42      13,875.43           0.00
       A14           36157LRN0          FLT           8.82493%       2,998,299.75      21,705.70           0.00
       A15           36157LRE0          SEQ           6.50000%      15,574,000.00      83,042.65           0.00
       A16           36157LRP5          FLT           5.35600%      15,909,169.00      69,899.77           0.00
       A17           36157LRQ3          FLT           9.18750%       3,030,317.91      22,838.80           0.00
       A18           36157LRR1          FLT           8.31646%       5,536,157.71      37,768.92           0.00
        S            GEC93010S        WAC, IO         0.66715%               0.00      76,583.10           0.00
       AR            36157LRB6          SEN           0.00000%               0.00           0.00           0.00
        M            36157LRA8          MEZ           6.50000%      12,036,330.39      64,179.32     278,857.24
       B1            36157LRJ9          SUB           6.50000%       6,018,165.39      32,089.66     139,428.63
       B2            36157LRK6          SUB           6.50000%       3,761,353.36      20,056.04      87,142.89
       B3            36157MLT9          SUB           6.50000%       2,106,642.55      11,232.90      48,806.61
       B4            GEC9310B4          SUB           6.50000%         602,101.22       3,210.48      13,949.46
       B5            GEC9310B5          SUB           6.50000%       1,519,789.52       8,103.72      35,841.51
------------------------------------------------------------------------------------------------------------------
Totals                                                             139,934,448.66     822,732.38   3,986,020.46
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
                      Current          Ending                        Cumulative
                      Realized      Certificate        Total          Realized
      Class             Loss          Balance       Distribution       Losses
-----------------------------------------------------------------------------------
       A1               0.00                2.56            0.01            0.00
       A2               0.00          657,883.98       53,524.86            0.00
       A3               0.00        3,318,454.02      792,544.60            0.00
       A4               0.00                0.00            0.00            0.00
       A5               0.00                0.00            0.00            0.00
       A6               0.00                0.00            0.00            0.00
       A7               0.00        8,223,526.46      649,508.59            0.00
       A8               0.00        6,913,000.00       36,861.04            0.00
       A9               0.00        3,273,000.00       17,452.07            0.00
       A10              0.00       26,786,462.84    2,112,329.63            0.00
       A11              0.00        7,220,000.00       38,498.00            0.00
       A12              0.00        9,142,963.46       39,421.21            0.00
       A13              0.00        1,924,834.42       13,875.43            0.00
       A14              0.00        2,998,299.75       21,705.70            0.00
       A15              0.00       15,574,000.00       83,042.65            0.00
       A16              0.00       15,909,169.00       69,899.77            0.00
       A17              0.00        3,030,317.91       22,838.80            0.00
       A18              0.00        5,536,157.71       37,768.92            0.00
        S               0.00                0.00       76,583.10            0.00
       AR               0.00                0.00            0.00            0.00
        M               0.00       11,757,473.14      343,036.56            0.00
       B1               0.00        5,878,736.77      171,518.29            0.00
       B2               0.00        3,674,210.47      107,198.93            0.00
       B3               0.00        2,057,835.93       60,039.51            0.00
       B4               0.00          588,151.76       17,159.94            0.00
       B5            (631.08)       1,484,579.09       43,945.23      370,604.39
-----------------------------------------------------------------------------------
Totals                 (631.08)   135,949,059.27    4,808,752.84      370,604.39
-----------------------------------------------------------------------------------


     All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.



                                    B-2-1


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10


                                         Principal Distribution Statement

-------------------------------------------------------------------------------------------------
                 Original         Beginning          Scheduled       Unscheduled
                   Face          Certificate         Principal        Principal
   Class          Amount           Balance         Distribution      Distribution     Accretion
-------------------------------------------------------------------------------------------------
     A1        19,850,000.00             2.56              0.00           0.00            0.00
     A2        26,462,000.00       706,195.03          3,120.71      45,190.34            0.00
     A3        38,668,000.00     4,089,194.49         49,786.92     720,953.55            0.00
     A4        41,600,000.00             0.00              0.00           0.00            0.00
     A5        19,450,000.00             0.00              0.00           0.00            0.00
     A6        37,200,000.00             0.00              0.00           0.00            0.00
     A7        23,550,000.00     8,827,414.37         39,008.88     564,879.03            0.00
     A8         6,913,000.00     6,913,000.00              0.00           0.00            0.00
     A9         3,273,000.00     3,273,000.00              0.00           0.00            0.00
    A10        73,000,000.00    28,745,517.53        126,547.52   1,832,507.17            0.00
    A11         7,220,000.00     7,220,000.00              0.00           0.00            0.00
    A12        23,270,000.00     9,142,963.46              0.00           0.00            0.00
    A13         4,898,947.00     1,924,834.42              0.00           0.00            0.00
    A14         7,631,052.00     2,998,299.75              0.00           0.00            0.00
    A15        15,574,000.00    15,574,000.00              0.00           0.00            0.00
    A16        24,206,000.00    15,909,169.00              0.00           0.00            0.00
    A17         4,610,666.00     3,030,317.91              0.00           0.00            0.00
    A18         8,423,333.00     5,536,157.71              0.00           0.00            0.00
     S                  0.00             0.00              0.00           0.00            0.00
     AR             1,000.00             0.00              0.00           0.00            0.00
     M         16,912,000.00    12,036,330.39         23,088.10     255,769.14            0.00
     B1         8,456,000.00     6,018,165.39         11,544.05     127,884.58            0.00
     B2         5,285,000.00     3,761,353.36          7,215.03      79,927.86            0.00
     B3         2,960,000.00     2,106,642.55          4,040.96      44,765.65            0.00
     B4           846,000.00       602,101.22          1,154.95      12,794.51            0.00
     B5         2,537,366.74     1,519,789.52          2,915.26      32,926.25            0.00
-------------------------------------------------------------------------------------------------
Totals        422,797,364.74   139,934,448.66        268,422.38   3,717,598.08            0.00
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                  Total          Ending          Ending           Total
                Realized        Principal      Certificate     Certificate      Principal
   Class         Loss (1)       Reduction        Balance       Percentage      Distribution
-------------------------------------------------------------------------------------------------
     A1              0.00           0.00            2.56    0.00000013               0.00
     A2              0.00      48,311.05      657,883.98    0.02486146          48,311.05
     A3              0.00     770,740.47    3,318,445.02    0.08581913         770,740.47
     A4              0.00           0.00            0.00    0.00000000               0.00
     A5              0.00           0.00            0.00    0.00000000               0.00
     A6              0.00           0.00            0.00    0.00000000               0.00
     A7              0.00     603,887.91    8,223,526.46    0.34919433         603,887.91
     A8              0.00           0.00    6,913,000.00    1.00000000               0.00
     A9              0.00           0.00    3,273,000.00    1.00000000               0.00
    A10              0.00   1,959,054.69   26,786,462.84    0.36693785       1,959,054.69
    A11              0.00           0.00    7,220,000.00    1.00000000               0.00
    A12              0.00           0.00    9,142,963.46    0.39290776               0.00
    A13              0.00           0.00    1,924,834.42    0.39290779               0.00
    A14              0.00           0.00    2,998,299.75    0.39290779               0.00
    A15              0.00           0.00   15,574,000.00    1.00000000               0.00
    A16              0.00           0.00   15,909,169.00    0.65724073               0.00
    A17              0.00           0.00    3,030,317.91    0.65724082               0.00
    A18              0.00           0.00    5,536,157.71    0.65724075               0.00
     S               0.00           0.00            0.00    0.00000000               0.00
     AR              0.00           0.00            0.00    0.00000000               0.00
     M               0.00     278,857.24   11,757,473.14    0.69521483         278,857.24
     B1              0.00     139,428.63    5,878,736.77    0.69521485         139,428.63
     B2              0.00      87,142.89    3,674,210.47    0.69521485          87,142.89
     B3              0.00      48,806.61    2,057,835.93    0.69521484          48,806.61
     B4              0.00      13,949.46      588,151.76    0.69521485          13,949.46
     B5           (631.08)     35,210.43    1,484,579.09    0.58508653          35,841.51
-------------------------------------------------------------------------------------------------
Totals            (631.08)  3,985,389.38   135,949,059.27   0.32154661       3,986,020.46
-------------------------------------------------------------------------------------------------


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description

                                    B-2-2


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10

                                     Principal Distribution Factors Statement
-------------------------------------------------------------------------------------------------------------
                 Original         Beginning        Scheduled     Unscheduled
                   Face          Certificate       Principal      Principal                      Realized
 Class (2)        Amount           Balance       Distribution    Distribution     Accretion       Loss (3)
-------------------------------------------------------------------------------------------------------------
     A1        19,850,000.00      0.00012897       0.00000000     0.00000000      0.00000000     0.00000000
     A2        26,462,000.00     26.68713740       0.11793175     1.70774469      0.00000000     0.00000000
     A3        38,668,000.00    105.75138331       1.28754836    18.64470751      0.00000000     0.00000000
     A4        41,600,000.00    0.00000000         0.00000000     0.00000000      0.00000000     0.00000000
     A5        19,450,000.00    0.00000000         0.00000000     0.00000000      0.00000000     0.00000000
     A6        37,200,000.00    0.00000000         0.00000000     0.00000000      0.00000000     0.00000000
     A7        23,550,000.00    374.83712824       1.65642803    23.98637070      0.00000000     0.00000000
     A8         6,913,000.00   1000.00000000       0.00000000     0.00000000      0.00000000     0.00000000
     A9         3,273,000.00   1000.00000000       0.00000000     0.00000000      0.00000000     0.00000000
    A10        73,000,000.00    393.77421274       1.73352767    25.10283795      0.00000000     0.00000000
    A11         7,220,000.00   1000.00000000       0.00000000     0.00000000      0.00000000     0.00000000
    A12        23,270,000.00    392.90775505       0.00000000     0.00000000      0.00000000     0.00000000
    A13         4,898,947.00    392.90778610       0.00000000     0.00000000      0.00000000     0.00000000
    A14         7,631,052.00    392.90778650       0.00000000     0.00000000      0.00000000     0.00000000
    A15        15,574,000.00   1000.00000000       0.00000000     0.00000000      0.00000000     0.00000000
    A16        24,206,000.00    657.24072544       0.00000000     0.00000000      0.00000000     0.00000000
    A17         4,610,666.00    657.24082161       0.00000000     0.00000000      0.00000000     0.00000000
    A18         8,423,333.00    657.24075137       0.00000000     0.00000000      0.00000000     0.00000000
     S                  0.00    0.00000000         0.00000000     0.00000000      0.00000000     0.00000000
     AR             1,000.00    0.00000000         0.00000000     0.00000000      0.00000000     0.00000000
     M         16,912,000.00    711.70354719       1.36519040    15.12353004      0.00000000     0.00000000
     B1         8,456,000.00    711.70357025       1.36519040    15.12353122      0.00000000     0.00000000
     B2         5,285,000.00    711.70356859       1.36519016    15.12353075      0.00000000     0.00000000
     B3         2,960,000.00    711.70356419       1.36518919    15.12353041      0.00000000     0.00000000
     B4           846,000.00    711.70356974       1.36518913    15.12353428      0.00000000     0.00000000
     B5         2,537,366.74    598.96328585       1.14893127    12.97654355      0.00000000    (0.24871454)
-------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                   Total          Ending          Ending           Total
                 Principal      Certificate     Certificate      Principal
 Class (2)       Reduction        Balance       Percentage      Distribution
------------------------------------------------------------------------------
     A1         0.00000000      0.00012897      0.00000013       0.00000000
     A2         1.82567644     24.86146096      0.02486146       1.82567644
     A3        19.93225587     85.81912744      0.08581913      19.93225587
     A4         0.00000000       0.00000000     0.00000000       0.00000000
     A5         0.00000000       0.00000000     0.00000000       0.00000000
     A6         0.00000000       0.00000000     0.00000000       0.00000000
     A7        25.64279873     349.19432951     0.34919433      25.64279873
     A8         0.00000000     1000.00000000    1.00000000       0.00000000
     A9         0.00000000     1000.00000000    1.00000000       0.00000000
    A10        26.83636562     366.93784712     0.36693785      26.83636562
    A11         0.00000000     1000.00000000    1.00000000       0.00000000
    A12         0.00000000     392.90775505     0.39290776       0.00000000
    A13         0.00000000     392.90778610     0.39290779       0.00000000
    A14         0.00000000     392.90778650     0.39290779       0.00000000
    A15       1000.00000000     1.00000000      1.00000000       0.00000000
    A16         0.00000000     657.24072544     0.65724073       0.00000000
    A17         0.00000000     657.24082161     0.65724082       0.00000000
    A18         0.00000000     657.24075137     0.65724075       0.00000000
     S          0.00000000       0.00000000     0.00000000       0.00000000
     AR         0.00000000       0.00000000     0.00000000       0.00000000
     M         16.48872044     695.21482616     0.69521483      16.48872044
     B1        16.48872162     695.21484981     0.69521485      16.48872162
     B2        16.48872091     695.21484768     0.69521485      16.48872091
     B3        16.48871959     695.21484122     0.69521484      16.48871959
     B4        16.48872340     695.21484634     0.69521485      16.48872340
     B5        13.87676028     585.08652557     0.58508653      14.12547482
------------------------------------------------------------------------------


(2)  Per $1,000 Denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.




                                         B-2-3


 GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
 Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
 Record Date:                                             31-Oct-2001                         Securities Administration Services
 Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                              Frederick, MD  21703
                                                                                              Telephone:   (301) 815-6600
 20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                       GECMS Series 1993-10


                                        Interest Distribution Statement

 ------------------------------------------------------------------------------------------------------------------
                                         Beginning                 Payment of
             Original       Current     Certificate/    Current      Unpaid     Current     Non-Supported
               Face       Certificate     Notional      Accrued     Interest   Interest       Interest      Realized
  Class       Amount         Rate         Balance       Interest   Shortfall   Shortfall      Shortfall      Loss (4)
---------------------------------------------------------------------------------------------------------------------
    A1     19,850,000.00     5.85000%           2.56         0.01    0.00         0.00           0.00         0.00
    A2     26,462,000.00     9.00000%     706,195.03     5,296.46    0.00         0.00          82.66         0.00
    A3     38,668,000.00     6.50000%   4,089,194.49    22,149.80    0.00         0.00         345.67         0.00
    A4     41,600,000.00     5.95000%           0.00         0.00    0.00         0.00           0.00         0.00
    A5     19,450,000.00     5.85000%           0.00         0.00    0.00         0.00           0.00         0.00
    A6     37,200,000.00     6.15000%           0.00         0.00    0.00         0.00           0.00         0.00
    A7     23,550,000.00     6.30000%   8,827,414.37    46,343.93    0.00         0.00         723.25         0.00
    A8      6,913,000.00     6.50000%   6,913,000.00    37,445.42    0.00         0.00         584.38         0.00
    A9      3,273,000.00     6.50000%   3,273,000.00    17,728.75    0.00         0.00         276.68         0.00
   A10     73,000,000.00     6.50000%  28,745,517.53   155,704.89    0.00         0.00       2,429.95         0.00
   A11      7,220,000.00     6.50000%   7,220,000.00    39,108.33    0.00         0.00         610.33         0.00
   A12     23,270,000.00     5.25600%   9,142,963.46    40,046.18    0.00         0.00         624.97         0.00
   A13      4,898,947.00     8.78750%   1,924,834.42    14,095.40    0.00         0.00         219.97         0.00
   A14      7,631,052.00     8.82493%   2,998,299.75    22,049.81    0.00         0.00         344.11         0.00
   A15     15,574,000.00     6.50000%  15,574,000.00    84,359.17    0.00         0.00       1,316.52         0.00
   A16     24,206,000.00     5.35600%  15,909,169.00    71,007.92    0.00         0.00       1,108.16         0.00
   A17      4,610,666.00     9.18750%   3,030,317.91    23,200.87    0.00         0.00         362.08         0.00
   A18      8,423,333.00     8.31646%   5,536,157.71    38,367.69    0.00         0.00         598.77         0.00
    S               0.00     0.66715%  139,934,448.65   77,797.21    0.00         0.00       1,214.11         0.00
    AR          1,000.00     0.00000%           0.00         0.00    0.00         0.00           0.00         0.00
    M      16,912,000.00     6.50000%  12,036,330.39    65,196.79    0.00         0.00       1,017.47         0.00
    B1      8,456,000.00     6.50000%   6,018,165.39    32,598.40    0.00         0.00         508.73         0.00
    B2      5,285,000.00     6.50000%   3,761,353.36    20,374.00    0.00         0.00         317.96         0.00
    B3      2,960,000.00     6.50000%   2,106,642.55    11,410.98    0.00         0.00         178.08         0.00
    B4        846,000.00     6.50000%     602,101.22     3,261.38    0.00         0.00          50.90         0.00
    B5      2,537,366.74     6.50000%   1,519,789.52     8,232.19    0.00         0.00         128.47         0.00
--------------------------------------------------------------------------------------------------------------------
 Totals    422,797,364.74                              835,775.58    0.00         0.00      13,043.22         0.00
--------------------------------------------------------------------------------------------------------------------



 ------------------------------------------------------
                            Remaining       Ending
                Total         Unpaid     Certificate/
               Interest      Interest      Notional
   Class     Distribution   Shortfall       Balance
 ------------------------------------------------------
     A1             0.01         0.00             2.56
     A2         5,213.81         0.00       657,883.98
     A3        21,804.13         0.00     3,318,454.02
     A4             0.00         0.00             0.00
     A5             0.00         0.00             0.00
     A6             0.00         0.00             0.00
     A7        45,620.68         0.00     8,223,526.46
     A8        36,861.04         0.00     6,913,000.00
     A9        17,452.07         0.00     3,273,000.00
    A10       153,274.94         0.00    26,786,462.84
    A11        38,498.00         0.00     7,220,000.00
    A12        39,421.21         0.00     9,142,963.46
    A13        13,875.43         0.00     1,924,834.42
    A14        21,705.70         0.00     2,998,299.75
    A15        83,042.65         0.00    15,574,000.00
    A16        69,899.77         0.00    15,909,169.00
    A17        22,838.80         0.00     3,030,317.91
    A18        37,768.92         0.00     5,536,157.71
     S         76,583.10         0.00   135,949,059.27
     AR             0.00         0.00             0.00
     M         64,179.32         0.00    11,757,473.14
     B1        32,089.66         0.00     5,878,736.77
     B2        20,056.04         0.00     3,674,210.47
     B3        11,232.90         0.00     2,057,835.93
     B4         3,210.48         0.00       588,151.76
     B5         8,103.72         0.00     1,484,579.09
 ------------------------------------------------------
  Totals      822,732.38       659.65
 ------------------------------------------------------


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                                    B-2-4


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10


                                          Interest Distribution Factors Statement


--------------------------------------------------------------------------------------------------------------------
                                           Beginning                  Payment of
                Original      Current     Certificate/     Current      Unpaid       Current     Non-Supported
                  Face       Certificate    Notional       Accrued     Interest      Interest      Interest
 Class (5)       Amount         Rate        Balance       Interest     Shortfall    Shortfall      Shortfall

--------------------------------------------------------------------------------------------------------------------
    A1       19,850,000.00    5.85000%     0.00012897     0.00000050   0.00000000   0.00000000    0.00000000
    A2       26,462,000.00    9.00000%    26.68713740     0.20015343   0.00000000   0.00000000    0.00312372
    A3       38,668,000.00    6.50000%   105.75138331     0.57281990   0.00000000   0.00000000    0.00893943
    A4       41,600,000.00    5.95000%     0.00000000     0.00000000   0.00000000   0.00000000    0.00000000
    A5       19,450,000.00    5.85000%     0.00000000     0.00000000   0.00000000   0.00000000    0.00000000
    A6       37,200,000.00    6.15000%     0.00000000     0.00000000   0.00000000   0.00000000    0.00000000
    A7       23,550,000.00    6.30000%   374.83712824     1.96789512   0.00000000   0.00000000    0.03071125
    A8        6,913,000.00    6.50000%   1000.00000000    5.41666715   0.00000000   0.00000000    0.08453349
    A9        3,273,000.00    6.50000%   1000.00000000    5.41666667   0.00000000   0.00000000    0.08453407
    A10      73,000,000.00    6.50000%   393.77421274     2.13294370   0.00000000   0.00000000    0.03328699
    A11       7,220,000.00    6.50000%   1000.00000000    5.41666620   0.00000000   0.00000000    0.08453324
    A12      23,270,000.00    5.25600%   392.90775505     1.72093597   0.00000000   0.00000000    0.02685733
    A13       4,898,947.00    8.78750%   392.90778610     2.87723056   0.00000000   0.00000000    0.04490149
    A14       7,631,052.00    8.82493%   392.90778650     2.88948496   0.00000000   0.00000000    0.04509339
    A15      15,574,000.00    6.50000%   1000.00000000    5.41666688   0.00000000   0.00000000    0.08453320
    A16      24,206,000.00    5.35600%   657.24072544     2.93348426   0.00000000   0.00000000    0.04578039
    A17       4,610,666.00    9.18750%   657.24082161     5.03199972   0.00000000   0.00000000    0.07853095
    A18       8,423,333.00    8.31646%   657.24075137     4.55492974   0.00000000   0.00000000    0.07108469
     S                0.00    0.66715%   330.97284792     0.18400590   0.00000000   0.00000000    0.00287161
    AR            1,000.00    0.00000%     0.00000000     0.00000000   0.00000000   0.00000000    0.00000000
     M       16,912,000.00    6.50000%   711.70354719     3.85506090   0.00000000   0.00000000    0.06016261
    B1        8,456,000.00    6.50000%   711.70357025     3.85506149   0.00000000   0.00000000    0.06016202
    B2        5,285,000.00    6.50000%   711.70356859     3.85506149   0.00000000   0.00000000    0.06016272
    B3        2,960,000.00    6.50000%   711.70356419     3.85506081   0.00000000   0.00000000    0.06016216
    B4          846,000.00    6.50000%   711.70356974     3.85505910   0.00000000   0.00000000    0.06016548
    B5        2,537,366.74    6.50000%   598.96328585     3.24438319   0.00000000   0.00000000    0.05063123
--------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------
                                           Remaining      Ending
                               Total        Unpaid     Certificate/
               Realized      Interest      Interest      Notional
 Class (5)     Loss (4)    Distribution    Shortfall      Balance
---------------------------------------------------------------------
    A1        0.00000000     0.00000050     0.00000000    0.00012897
    A2        0.00000000     0.19703008     0.00000000   24.86146096
    A3        0.00000000     0.56388047     0.00000000   85.81912744
    A4        0.00000000     0.00000000     0.00000000    0.00000000
    A5        0.00000000     0.00000000     0.00000000    0.00000000
    A6        0.00000000     0.00000000     0.00000000    0.00000000
    A7        0.00000000     1.93718386     0.00000000  349.19432951
    A8        0.00000000     5.33213366     0.00000000 1000.00000000
    A9        0.00000000     5.33213260     0.00000000 1000.00000000
    A10       0.00000000     2.09965671     0.00000000  366.93784712
    A11       0.00000000     5.33213296     0.00000000 1000.00000000
    A12       0.00000000     1.69407864     0.00000000  392.90775505
    A13       0.00000000     2.83232907     0.00000000  392.90778610
    A14       0.00000000     2.84439157     0.00000000  392.90778650
    A15       0.00000000     5.33213368     0.00000000 1000.00000000
    A16       0.00000000     2.88770429     0.00000000  657.24072544
    A17       0.00000000     4.95347093     0.00000000  657.24082161
    A18       0.00000000     4.48384505     0.00000000  657.24075137
     S        0.00000000     0.18113429     0.00000000  321.54660809
    AR        0.00000000     0.00000000     0.00000000    0.00000000
     M        0.00000000     3.79489830     0.00000000  695.21482616
    B1        0.00000000     3.79489830     0.00000000  695.21484981
    B2        0.00000000     3.79489877     0.00000000  695.21484768
    B3        0.00000000     3.79489865     0.00000000  695.21484122
    B4        0.00000000     3.79489362     0.00000000  695.21484634
    B5        0.00000000     3.19375196     0.25997424  585.08652557
------------  ------------ -------------- ------------ --------------


(5)    Per $1,000 Denomination.

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.



                                    B-2-5


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10

                                       Certificateholder Component Statement

---------------------------------------------------------------------------------------------------------------------------------
                   Component           Beginning           Ending            Beginning            Ending              Ending
                  Pass-Through         Notional           Notional           Component           Component          Component
    Class             Rate              Balance            Balance            Balance             Balance           Percentage
---------------------------------------------------------------------------------------------------------------------------------
    A3-1            6.50000%             0.00               0.00                     0.00               0.00         0.00000000%
---------------------------------------------------------------------------------------------------------------------------------
    A3-2            6.5000%              0.00               0.00             4,089,194.49       3,318,454.02         5.43466986%
---------------------------------------------------------------------------------------------------------------------------------




                                    B-2-6


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10

                                          Certificateholder Account Statement

-----------------------------------------------------------------        --------------------------------------------------------
                           CERTIFICATE ACCOUNT                                      PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance                                1,558,722.74            Total Prepayment/Curtailment Interest       13,043.22
                                                                         Shortfall
Deposits
                                                                         Servicing Fee Support                            0.00
     Payments of Interest and Principal          6,742,558.96
                                                                         Non-Supported Prepayment/Curtailment
     Liquidations, Insurance Proceeds,                                   Interest Shortfall                          13,043.22
     Reserve Funds                                       0.00                                                        =========
                                                                         --------------------------------------------------------
     Proceeds from Repurchased Loans                     0.00

     Other Amounts (Servicer Advances)                   0.00                                   SERVICING FEES

     Realized Losses                                     0.00
     Prepayment Penalties                                0.00            Gross Servicing Fee                         32,492.07
                                                ---------------          Master Servicing Fee                             0.00
                                                                         Special Servicing Fee                            0.00
Total Deposits                                   6,742,558.96            Supported Prepayment/Curtailment Interest        0.00
                                                                         Shortfall                                   ---------
Withdrawals
                                                                         Net Servicing Fee                           32,492.07
     Reimbursement for Servicer Advances                 0.00                                                        =========
     Payment of Service Fee                         32,492.07            --------------------------------------------------------

     Payment of Interest and Principal           4,808,752.85
                                                ---------------


Total Withdrawals (Pool Distribution Amount)     4,841,244.92

Ending Balance                                   3,460,036.78
                                                ===============

-----------------------------------------------------------------


                                               B-2-7


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                         GECMS Series 1993-10


                              Loan Status Stratification/Credit Enhancement Statement
--------------------------------------------------------------------------------------------------------------------
             DELINQUENT                           BANKRUPTCY                         FORECLOSURE
--------------------------------------------------------------------------------------------------------------------
                No. of    Principal                   No. of      Principal                   No. of       Principal
                Loans      Balance                    Loans        Balance                     Loans        Balance
                                         0-29 Days        0          0.00       0-29 Days          0            0.00
30 Days              4   1,241,401.14    30 Days          0          0.00       30 Days            0            0.00
60 Days              0           0.00    60 Days          0          0.00       60 Days            0            0.00
90 Days              0           0.00    90 Days          0          0.00       90 Days            0            0.00
120 Days             0           0.00   120 Days          0          0.00      120 Days            1      240,150.34
150 Days             0           0.00   150 Days          0          0.00      150 Days            0            0.00
180+ Days            0           0.00   180+ Days         0    437,377.02      180+ Days           1      247,890.39
               ----------------------                  ------------------                       --------------------
                     4   1,241,401.14                     2    437,377.02                          2      488,040.73

                No. of    Principal                   No. of    Principal                       No. of       Principal
                Loans      Balance                    Loans      Balance                         Loans         Balance

                                        0-29 Days   0.000000%   0.000000%       0-29 Days   0.000000%      0.000000%
30 Days        0.722022% 0.913434%      30 Days     0.000000%   0.000000%       30 Days     0.000000%      0.000000%
60 Days        0.000000% 0.000000%      60 Days     0.000000%   0.000000%       60 Days     0.000000%      0.000000%
90 Days        0.000000% 0.000000%      90 Days     0.000000%   0.000000%       90 Days     0.000000%      0.000000%
120 Days       0.000000% 0.000000%     120 Days     0.000000%   0.000000%      120 Days     0.180505%      0.176705%
150 Days       0.000000% 0.000000%     150 Days     0.000000%   0.000000%      150 Days     0.000000%      0.000000%
180+ Days      0.000000% 0.000000%     180+ Days    0.361011%   0.321826%      180+ Days    0.180505%      0.182400%
               -------------------                ----------------------                   ------------------------
               0.722022% 0.913434%                  0.361011%   0.321826%                   0.361011%      0.359105%
--------------------------------------------------------------------------------------------------------------------

TABLE CONT.

-------------------------------------------------------------------------
                REO                                Total
-------------------------------------------------------------------------
              No. of    Principal                No. of      Principal
               Loans     Balance                  Loans       Balance

 0-29 Days          0       0.00     0-29 Days       0           0.00
 30 Days            0       0.00      30 Days        4   1,241,401.14
 60 Days            0       0.00      60 Days        0           0.00
 90 Days            0       0.00      90 Days        0           0.00
120 Days            0       0.00     120 Days        0     240,150.34
150 Days            0       0.00     150 Days        0           0.00
180+ Days           0       0.00     180+ Days       3     685,267.41
             ---------------------              ------------------------
                    0       0.00                     8   2,166,818.89

              No. of    Principal                No. of      Principal
               Loans     Balance                  Loans       Balance

 0-29 Days   0.000000%  0.000000%    0-29 Days   0.000000%   0.000000%
 30 Days     0.000000%  0.000000%     30 Days    0.722022%   0.913434%
 60 Days     0.000000%  0.000000%     60 Days    0.000000%   0.000000%
 90 Days     0.000000%  0.000000%     90 Days    0.000000%   0.000000%
 120 Days    0.000000%  0.000000%    120 Days    0.180505%   0.176705%
 150 Days    0.000000%  0.000000%    150 Days    0.000000%   0.000000%
 180+ Days   0.000000%  0.000000%    180+ Days   0.541516%   0.504226%
             ---------------------              -------------------------
             0.000000%  0.000000%                1.444043%   1.594365%
-------------------------------------------------------------------------



Current Period Class A
Insufficient Funds               0.00    Principal Balance of Contaminated Properties      0.00     Periodic Advance    155,956.29

-------------------------------------------------------------------------------------------------------------------------------
                      SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS PERCENTAGE AND PREPAYMENT PERCENTAGE
                                                                                     Current
                          Original $    Original %    Current $      Current %       Class %    Prepayment %
                          ----------    ----------    ---------      ---------       -------    ------------
               Class A   36,996,366.74  8.75037775%  25,440,987.16   18.71361766%  81.286382%     0.000000%
               Class S   36,996,366.74  8.75037775%  25,440,987.16   18.71361766%   0.000000%     0.000000%
               Class M   20,084,366.74  4.75035284%  13,683,514.02   10.06517742%   8.648440%    46.214689%
             Class B-1   11,628,366.74  2.75034039%   7,804,777.25    5.74095716%   4.324220%    23.107345%
             Class B-2    6,343,366.74  1.50033260%   4,130,566.78    3.03831950%   2.702638%    14.442091%
             Class B-3    3,383,366.74  0.80023364%   2,072,730.85    1.52463788%   1.513682%     8.088664%
             Class B-4    2,537,366.74  0.60013778%   1,484,579.09    1.09201130%   0.432627%     2.311828%
             Class B-5            0.00  0.00000000%           0.00    0.00000000%   1.092011%     5.835383%

Please Refer to the Prospectus Supplement for a Full Description of Loss Exposure
-------------------------------------------------------------------------------------------------------------------------------


                                    B-2-8


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660

                                               GECMS Series 1993-10

----------------------------------------------------------------------------------
                           Original $    Original %     Current $       Current %

         Bankruptcy        134,648.00  0.03184693%      80,750.00     0.05939725%
         Fraud           5,349,699.00  1.26531039%   8,455,948.00     6.21993859%
         Special         3,062,558.00  0.72435598%   4,227,974.00     3.10996929%
         Hazard


Limit of Subordinate's Exposure to Certain Types of Losses
----------------------------------------------------------------------------------



                                    B-2-9


GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
Record Date:                                             31-Oct-2001                         Securities Administration Services
Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                             Frederick, MD  21703
                                                                                             Telephone:   (301) 815-6600
20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                                      GECMS Series 1993-10


----------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL
 Collateral Description                                                                           Fixed 30 Year
 Weighted Average Coupon Rate                                                                        7.443856 %
 Weighted Average Net Rate                                                                           7.165222 %
 Weighted Average Pass Through Rate                                                                  6.500000 %
 Weighted Average Maturity                                                                                  260
 Record Date                                                                                         10/31/2001
 Principal and Interest Constant                                                                   1,128,898.83
 Beginning Loan Count                                                                                       568
 Loans Paid in Full                                                                                          14
 Ending Loan Count                                                                                          554
 Beginning Scheduled Balance                                                                     139,934,448.65
 Ending Scheduled Balance                                                                        135,949,059.27
 Ending Actual Balance at 31-Oct-2001                                                            135,904,814.15
 Scheduled Principal                                                                                 268,422.38
 Unscheduled Principal                                                                             3,716,967.00
 Scheduled Interest                                                                                  868,043.27
 Servicing Fee                                                                                        32,492.07
 Master Servicing Fee                                                                                      0.00
 Trustee Fee                                                                                               0.00
 FRY Amount                                                                                                0.00
 Special Hazard Fee                                                                                        0.00
 Other Fee                                                                                                 0.00
 Pool Insurance Fee                                                                                        0.00
 Spread 1                                                                                                  0.00
 Spread 2                                                                                                  0.00
 Spread 3                                                                                                  0.00
 Net Interest                                                                                        835,551.20
 Realized Loss Amount                                                                                      0.00
 Cumulative Realized Loss                                                                            368,961.73
 Percentage of Cumulative Losses                                                                           0.00
 Special Servicing Fee                                                                                     0.00
 Prepayment Penalties                                                                                      0.00
 ---------------------------------------------------------- ----------------------------------------------------


                                                               B-2-10


   GE Capital Mortgage Services, Inc.                                          Contact:         Customer Service - CTSLink
   Mortgage Pass-Through Certificates                                                           Wells Fargo Bank Minnesota, N.A.
   Record Date:                                             31-Oct-2001                         Securities Administration Services
   Distribution Date:                                       26-Nov-2001                         7485 New Horizon Way
                                                                                                Frederick, MD  21703
                                                                                                Telephone:   (301) 815-6600
   20-Nov-2001                9:12:00PM                                                         Fax:         (301) 815-6660
                                                         GECMS Series 1993-10

         ---------------------------------------------------------------------------------------------------------------
         Miscellaneous Reporting
         Senior Percentage                                                                                   81.388155%
         Senior Prepayment Percentage                                                                        85.110524%
         Subordinate Percentage                                                                              18.611845%
         Subordinate Prepayment Percentage                                                                   14.889476%
         ---------------------------------------------------------- ----------------------------------------------------



                                                         B-2-11


The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660



                                 Certificateholder Distribution Summary

-------------------------------------------------------------------------------------------------------
                           Certificate    Certificate      Beginning
                              Class       Pass-Through    Certificate      Interest       Principal
   Class        CUSIP      Description        Rate          Balance      Distribution    Distribution
-------------------------------------------------------------------------------------------------------
    A-1       74434TZP5        TAC            6.10000%            0.00           0.00            0.00
    A-2       74434TZQ3       TAC, F          2.98750%    2,510,345.85       6,249.72      296,907.45
    A-3       74434TZR1        N, I           6.01250%            0.00      12,577.88            0.00
    A-4       74434TZS9        TAC            6.50000%            0.00           0.00            0.00
    A-5       74434TZT7        TAC            6.10000%            0.00           0.00            0.00
    A-6       74434TZU4        TAC            6.50000%            0.00           0.00            0.00
    A-7       74434TZV2        TAC            6.50000%    9,868,441.54      53,454.06    1,167,175.35
    A-8       74434TZW0        TAC            6.10000%   12,288,734.12      62,467.73    1,453,431.89
    A-9       74434TZX8        TAC            6.00000%   35,334,000.00     176,670.00            0.00
   A-10       74434TZY6        TAC            6.50000%    8,214,310.18      44,494.18      493,946.92
   A-11       74434TZZ3        TAC            6.50000%   16,468,925.27      89,206.68      568,295.44
   A-12       74434TA23        TAC            6.50000%   14,521,007.33      78,655.46    1,717,450.71
   A-13       74434TA31        TAC            6.10000%    3,406,259.71      17,315.15      402,870.34
   A-14       74434TA49        TAC            6.75000%   70,666,000.00     397,496.25            0.00
   A-15       74434TA56        TAC            6.50000%    3,472,000.00      18,806.67            0.00
   A-16       74434TA64        TAC            6.50000%    8,072,000.00      43,723.33            0.00
   A-17       74434TA72       SEQ, F          5.30600%   17,589,143.39      77,773.33            0.00
   A-18       74434TA80       SEQ, I          8.71733%    9,471,510.11      68,805.21            0.00
   A-19       74434TA98       SEQ, F          5.30600%   17,755,564.11      78,509.19            0.00
   A-20       74434TB22       SEQ, I          8.71723%    9,561,554.18      69,458.54            0.00
   A-21       74434UJY1        W,IO           0.49835%          424.65     111,274.78           10.83
    A-R       74434TB30         R             6.50000%          424.65           2.30           10.83
   A-LR       74434TB48         LR            6.50000%          424.65           4.60           10.83
     M        74434TB55        MEZ            6.50000%    3,449,139.21      18,682.84       53,112.08
     B        PHM93O51B        SUB            6.50000%   25,295,720.14     137,018.48      389,512.71
-------------------------------------------------------------------------------------------------------
Totals                                                   267,945,929.09   1,562,646.38    6,542,735.38
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                Current             Ending                          Cumulative
                Realized         Certificate           Total         Realized
   Class          Loss             Balance          Distribution      Losses
-------------------------------------------------------------------------------
    A-1            0.00                0.00              0.00            0.00
    A-2            0.00        2,213,438.40        303,157.17            0.00
    A-3            0.00                0.00         12,577.88            0.00
    A-4            0.00                0.00              0.00            0.00
    A-5            0.00                0.00              0.00            0.00
    A-6            0.00                0.00              0.00            0.00
    A-7            0.00        8,701,266.19      1,220,629.41            0.00
    A-8            0.00       10,835,302.23      1,515,899.62            0.00
    A-9            0.00       35,334,000.00        176,670.00            0.00
   A-10            0.00        7,720,363.26        538,441.10            0.00
   A-11            0.00       15,900,629.82        657,502.12            0.00
   A-12            0.00       12,803,556.62      1,796,106.17            0.00
   A-13            0.00        3,003,389.37        420,185.49            0.00
   A-14            0.00       70,666,000.00        397,496.25            0.00
   A-15            0.00        3,472,000.00         18,806.67            0.00
   A-16            0.00        8,072,000.00         43,723.33            0.00
   A-17            0.00       17,589,143.39         77,773.33            0.00
   A-18            0.00        9,471,510.11         68,805.21            0.00
   A-19            0.00       17,755,564.11         78,509.19            0.00
   A-20            0.00        9,561,554.18         69,458.54            0.00
   A-21            0.00              413.83        111,285.61            0.00
    A-R            0.00              413.83             13.13            0.00
   A-LR            0.00              413.83             15.43            0.00
     M             0.00        3,396,027.13         71,794.92            0.00
     B             7.19       24,906,200.23        526,531.19    1,074,856.37
------------------------------------------------------------------------------
Totals             7.19      261,403,186.53      8,105,381.76    1,074,856.37
------------------------------------------------------------------------------

All distributions re-uired by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.


                                                    B-3-1



The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


                                         Principal Distribution Statement

-----------------------------------------------------------------------------------------------------------
                  Original        Beginning        Scheduled      Unscheduled
                    Face         Certificate       Principal       Principal                    Realized
    Class          Amount          Balance       Distribution    Distribution   Accretion       Loss (1)
-----------------------------------------------------------------------------------------------------------
     A-1          2,019,000.00            0.00             0.00           0.00           0.00         0.00
     A-2         21,247,000.00    2,510,345.85        21,764.55     275,142.90           0.00         0.00
     A-3                  0.00            0.00             0.00           0.00           0.00         0.00
     A-4          5,804,000.00            0.00             0.00           0.00           0.00         0.00
     A-5         85,806,000.00            0.00             0.00           0.00           0.00         0.00
     A-6         45,426,000.00            0.00             0.00           0.00           0.00         0.00
     A-7         69,341,000.00    9,868,441.54        85,558.80   1,081,616.56           0.00         0.00
     A-8         40,381,000.00   12,288,734.12       106,542.59   1,346,889.30           0.00         0.00
     A-9         35,334,000.00   35,334,000.00             0.00           0.00           0.00         0.00
    A-10         25,238,000.00    8,214,310.18        36,208.36     457,738.56           0.00         0.00
    A-11         45,426,000.00   16,468,925.27        41,658.41     526,637.03           0.00         0.00
    A-12         32,801,000.00   14,521,007.33       125,896.27   1,591,554.44           0.00         0.00
    A-13          4,614,000.00    3,406,259.71        29,532.07     373,338.27           0.00         0.00
    A-14         70,666,000.00   70,666,000.00             0.00           0.00           0.00         0.00
    A-15          3,472,000.00    3,472,000.00             0.00           0.00           0.00         0.00
    A-16          8,072,000.00    8,072,000.00             0.00           0.00           0.00         0.00
    A-17         21,878,000.00   17,589,143.39             0.00           0.00           0.00         0.00
    A-18         11,781,000.00    9,471,510.11             0.00           0.00           0.00         0.00
    A-19         22,085,000.00   17,755,564.11             0.00           0.00           0.00         0.00
    A-20         11,893,000.00    9,561,554.18             0.00           0.00           0.00         0.00
    A-21              1,000.00          424.65             0.79          10.04           0.00         0.00
     A-R              1,000.00          424.65             0.79          10.04           0.00         0.00
    A-LR              1,000.00          424.65             0.79          10.04           0.00         0.00
      M           4,506,000.00    3,449,139.21         6,447.83      46,664.25           0.00         0.00
      B          33,046,655.41   25,295,720.14        47,287.92     342,224.79           0.00         7.19
-----------------------------------------------------------------------------------------------------------
   Totals       600,839,655.41  267,945,929.09       500,899.17   6,041,836.22           0.00         7.19
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                   Total          Ending          Ending          Total
                 Principal      Certificate     Certificate     Principal
    Class        Reduction        Balance       Percentage     Distribution
-----------------------------------------------------------------------------
     A-1                0.00             0.00     0.00000000            0.00
     A-2          296,907.45     2,213,438.40     0.10417651      296,907.45
     A-3                0.00             0.00     0.00000000            0.00
     A-4                0.00             0.00     0.00000000            0.00
     A-5                0.00             0.00     0.00000000            0.00
     A-6                0.00             0.00     0.00000000            0.00
     A-7        1,167,175.35     8,701,266.19     0.12548516    1,167,175.35
     A-8        1,453,431.89    10,835,302.23     0.26832674    1,453,431.89
     A-9                0.00    35,334,000.00     1.00000000            0.00
    A-10          493,946.92     7,720,363.26     0.30590234      493,946.92
    A-11          568,295.44    15,900,629.82     0.35003368      568,295.44
    A-12        1,717,450.71    12,803,556.62     0.39034044    1,717,450.71
    A-13          402,870.34     3,003,389.37     0.65092964      402,870.34
    A-14                0.00    70,666,000.00     1.00000000            0.00
    A-15                0.00     3,472,000.00     1.00000000            0.00
    A-16                0.00     8,072,000.00     1.00000000            0.00
    A-17                0.00    17,589,143.39     0.80396487            0.00
    A-18                0.00     9,471,510.11     0.80396487            0.00
    A-19                0.00    17,755,564.11     0.80396487            0.00
    A-20                0.00     9,561,554.18     0.80396487            0.00
    A-21               10.83           413.83     0.41383000           10.83
     A-R               10.83           413.83     0.41383000           10.83
    A-LR               10.83           413.83     0.41383000           10.83
      M            53,112.08     3,396,027.13     0.75366781       53,112.08
      B           389,519.90    24,906,200.23     0.75366780      389,512.71
-----------------------------------------------------------------------------
   Totals       6,542,742.57   261,403,186.53     0.43506314    6,542,735.38
-----------------------------------------------------------------------------


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.



                                    B-3-2


The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660

                                     Principal Distribution Factors Statement

----------------------------------------------------------------------------------------------------------------------
                Original        Beginning      Scheduled   Unscheduled                                    Total
                  Face         Certificate     Principal    Principal                   Realized        Principal
Class (2)        Amount          Balance      Distribution Distribution  Accretion      Loss (3)        Reduction
----------------------------------------------------------------------------------------------------------------------
A-1             2,019,000.00      0.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-2            21,247,000.00    118.15060244   1.02435873   12.94972937     0.00000000   0.00000000       13.97408811
A-3                     0.00      0.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-4             5,804,000.00      0.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-5            85,806,000.00      0.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-6            45,426,000.00      0.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-7            69,341,000.00    142.31755441   1.23388471   15.59851401     0.00000000   0.00000000       16.83239858
A-8            40,381,000.00    304.31970778   2.63843367   33.35453060     0.00000000   0.00000000       35.99296427
A-9            35,334,000.00   1000.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-10           25,238,000.00    325.47389571   1.43467628   18.13687931     0.00000000   0.00000000       19.57155559
A-11           45,426,000.00    362.54403359   0.91706093   11.59329525     0.00000000   0.00000000       12.51035618
A-12           32,801,000.00    442.70014115   3.83818390   48.52152190     0.00000000   0.00000000       52.35970580
A-13            4,614,000.00    738.24441049   6.40053533   80.91423277     0.00000000   0.00000000       87.31476810
A-14           70,666,000.00   1000.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-15            3,472,000.00   1000.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-16            8,072,000.00   1000.00000000   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-17           21,878,000.00    803.96486836   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-18           11,781,000.00    803.96486801   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-19           22,085,000.00    803.96486801   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-20           11,893,000.00    803.96486841   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000
A-21                1,000.00      0.42465000   0.00079000    0.01004000     0.00000000   0.00000000        0.01083000
A-R                 1,000.00    424.65000000   0.79000000   10.04000000     0.00000000   0.00000000       10.83000000
A-LR                1,000.00    424.65000000   0.79000000   10.04000000     0.00000000   0.00000000       10.83000000
M               4,506,000.00    765.45477364   1.43094319   10.35602530     0.00000000   0.00000000       11.78696849
B              33,046,655.41      0.76545477   0.00143094    0.01035581     0.00000000   0.00000022        0.01178697
----------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------
                      Ending            Ending            Total
                   Certificate        Certificate       Principal
Class (2)            Balance          Percentage       Distribution
-------------------------------------------------------------------
A-1                  0.00000000       0.00000000        0.00000000
A-2                104.17651433       0.10417651       13.97408811
A-3                  0.00000000       0.00000000        0.00000000
A-4                  0.00000000       0.00000000        0.00000000
A-5                  0.00000000       0.00000000        0.00000000
A-6                  0.00000000       0.00000000        0.00000000
A-7                125.48515582       0.12548516       16.83239858
A-8                268.32674352       0.26832674       35.99296427
A-9               1000.00000000       1.00000000        0.00000000
A-10               305.90234012       0.30590234       19.57155559
A-11               350.03367719       0.35003368       12.51035618
A-12               390.34043535       0.39034044       52.35970580
A-13               650.92964239       0.65092964       87.31476810
A-14              1000.00000000       1.00000000        0.00000000
A-15              1000.00000000       1.00000000        0.00000000
A-16              1000.00000000       1.00000000        0.00000000
A-17               803.96486836       0.80396487        0.00000000
A-18               803.96486801       0.80396487        0.00000000
A-19               803.96486801       0.80396487        0.00000000
A-20               803.96486841       0.80396487        0.00000000
A-21                 0.41383000       0.41383000        0.01083000
A-R                413.83000000       0.41383000       10.83000000
A-LR               413.83000000       0.41383000       10.83000000
M                  753.66780515       0.75366781       11.78696849
B                    0.75366780       0.75366780        0.01178675
-------------------------------------------------------------------


(2) Per $1,000 denomination, except A-21 and B are Per $1.00 and original A-21 notional balance is $600,739,136.62.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.



                                    B-3-3


The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


                                          Interest Distribution Statement

-----------------------------------------------------------------------------------------------------------------------
                                               Beginning                      Payment of
             Original           Current      Certificate/       Current         Unpaid       Current    Non-Supported
             Face             Certificate      Notional         Accrued        Interest     Interest       Interest
Class        Amount              Rate           Balance         Interest      Shortfall     Shortfall     Shortfall
-----------------------------------------------------------------------------------------------------------------------
A-1            2,019,000.00  6.10000     %             0.00            0.00          0.00         0.00            0.00
A-2           21,247,000.00  2.98750     %     2,510,345.85        6,249.72          0.00         0.00            0.00
A-3                    0.00  6.01250     %     2,510,345.85       12,577.88          0.00         0.00            0.00
A-4            5,804,000.00  6.50000     %             0.00            0.00          0.00         0.00            0.00
A-5           85,806,000.00  6.10000     %             0.00            0.00          0.00         0.00            0.00
A-6           45,426,000.00  6.50000     %             0.00            0.00          0.00         0.00            0.00
A-7           69,341,000.00  6.50000     %     9,868,441.54       53,454.06          0.00         0.00            0.00
A-8           40,381,000.00  6.10000     %    12,288,734.12       62,467.73          0.00         0.00            0.00
A-9           35,334,000.00  6.00000     %    35,334,000.00      176,670.00          0.00         0.00            0.00
A-10          25,238,000.00  6.50000     %     8,214,310.18       44,494.18          0.00         0.00            0.00
A-11          45,426,000.00  6.50000     %    16,468,925.27       89,206.68          0.00         0.00            0.00
A-12          32,801,000.00  6.50000     %    14,521,007.33       78,655.46          0.00         0.00            0.00
A-13           4,614,000.00  6.10000     %     3,406,259.71       17,315.15          0.00         0.00            0.00
A-14          70,666,000.00  6.75000     %    70,666,000.00      397,496.25          0.00         0.00            0.00
A-15           3,472,000.00  6.50000     %     3,472,000.00       18,806.67          0.00         0.00            0.00
A-16           8,072,000.00  6.50000     %     8,072,000.00       43,723.33          0.00         0.00            0.00
A-17          21,878,000.00  5.30600     %    17,589,143.39       77,773.33          0.00         0.00            0.00
A-18          11,781,000.00  8.71733     %     9,471,510.11       68,805.21          0.00         0.00            0.00
A-19         22,085,000.005  5.30600     %    17,755,564.11       78,509.19          0.00         0.00            0.00
A-20          11,893,000.00  8.71723     %     9,561,554.18       69,458.54          0.00         0.00            0.00
A-21               1,000.00  0.49835     %   267,944,196.61      111,274.78          0.00         0.00            0.00
A-R                1,000.00  6.50000     %           424.65            2.30          0.00         0.00            0.00
A-LR               1,000.00  6.50000     %           849.31            4.60          0.00         0.00            0.00
M              4,506,000.00  6.50000     %     3,449,139.21       18,682.84          0.00         0.00            0.00
B             33,046,655.41  6.50000     %    25,295,720.14      137,018.48          0.00         0.00            0.00
-----------------------------------------------------------------------------------------------------------------------
Totals       600,839,655.41                                    1,562,646.38          0.00         0.00            0.00
-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------
                                        Remaining      Ending
                            Total        Unpaid     Certificate/
              Realized    Interest      Interest      Notional
Class         Loss (4)  Distribution    Shortfall     Balance
-----------------------------------------------------------------
A-1               0.00           0.00         0.00            0.00
A-2               0.00       6,249.72         0.00    2,213,438.40
A-3               0.00      12,577.88         0.00    2,213,438.40
A-4               0.00           0.00         0.00            0.00
A-5               0.00           0.00         0.00            0.00
A-6               0.00           0.00         0.00            0.00
A-7               0.00      53,454.06         0.00    8,701,266.19
A-8               0.00      62,467.73         0.00   10,835,302.23
A-9               0.00     176,670.00         0.00   35,334,000.00
A-10              0.00      44,494.18         0.00    7,720,363.26
A-11              0.00      89,206.68         0.00   15,900,629.82
A-12              0.00      78,655.46         0.00   12,803,556.62
A-13              0.00      17,315.15         0.00    3,003,389.37
A-14              0.00     397,496.25         0.00   70,666,000.00
A-15              0.00      18,806.67         0.00    3,472,000.00
A-16              0.00      43,723.33         0.00    8,072,000.00
A-17              0.00      77,773.33         0.00   17,589,143.39
A-18              0.00      68,805.21         0.00    9,471,510.11
A-19              0.00      78,509.19         0.00   17,755,564.11
A-20              0.00      69,458.54         0.00    9,561,5S4.18
A-21              0.00     111,274.78         0.00  261,403,186.51
A-R               0.00           2.30         0.00          413.83
A-LR              0.00           4.60         0.00          827.65
M                 0.00      18,682.84         0.00    3,396,027.13
B                 0.00     137,018.48         0.00   24,906,200.23
------------------------------------------------------------------
Totals            0.00   1,562,646.38         0.00
------------------------------------------------------------------


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                                    B-3-4



The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


                                      Interest Distribution Factors Statement
-----------------------------------------------------------------------------------------------------------------------
                                               Beginning                       Payment of
                Original         Current      Certificate/       Current         Unpaid       Current    Non-Supported
                  Face         Certificate      Notional         Accrued        Interest     Interest       Interest
  Class(5)       Amount           Rate          Balance         Interest       Shortfall     Shortfall     Shortfall
-----------------------------------------------------------------------------------------------------------------------
    A-1        2,019,000.00      6.10000%        0.00000000      0.00000000    0.00000000    0.00000000   0.00000000
    A-2       21,247,000.00      2.98750%      118.15060244      0.29414600    0.00000000    0.00000000   0.00000000
    A-3                0.00      6.01250%      118.15060244      0.59198381    0.00000000    0.00000000   0.00000000
    A-4        5,804,000.00      6.50000%        0.00000000      0.00000000    0.00000000    0.00000000   0.00000000
    A-5       85,806,000.00      6.10000%        0.00000000      0.00000000    0.00000000    0.00000000   0.00000000
    A-6       45,426,000.00      6.50000%        0.00000000      0.00000000    0.00000000    0.00000000   0.00000000
    A-7       69,341,000.00      6.50000%      142.31755441      0.77088678    0.00000000    0.00000000   0.00000000
    A-8       40,381,000.00      6.10000%      304.31970778      1.54695847    0.00000000    0.00000000   0.00000000
    A-9       35,334,000.00      6.00000%     1000.00000000      5.00000000    0.00000000    0.00000000   0.00000000
   A-10       25,238,000.00      6.50000%      325.47389571      1.76298360    0.00000000    0.00000000   0.00000000
   A-11       45,426,000.00      6.50000%      362.54403359      1.96378021    0.00000000    0.00000000   0.00000000
   A-12       32,801,000.00      6.50000%      442.70014115      2.39795921    0.00000000    0.00000000   0.00000000
   A-13        4,614,000.00      6.10000%      738.24441049      3.75274166    0.00000000    0.00000000   0.00000000
   A-14       70,666,000.00      6.75000%     1000.00000000      5.62500000    0.00000000    0.00000000   0.00000000
   A-15        3,472,000.00      6.50000%     1000.00000000      5.41666763    0.00000000    0.00000000   0.00000000
   A-16        8,072,000.00      6.50000%     1000.00000000      5.41666625    0.00000000    0.00000000   0.00000000
   A-17       21,878,000.00      5.30600%      803.96486836      3.55486470    0.00000000    0.00000000   0.00000000
   A-18       11,781,000.00      8.71733%      803.96486801      5.84035396    0.00000000    0.00000000   0.00000000
   A-19       22,085,000.00      5.30600%      803.96486801      3.55486484    0.00000000    0.00000000   0.00000000
   A-20       11,893,000.00      8.71723%      803.96486841      5.84028756    0.00000000    0.00000000   0.00000000
   A-21            1,000.00      0.49835%   267944.19661000    111.27478000    0.00000000    0.00000000   0.00000000
    A-R            1,000.00      6.50000%      424.65000000      2.30000000    0.00000000    0.00000000   0.00000000
   A-LR            1,000.00      6.50000%      849.31000000      4.60000000    0.00000000    0.00000000   0.00000000
     M         4,506,000.00      6.50000%      765.45477364      4.14621394    0.00000000    0.00000000   0.00000000
     B        33,046,655.41      6.50000%         0.7654547      0.00414621    0.00000000    0.00000000   0.00000000
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                                             Remaining        Ending
                                 Total        Unpaid        Certificate/
               Realized         Interest      Interest        Notional
  Class(5)     Loss (6)       Distribution    Shortfall       Balance
----------------------------------------------------------------------------
    A-1        0.00000000      0.00000000    0.00000000        0.00000000
    A-2        0.00000000      0.29414600    0.00000000      104.17651433
    A-3        0.00000000      0.59198381    0.00000000      104.17651433
    A-4        0.00000000      0.00000000    0.00000000        0.00000000
    A-5        0.00000000      0.00000000    0.00000000        0.00000000
    A-6        0.00000000      0.00000000    0.00000000        0.00000000
    A-7        0.00000000      0.77088678    0.00000000      125.48515582
    A-8        0.00000000      1.54695847    0.00000000      26.832674352
    A-9        0.00000000      5.00000000    0.00000000     1000.00000000
   A-10        0.00000000      1.76298360    0.00000000      305.90234012
   A-11        0.00000000      1.96378021    0.00000000      350.03367719
   A-12        0.00000000      2.39795921    0.00000000      390.34043535
   A-13        0.00000000      3.75274166    0.00000000      650.92964239
   A-14        0.00000000      5.62500000    0.00000000     1000.00000000
   A-15        0.00000000      5.41666763    0.00000000     1000.00000000
   A-16        0.00000000      5.41666625    0.00000000     1000.00000000
   A-17        0.00000000      3.55486470    0.00000000      803.96486836
   A-18        0.00000000      5.84035396    0.00000000      803.96486801
   A-19        0.00000000      3.55486484    0.00000000      803.96486801
   A-20        0.00000000      5.84028756    0.00000000      803.96486841
   A-21        0.00000000    111.27478000    0.00000000    261403.1865100
    A-R        0.00000000      2.30000000    0.00000000      413.83000000
   A-LR        0.00000000      4.60000000    0.00000000      827.65000000
     M         0.00000000      4.14621394    0.00000000      753.66780515
     B         0.00000000      0.00414621    0.00000000        0.75366780
----------------------------------------------------------------------------


(5) Per $1,000 denomination, except A-21 and B are Per $1.00 and original A-21 notional balance is $600,739,136.62

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.


                                    B-3-5


The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660



                     Certificateholder Account Statement

-----------------------------------------------------------------------    --------------------------------------------------------

                            CERTIFICATE ACCOUNT                                          PREPAYMENT/CURTAILMENT INTEREST SHORTFALL
-----------------------------------------------------------------------
                                                                              Total Prepayment/Curtailment
Beginning Balance                                 2,327,368.87                Interest Shortfall                        16,029.66
                                                                              Servicing Fee Support                     16,029.66
Deposits                                          7,878,426.06                                                         -----------
     Payments of Interest and Principal                   0.00                Non-Supported Prepayment/Curtailment
     Liquidations, Insurance Proceeds,                    0.00                Interest Shortfall                             0.00
     Reserve Funds                                                                                                     ==========
     Proceeds from Repurchased Loans                      0.00
     Other Amounts (Servicer Advances)                    0.00             --------------------------------------------------------
     Realized Losses                                      0.00
     Prepayment Penalties                        ----------------
Total Deposits                                    7,878,426.06             --------------------------------------------------------
                                                                                              SERVICING FEES
Withdrawals
                                                           0.00              Gross Servicing Fee                        44,657.37
     Reimbursement for Servicer Advances              28,627.71
     Payment of Service Fee                        8,105,381.75              Special Servicing Fee                           0.00
     Payment of Interest and Principal           ----------------
                                                                             Supported Prepayment/Curtailment
Total Withdrawals (Pool Distribution Amount)       8,134,009.46              Interest Shortfall                         16,029.66
                                                                                                                       ----------
                                                                             Net Servicing Fee                          28,627.71
Ending Balance                                     2,071,785.48                                                        ==========
                                                 ================
                                                                           -------------------------------------------------------
-----------------------------------------------------------------------




                                                      B-3-6



The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


                              Loan Status Stratification/Credit Enhancement Statement
-----------------------------------------------------------------------------------------------------------------------
             DELINQUENT                            BANKRUPTCY                              FORECLOSURE
-----------------------------------------------------------------------------------------------------------------------
            No. of       Principal                No. of         Principal                  No. of      Principal
            Loans         Balance                  Loans          Balance                   Loans        Balance
                                       0-29 Days       0              0.00    0-29 Days         0            0.00

30 Days          3      584,874.00     30 Days         0              0.00    30 Days           0            0.00

60 Days          0            0.00     60 Days         0              0.00    60 Days           0            0.00

90 Days          0            0.00     90 Days         0              0.00    90 Days           0            0.00

120 Days         0            0.00     120 Days        0              0.00    120 Days          1      124,527.89

150 Days         0            0.00     150 Days        0              0.00    150 Days          0            0.00

180+ Days        1      890,603.76     180+ Days       0              0.00    180+ Days         1      351,393.65
            -------  --------------              --------       -----------               ---------    -----------
                 4    1,475,477.76                     0              0.00                      2      475,921.54


            No. of       Principal                No. of         Principal                  No. of       Principal
            Loans         Balance                 Loans           Balance                   Loans         Balance

                                       0-29 Days  0.000000%      0.000000%    0-29 Days   0.000000%       0.000000%

30 Days     0.280374%    0.223134%     30 Days    0.000000%      0.000000%    30 Days     0.000000%       0.000000%

60 Days     0.000000%    0.000000%     60 Days    0.000000%      0.000000%    60 Days     0.000000%       0.000000%

90 Days     0.000000%    0.000000%     90 Days    0.000000%      0.000000%    90 Days     0.000000%       0.000000%

120 Days    0.000000%    0.000000%     120 Days   0.000000%      0.000000%    120 Days    0.093458%       0.047508%

150 Days    0.000000%    0.000000%     150 Days   0.000000%      0.000000%    150 Days    0.000000%       0.000000%

180+ Days   0.093458%    0.339772%     180+ Days  0.000000%      0.000000%    180+ Days   0.093458%       0.134059%
            ---------    ---------                ---------      ---------                ---------       ---------
            0.373832%    0.562905%                0.000000%      0.000000%                0.186916%       0.181567%

--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                  REO                                    TOTAL
------------------------------------------------------------------------------

                No. of        Principal              No. of        Principal
                 Loans         Balance                Loans         Balance

  0-29 Days          0            0.00    0-29 Days         0             0.00

  30 Days            0            0.00    30 Days           3       584,874.00

  60 Days            0            0.00    60 Days           0             0.00

  90 Days            0            0.00    90 Days           0             0.00

  120 Days           0            0.00    120 Days          1       124,527.89

  150 Days           0            0.00    150 Days          0             0.00

  180+ Days          1       46,777.79    180+ Days         3     1,288,775.20
             ----------   -------------             -----------   ------------
                     1       46,777.79                      7     1,998,177.09


                 No. of        Principal             No. of        Principal
                 Loans         Balance               Loans         Balance

  0-29 Days   0.000000%      0.000000%    0-29 Days   0.000000%      0.000000%

  30 Days     0.000000%      0.000000%    30 Days     0.280374%      0.223134%

  60 Days     0.000000%      0.000000%    60 Days     0.000000%      0.000000%

  90 Days     0.000000%      0.000000%    90 Days     0.000000%      0.000000%

  120 Days    0.000000%      0.000000%    120 Days    0.093458%      0.047508%

  150 Days    0.000000%      0.000000%    150 Days    0.000000%      0.000000%

  180+ Days   0.093458%      0.017846%    180+ Days   0.28037 %      0.491677%
              ----------     ----------              ----------    -----------
              0.093458%      0.017846%                0.654206%      0.762319%

------------------------------------------------------------------------------




Current Period Class A Insufficient Funds           0.00

Principal Balance of Contaminated Properties        0.00

Periodic Advance                              210,313.91

-------------------------------------------------------------------------------------------------------------------------------
                    SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS PERCENTAGE AND PREPAYMENT PERCENTAGE
                                                                                                Current
              Original $            Original %          Current $           Current %            Class %          Prepayment %
            -------------     -----------------     ---------------    -----------------    ----------------    ---------------
Class A     37,552,655.41         6.25002945%        28,302,227.36        10.82703992%          89.172960%         93.563285%
Class M     33,046,655.41         5.50007895%        24,906,200.23         9.52788700%           1.299153%          0.772351%
Class B              0.00         0.00000000%                 0.00         0.00000000%           9.527887%          5.664364%



                                                             B-3-7





The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


Please refer to the Prospectus Supplement for a Full Description of Loss Exposure
----------------------------------------------------------------------------------------------------------------------------
                                   Original $                Original $            Current $                Current $
            Bankruptcy               126,400.00              0.02103723%            126,400.00             0.04835442%
                 Fraud            12,016,793.11              2.00000000%          3,044,106.25             1.16452530%
        Special Hazard             8,911,854.18              1.48323336%          4,759,846.08             1.82088296%

Limit of Subordinate's Exposure to Certain Types of Losses
----------------------------------------------------------------------------------------------------------------------------



                                                       B-3-8


The Prudential Home Mortgage Securities Company, Inc.                    Contact:    Customer Service - CTSLink
Mortgage Pass-Through Certificates                                                   Wells Fargo Bank Minnesota, N.A.
Record Date:           31-Oct-2001                                                   Securities Administration Services
Distribution Date:     26-Nov-2001                                                   7485 New Horizon Way
                                                                                     Frederick, MD  21703
                                              PHMSC Series 1993-51                   Telephone:        (301) 815-6600
19-Nov-2001       11:58:07AM                                                         Fax:              (301) 815-6660


-----------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL STATEMENT
Collateral Description                                                                                               Fixed 30 Year

Weighted Average Gross Coupon                                                                                           7.198349 %

Weighted Average Net Coupon                                                                                             6.998349 %

Weighted Average Pass-Through Rate                                                                                       6.500000%

Weighted Average Maturity (Stepdown Calculation)                                                                               263

Beginning Scheduled Collateral Loan Count                                                                                    1,092

Number of Loans Paid in Full                                                                                                    22

Ending Scheduled Collateral Loan Count                                                                                       1,070

Beginning Scheduled Collateral Balance                                                                              267,945,929.09

Ending Scheduled Collateral Balance                                                                                 261,403,186.51

Ending Actual Collateral Balance at 31-Oct-2001                                                                     263,118,271.80

Monthly P&I Constant                                                                                                  2,100,105.25

Special Servicing Fee                                                                                                         0.00

Prepayment Penalties                                                                                                          0.00

Realized Loss Amount                                                                                                          0.00

Cumulative Realized Loss                                                                                              1,003,473.43

Class A Optimal Amount                                                                                                7,507,055.63

Scheduled Principal                                                                                                     500,899.18

Unscheduled Principal                                                                                                 6,041,843.40

Unpaid Principal Balance of Outstanding Mortgage Loans with Original LTV:

                                   Less than or equal to 80%                                                        234,677,470.57

                                   Greater than 80%, less than or equal to 85%                                        4,359,798.27

                                   Greater than 85%, less than or equal to 95%                                       20,051,981.35

                                   Greater than 95%                                                                           0.00

-----------------------------------------------------------------------------------------------------------------------------------

                                                            B-3-9


                                 RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                             RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
                     CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1993-S44 (POOL # 4137)
                                          STATEMENT TO CERTIFICATEHOLDERS
                                               DISTRIBUTION SUMMARY

--------------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL         CURRENT
  CLASS        CUSIP         ORIGINAL       BALANCE BEFORE   PASS-THROUGH     PRINCIPAL        INTEREST         TOTAL
                            FACE VALUE       DISTRIBUTION        RATE        DISTRIBUTION    DISTRIBUTION   DISTRIBUTION
--------------------------------------------------------------------------------------------------------------------------
A-1            760944G77    10,000,000.00      3,531,847.16        6.5000%      115,804.15       18,992.33     134,796.48
A-2            760944G85    50,000,000.00              0.00        6.3750%            0.00            0.00           0.00
A-3            760944G93    16,984,000.00      5,644,896.01        2.9875%      203,012.42       13,951.69     216,964.11
A-4            760944H27             0.00              0.00        6.0125%            0.00       28,078.51      28,078.51
A-5            760944H35    85,916,000.00     32,643,144.86        6.1000%      953,783.57      164,734.63   1,118,518.20
A-6            760944H43    14,762,000.00      8,444,372.89        6.3750%    1,008,296.39       44,535.94   1,052,832.33
A-7            760944H50    18,438,000.00     18,438,000.00        6.5000%            0.00       99,149.43      99,149.43
A-8            760944H68     5,660,000.00      5,660,000.00        6.5000%            0.00       30,436.37      30,436.37
A-9            760944H76    10,645,000.00      9,362,278.19        5.1240%            0.00       39,687.50      39,687.50
A-10           760944H84     5,731,923.00      5,041,226.65        9.0554%            0.00       37,766.57      37,766.57
A-11           760944H92     5,000,000.00      4,397,500.33        5.3240%            0.00       19,368.99      19,368.99
A-12           760944J25     1,923,077.00      1,691,346.35        9.5576%            0.00       13,373.48      13,373.48
A-13           760944J33             0.00              0.00        0.2916%            0.00       25,569.01      25,569.01
R-I            760944J41           100.00              0.00        6.5000%            0.00            0.54           0.54
R-II           760944J58           100.00              0.00        6.5000%            0.00            0.00           0.00
M-1            760944J66     6,004,167.00      4,515,285.12        6.5000%       65,993.83       24,280.72      90,274.55
M-2            760944J74     3,601,003.00      2,708,045.14        6.5000%       39,579.84       14,562.38      54,142.22
M-3            760944J82     2,400,669.00      1,805,363.68        6.5000%       26,386.57        9,708.25      36,094.82
B-1            760944J90     1,560,435.00      1,173,486.51        6.5000%       17,151.27        6,310.37      23,461.64
B-2            760994K23       480,134.00        361,072.87        6.5000%        5,277.31        1,941.65       7,218.96
B-3            760944K31       960,268.90        567,505.89        6.5000%        8,294.47        3,051.74      11,346.21
--------------------------------------------------------------------------------------------------------------------------
                           240,066,876.90    105,985,371.65                   2,443,579.82      595,500.10   3,039,079.92
==========================================================================================================================


---------------------------------------------------------------------
                                                        REMAINING
  CLASS      *DEFERRED     PRINCIPAL     INTEREST       PRINCIPAL
              INTEREST        LOSS         LOSS          BALANCE
---------------------------------------------------------------------
A-1                 0.00          0.00         0.00     3,416,043.01
A-2                 0.00          0.00         0.00             0.00
A-3                 0.00          0.00         0.00     5,441,883.59
A-4                 0.00          0.00         0.00             0.00
A-5                 0.00          0.00         0.00    31,689,361.29
A-6                 0.00          0.00         0.00     7,436,076.50
A-7                 0.00          0.00         0.00    18,438,000.00
A-8                 0.00          0.00         0.00     5,660,000.00
A-9                 0.00          0.00         0.00     9,362,278.19
A-10                0.00          0.00         0.00     5,041,226.65
A-11                0.00          0.00         0.00     4,397,500.33
A-12                0.00          0.00         0.00     1,691,346.35
A-13                0.00          0.00         0.00             0.00
R-I                 0.00          0.00         0.00             0.00
R-II                0.00          0.00         0.00             0.00
M-1                 0.00          0.00         0.00     4,449,291.29
M-2                 0.00          0.00         0.00     2,668,465.30
M-3                 0.00          0.00         0.00     1,778,977.11
B-1                 0.00          0.00         0.00     1,156,335.24
B-2                 0.00          0.00         0.00       355,795.56
B-3                 0.00   168,910.902         0.00       390,300.50
---------------------------------------------------------------------
                    0.00    168,910.92         0.00   103,372,880.91
=====================================================================


                                    B-4-1


                                 RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                             RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
                     CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1993-S44 (POOL # 4137)
                                          STATEMENT TO CERTIFICATEHOLDERS
                                               DISTRIBUTION SUMMARY



                                                  AMOUNTS PER $1,000 UNIT
--------------------------------------------------------------------------------------------------------------------------
                      PRINCIPAL                                            PREPAYMENT                          PRINCIPAL
                    BALANCE BEFORE       PRINCIPAL         INTEREST         INTEREST           TOTAL         BALANCE AFTER
     CLASS           DISTRIBUTION      DISTRIBUTION      DISTRIBUTION       SHORTFALL       DISTRIBUTION     DISTRIBUTION
--------------------------------------------------------------------------------------------------------------------------
A-1                    353.184716        11.580415         1.899233          0.013851        13.479648        341.604301
A-2                      0.000000         0.000000         0.000000          0.000000         0.000000          0.000000
A-3                    332.365521        11.953157         0.821461          0.005991        12.774618        320.412364
A-5                    379.942559        11.101350         1.917392          0.013983        13.018742        368.841209
A-6                    572.034473        68.303508         3.016931          0.022002        71.320439        503.730965
A-7                  1,000.000000         0.000000         5.377450          0.039216         5.377450      1,000.000000
A-8                  1,000.000000         0.000000         5.377451          0.039216         5.377451      1,000.000000
A-9                    879.5000065        0.000000         3.728276          0.027189         3.728276        879.500006
A-10                   879.5000065        0.000000         6.588813          0.048050         6.588813        879.500006
A-11                   879.5000066        0.000000         3.873798          0.028250         3.873798        879.500006
A-12                   879.5000067        0.000000         6.954209          0.050716         6.954209        879.500006
R-I                      0.000000         0.000000         5.380000          0.000000         5.380000          0.000000
R-II                     0.000000         0.000000         0.000000          0.000000         0.000000          0.000000
M-1                    752.025238        10.991338         4.043978          0.029491        15.035316        741.033900
M-2                    752.025239        10.991338         4.043979          0.029492        15.035317        741.033901
M-3                    752.025240        10.991340         4.043977          0.029492        15.035317        741.033899
B-1                    752.025243        10.991339         4.043981          0.029492        15.035320        741.033904
B-2                    752.025205        10.991327         4.043975          0.029492        15.035302        741.033878
B-3                    590.986431         8.637653         3.177995          0.023181        11.815648        406.449173




 *DEFERRED INTEREST - INCLUDES NON-CASH  ALLOCATIONS
 ---------------------------------------------------
 DETERMINATION DATE:        20-November-01
 DISTRIBUTION DATE:         26-November-01

 MASTER SERVICER:

 RESIDENTIAL FUNDING CORPORATION
 INVESTOR REPORTING DEPARTMENT
 2255 NORTH ONTARIO STREET, SUITE 400
 BURBANK, CA  91504




                                                       B-4-2


                                 RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                             RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
                     CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1993-S44 (POOL # 4137)
                                          STATEMENT TO CERTIFICATEHOLDERS
                                          ADDITIONAL RELATED INFORMATION


                      --------------------------------------------------------- -------------------------------
                      SERVICING COMPENATION RECEIVED BY SUB-SERVICER                                 25,790.08

                      SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                             11,144.40

                      SUBSERVICER ADVANCES THIS MONTH                                                12,913.20

                      MASTER SERVICER ADVANCES THIS MONTH                                                 0.00

                      EXPENSES WITHHELD THIS MONTH                                                        0.00



                                                                                NUMBER OF         PRINCIPAL
                      DELINQUENCIES:                                            LOANS              BALANCE

                           (A) ONE MONTHLY PAYMENT:                             6                 1,453,655.35

                           (B) TWO MONTHLY PAYMENTS:                            0                         0.00

                           (C) THREE OR MORE MOONTHLY PAYMENTS:                 1                   270,949.27


                      FORECLOSURES

                           NUMBER OF LOANS                                                                   0

                           AGGREGATE PRINCIPAL BALANCE                                                    0.00


                      SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS                             103,372,880.91
                      AFTER DISTRIBUTION


                      AGGREGATE  NUMBER  OF  LOANS  IN  THE  POOL  AS  OF  THE                             424
                      DETERMINATION DATE


                      NUMBER OF REO LOANS  AQUIRED  INCLUDING ANY PENDING CASH                               0
                      LIQUIDATIONS


                      AGGREGATE PRINCIPAL BALANCE OF REO LOANS                                            0.00


                      TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                             1,914,179.60


                      TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                                     0.00



                      DISTRIBUTION PERCENTAGES:
                                                                  SENIOR           CLASS M         CLASS B

                      PERCENTAGE FOR CURRENT DISTRIBUTION         89.49783440%     08.518811%       01.983355%

                      SENIOR     ACCELERATED      DISTRUBUTION                                    93.69870060%
                      PERCENTAGE


                                                              ACCUMULATED       PREPAYMENT         ENDING
                                                            UNPAID INTEREST   DISTRIBUTION %     PERCENTAGES

                      SENIOR                                           0.00              N/A    89.55319330 %

                      CLASS M-1                                        0.00        0.0000000     4.30411850 %

                      CLASS M-2                                        0.00        0.0000000     2.58139783 %

                      CLASS M-3                                        0.00        0.0000000     1.72093212 %

                      CLASS B-1                                        0.00        0.0000000     1.11860599 %

                      CLASS B-2                                        0.00        0.0000000     0.34418656 %



                                                       B-4-3



                                 RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                             RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
                     CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1993-S44 (POOL # 4137)
                                          STATEMENT TO CERTIFICATEHOLDERS
                                          ADDITIONAL RELATED INFORMATION


                      ------------------------------------ ------------------ ---------------- ----------------
                      CLASS B-3                               NOT TO BE PAID         0.000000     0.37756566 %

                      SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT                                     162,683.29

                      CLASS A-13

                               - STRIP PASS-THROUGH FOR NEXT DISTRIBUTION                             0.2922 %

                           BANKRUPTCY AMOUNT AVAILABLE                             100,000.00

                           FRAUD AMOUNT AVAILABLE                                        0.00

                           SPECIAL HAZARD AMOUNT AVAILABLE                               0.00

                      ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                                 7.21245115 %

                      ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                                       242.02


                      POOL TRADING FACTOR:                                                        43.06003847%


                      INDEX USED FOR THIS DISTRIBUTION:

                           LIBOR:                                                                   2.43750 %

                           11TH DISTRICT COST OF FUNDS:                                             3.97400


                                        Run 11/18/01 09:55:06


                                                       B-4-4

               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY) CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1993-S44 (POOL # 4137)
                        STATEMENT TO CERTIFICATEHOLDERS
                        ADDITIONAL RELATED INFORMATION


--------------------------------------------------------------------------------

          As a result of a resecuritization of certain classes of certificates in this series, and for as long as the resecuritization remains outstanding, RFC has agreed to restrict its right to purchase the underlying mortgage pool (or all of the related certificates) until the outstanding balance of the mortgage pool has reached the greater of $5 million or 5% of such pool's original principal balance. If an aggregate call trigger is reached with respect to other transactions included in such resecuritization, RFC would no longer have any right to purchase the underlying mortgage pool.

          Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry from, including any such Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either:

                    a) it is not an employee benefit or other plan subject to
               the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Internal Revenue Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with 'plan assets' of any Plan; or

                    b) (i) the transferee is an insurance company, (ii) the
               source of funds to be used by it to purchase the Certificate is an 'insurance company general account' (within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

          Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claim ,cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.


                                    B-4-5

                   Resecuritization Mortgage Trust 2001-33R
                                    Issuer



                                  CWMBS, INC.
                                   Depositor



                                 $118,730,288
                                  (Estimated)



            Resecuritization Mortgage Certificates, Series 2001-33R





                               ________________

                             Prospectus Supplement
                               ________________


                      Countrywide Securities Corporation


          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the Series 2001-33R Resecuritization Mortgage Certificates in any state where the offer is not permitted.

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2001-33R Resecuritization Mortgage Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2001-33R Resecuritization Mortgage Certificates will be required to deliver a prospectus supplement and prospectus until March 28, 2002.




                               December 26, 2001

PROSPECTUS

                                  CWMBS, INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

 PLEASE CAREFULLY CONSIDER      THE TRUSTS
 OUR DISCUSSION OF SOME OF
 THE RISKS OF INVESTING IN      Each trust will be established to hold assets in its trust
 THE CERTIFICATES UNDER         fund transferred to it by CWMBS, Inc. The assets in each
 "RISK FACTORS" BEGINNING ON    trust fund will be specified in the prospectus supplement
 PAGE 5.                        for the particular trust and will generally consist of:
                                - first lien mortgage loans secured by one- to four-family residential properties or participations in that type of
                                  loan,
                                - mortgage pass-through securities issued or guaranteed by
                                  Ginnie Mae, Fannie Mae, or Freddie Mac, or
                                - private mortgage-backed securities backed by first lien
                                  mortgage loans secured by one- to four-family residential
                                  properties or participations in that type of loan.

THE CERTIFICATES

CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                            ------------------------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 22, 2001

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Important Notice About Information
  In This Prospectus and Each
  Accompanying Prospectus
  Supplement........................    4
Risk Factors........................    5
  Limited Source of Payments -- No
     Recourse to Sellers, Depositor
     or Servicer....................    5
  Credit Enhancement May Not Be
     Sufficient To Protect You From
     Losses.........................    6
  Losses on Balloon Payment
     Mortgages Are Borne By You.....    6
  Nature of Mortgages...............    7
  You Could Be Adversely Affected By
     Violations of Environmental
     Laws...........................    9
  Ratings of the Certificates Do Not
     Assure Their Payment...........    9
  Book-Entry Registration...........   10
  Bankruptcy or Insolvency May
     Affect the Timing and Amount of
     Distributions on the
     Certificates...................   11
The Trust Fund......................   13
  The Mortgage Loans -- General.....   14
  Agency Securities.................   16
  Private Mortgage-Backed
     Securities.....................   21
  Substitution of Mortgage Assets...   23
  Available Information.............   23
  Incorporation of Certain Documents
     by Reference...................   23
Use of Proceeds.....................   24
The Depositor.......................   24
Mortgage Loan Program...............   24
  Underwriting Process..............   24
  Qualifications of Sellers.........   25
  Representations by Sellers;
     Repurchases....................   25
Description of the Certificates.....   27
  General...........................   28
  Distributions on Certificates.....   29
  Advances..........................   31
  Reports to Certificateholders.....   32
  Categories of Classes of
     Certificates...................   33
  Indices Applicable to Floating
     Rate and Inverse Floating Rate
     Classes........................   35
  Book-Entry Certificates...........   38
Credit Enhancement..................   40

                                      PAGE
                                      ----
  General...........................   40
  Subordination.....................   40
  Mortgage Pool Insurance
     Policies.......................   41
  Special Hazard Insurance
     Policies.......................   42
  Bankruptcy Bonds..................   43
  Reserve Fund......................   43
  Cross Support.....................   44
  Insurance Policies, Surety Bonds
     and Guaranties.................   44
  Over-Collateralization............   44
  Financial Instruments.............   45
Yield and Prepayment
  Considerations....................   45
The Pooling and Servicing
  Agreement.........................   46
  Assignment of Mortgage Assets.....   46
  Payments on Mortgage Assets;
     Deposits to Certificate
     Account........................   48
  Collection Procedures.............   50
  Hazard Insurance..................   51
  Realization Upon Defaulted
     Mortgage Loans.................   52
  Servicing and Other Compensation
     and Payment of Expenses........   56
  Evidence as to Compliance.........   56
  List of Certificateholders........   57
  Certain Matters Regarding the
     Master Servicer and the
     Depositor......................   57
  Events of Default.................   58
  Rights Upon Event of Default......   58
  Amendment.........................   59
  Termination; Optional
     Termination....................   60
  The Trustee.......................   60
Certain Legal Aspects of the
  Mortgage Loans....................   60
  General...........................   60
  Foreclosure and Repossession......   61
  Rights of Redemption..............   63
  Anti-Deficiency Legislation and
     Other Limitations on Lenders...   64
  Environmental Risks...............   65
  Due-on-Sale Clauses...............   66
  Prepayment Charges................   66
  Applicability of Usury Laws.......   66
  Soldiers' and Sailors' Civil
     Relief Act.....................   66
Material Federal Income Tax
  Consequences......................   68
  General...........................   68

                                      PAGE
                                      ----
  Non-REMIC Certificates............   68
  REMIC Certificates................   76
  Prohibited Transactions and Other
     Taxes..........................   89
  Liquidation and Termination.......   89
  Administrative Matters............   90
  Tax-Exempt Investors..............   90
  Non-U.S. Persons..................   90
  Tax-Related Restrictions on
     Transfers of Residual
     Certificates...................   91

                                      PAGE
                                      ----
State Tax Considerations............   93
ERISA Considerations................   93
Legal Investment....................   95
Method of Distribution..............   96
Legal Matters.......................   97
Financial Information...............   97
Rating..............................   97
Index to Defined Terms..............   98

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                            ------------------------

     If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust
Fund -- Incorporation of Certain Documents by Reference" beginning on page 23.

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS -- NO
RECOURSE TO SELLERS, DEPOSITOR
OR
SERVICER The applicable prospectus supplement may provide that certificates will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                   You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                                   The certificates will not represent an
                                   interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                       - funds obtained from enforcing a
                                         corresponding obligation of a seller or
                                         originator of the loan, or

                                       - funds from a reserve fund or similar
                                         credit enhancement established to pay
                                         for loan repurchases.

                                   The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                   The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE
SUFFICIENT TO PROTECT YOU FROM
LOSSES Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT
MORTGAGES ARE BORNE BY YOU        Some of the underlying loans may not be fully
                                  amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or
                                   refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

  Your Risk Of Loss May Be
  Higher Than You Expect If your
  Certificates Are Backed By
  Partially Unsecured Loans        The trust fund may include loans that were
                                   originated with loan-to-value ratios in
                                   excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to the unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

NATURE OF MORTGAGES
  Declines in Property Values
  May Adversely Affect You         The value of the properties underlying the
                                   loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                       - an overall decline in the residential
                                         real estate market in the areas in
                                         which they are located,

                                       - a decline in their general condition
                                         from the failure of borrowers to
                                         maintain their property adequately, and

                                       - natural disasters that are not covered
                                         by insurance, such as earthquakes and
                                         floods.

                                   If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

  Delays in Liquidation May
  Adversely Affect You             Even if the properties underlying the loans
                                   held in the trust fund provide adequate
                                   security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

  Disproportionate Effect of
  Liquidation Expenses May
  Adversely Affect You             Liquidation expenses of defaulted loans
                                   generally do not vary directly with the
                                   outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

  Consumer Protection Laws May
  Adversely Affect You             State laws generally regulate interest rates
                                   and other charges, require certain
                                   disclosures, and require licensing of
                                   mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid.

                                   The loans held in the trust fund may also be subject to certain federal laws, including:

                                       - the Federal Truth in Lending Act and
                                         its regulations, which require
                                         disclosures to the borrowers regarding
                                         the terms of any mortgage loan;

                                       - the Equal Credit Opportunity Act and
                                         its regulations, which prohibit
                                         discrimination in the extension of
                                         credit on the basis of age, race,
                                         color, sex, religion, marital status,
                                         national origin, receipt of public
                                         assistance, or the exercise of any
                                         right under the Consumer Credit
                                         Protection Act; and

                                       - the Fair Credit Reporting Act, which
                                         regulates the use and reporting of
                                         information related to the borrowers
                                         credit experience.

                                   Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOU COULD BE ADVERSELY AFFECTED
BY VIOLATIONS OF ENVIRONMENTAL
LAWS Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                   In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES DO
NOT ASSURE THEIR PAYMENT           Any class of certificates issued under this
                                   prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                       - a decrease in the adequacy of the value
                                         of the trust assets or any related
                                         credit enhancement,

                                       - an adverse change in the financial or
                                         other condition of a credit enhancement
                                         provider, or

                                       - a change in the rating of the credit
                                         enhancement provider's long-term debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION
  Limit on Liquidity               Certificates issued in book-entry form may
                                   have only limited liquidity in the resale market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

  Limit on Ability to Transfer
  or Pledge                        Transactions in book-entry certificates can
                                   be effected only through The Depository Trust
                                   Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

  Delays in Distributions          You may experience some delay in the receipt
                                   of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
CERTIFICATES                       The seller and the depositor will treat the
                                   transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                   If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                                   Federal and state statutory provisions
                                   affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                   Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 98.

                                THE TRUST FUND*

     This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWMBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

     - a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     - mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     - other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related

---------------

* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass- through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS -- GENERAL

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     - Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     - Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     - the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     - the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     - the original terms to maturity of the mortgage loans,

     - the largest principal balance and the smallest principal balance of any of the mortgage loans,

     - the earliest origination date and latest maturity date of any of the mortgage loans,

     - the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     - the maximum and minimum per annum mortgage rates and

     - the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

     - the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

     - certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

      - the payment features of the mortgage loans,

      - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

      - the servicing fee or range of servicing fees with respect to the mortgage loans and

      - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

     - the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

     - the pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     - certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     - the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

     - the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

     The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities Corporation, an affiliate of the depositor.

                                 THE DEPOSITOR

     CWMBS, Inc., a Delaware corporation, was organized on May 27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may specify the mortgage loans acquired by the depositor will have been originated the under different criteria than the servicer's underwriting criteria, but if it does not, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under "Underwriting Process."

UNDERWRITING PROCESS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

     In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

     Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     - that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     - that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

     - that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

     - that there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates -- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     - a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     - the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     - information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     - the circumstances, if any, under which the trust fund may be subject to early termination;

     - the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     - the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     - the distribution dates with respect to the series;

     - additional information with respect to the plan of distribution of the certificates;

     - whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     - the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     - information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     - information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to an pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of an pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     - the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

     - the assets required to be deposited in the related Certificate Account from time to time;

     - property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     - any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination" and "Credit Enhancement -- Subordination of the Subordinated Certificates" in the related prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

     - the amount of the distribution allocable to interest;

     - the amount of any advance;

     - the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

     - the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     - the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     - the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     - if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

     - the pass-through rate as of the day before the preceding distribution date; and

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                    DEFINITION
                                                      PRINCIPAL TYPES
Accretion Directed............  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                directed class also may receive principal payments from
                                principal paid on the underlying Mortgage Assets or other
                                assets of the trust fund for the related series.
Component Certificates........  A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component
                                certificates may be identified as falling into one or more of the categories in this chart.
Notional Amount
Certificates..................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or
  PACs........................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                assuming two constant prepayment rates for the underlying
                                Mortgage Assets. These two rates are the endpoints for the
                                "structuring range" for the planned principal class. The
                                planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary
                                planned principal classes, secondary planned principal
                                classes and so forth) having different effective structuring ranges and different principal payment priorities. The
                                structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.....  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                designated as a planned principal class or targeted
                                principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                Mortgage Assets. These two rates are the endpoints for the
                                "structuring range" for the scheduled principal class.
Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A
                                single class that receives principal payments before or
                                after all other classes in the same series of certificates may be identified as a sequential pay class.
Strip.........................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.
Support Class (also sometimes
  referred to as "companion
  classes")...................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                scheduled principal classes.
Targeted Principal Class or
  TACs........................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                assuming a single constant prepayment rate for the
                                underlying Mortgage Assets.

                                                       INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with
                                changes in the index.
Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                changes in the index.
Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                mortgage rates borne by the underlying mortgage loans).
Interest Only.................  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of
                                the trust fund and little or no principal. Interest only
                                classes have either a nominal principal balance or a
                                notional amount. A nominal principal balance represents
                                actual principal that will be paid on the class. It is
                                referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an
                                interest only class that is not entitled to any
                                distributions of principal.
Principal Only................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual...............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may
                                continue until a specified event has occurred or until the partial accrual class is retired.
Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may
                                continue until some specified event has occurred or until
                                the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

        - LIBOR as determined on the previous LIBOR determination date or

        - the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

        - the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

        - if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

     Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

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

     The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     - any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     - hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

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

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

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

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     - to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     - to provide payments in the event that any index rises above or falls below specified levels; or

     - to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

     A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

     The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

     Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

     Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      THE POOLING AND SERVICING AGREEMENT

     The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

     In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

     - the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

     - an assignment of the mortgage to the trustee in recordable form and

     - any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

     - the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

     - the original security agreement,

     - the proprietary lease or occupancy agreement,

     - the recognition agreement,

     - an executed financing agreement and

     - the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

     - maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

     - an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

     - a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     - an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the
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extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

     - all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     - all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

     - all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional Termination";

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance";

     - any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

     - to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

     - to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of

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

       principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

     - to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     - to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

     - to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

     - to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

     Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

     - the maximum insurable value of the improvements securing the mortgage loan or

     - the greater of

      - the outstanding principal balance of the mortgage loan and

      - an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies" and "Credit Enhancements -- Insurance -- Special Hazard Insurance Policy" in the related prospectus supplement.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     - advance or discharge

        - all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     - upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     - tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

          first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

          second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

          third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan;

          and fourth, as a recovery of principal of the mortgage loan.

     FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due 'under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

     As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Loan are generally as follows: (a) as to loans with an original amount of $45,000 or less, 50% of the unpaid principal balance of such loan; (b) as to loans with an original principal amount of greater than $45,000 but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250 but not more than $144,000, the lesser of $36,000 or 40% of the unpaid principal balance of the loan; and (d) as to loans with an original amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the unpaid principal balance of the loan. The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

     The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.
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     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

     Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

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     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

EVENTS OF DEFAULT

     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     - any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     - any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

     If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

     No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the

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holders of any class of certificates of the series evidencing not less than 25%
of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to add to the duties of the depositor, the seller or the master servicer;

          (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

     In addition, to the extent provided in the related pooling and servicing agreement, an pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66%, or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

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If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

     - the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     - the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although

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a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy

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to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

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     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states
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where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

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ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In United States v. Fleet Factors Corp. (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the
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underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

     Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan

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(including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986 (the "Code" referred to in this section unless otherwise indicated). In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

  A. SINGLE CLASS OF CERTIFICATES

     Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest

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retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

     Generally, as to each series of certificates:

     - a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

     - a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

     - a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

     Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan (or an underlying mortgage loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan (or underlying mortgage loan) that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences

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between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss (e.g., cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans."

     Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual

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of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Single Class of Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

 B. MULTIPLE CLASSES OF CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require

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that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons."

     Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See
"-- Non-REMIC Certificates" and "-- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     2. Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of 'teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

     OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing
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an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "-- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The
OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and before April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "-- Accrual of Original Issue Discount."

     Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately
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preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3. Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "-- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

  C. SALE OR EXCHANGE OF A CERTIFICATE

     Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

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  D. NON-U.S. PERSONS

     Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

     As used in this prospectus, a "U.S. Person" means

     - a citizen or resident of the United States,

     - a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

     - an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

     Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the

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substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own interests in mortgage loans are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

  E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient"s federal income tax liability.

REMIC CERTIFICATES

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Residual Certificates" and "-- Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

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     In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

     Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

  a. REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

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     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the
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weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "-- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "-- Regular
Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

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     - adding

      - The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

      - any payments included in the stated redemption price at maturity received during the same accrual period, and

     - subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

     - the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

     - any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "-- Original Issue Discount and Premium" by assuming generally

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that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimus market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the

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

time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6).
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Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

     The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

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

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the

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Regular Certificateholder complies with certain identification requirements
(including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally are effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own Regular Certificates are urged to consult their own tax advisor with respect to the New Withholding Regulations.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the New Withholding Regulations.

  b. RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially
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on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "-- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any

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underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates."

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to
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the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see
"-- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the

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distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

     - a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

     - the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a

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90-day period beginning on that date, the REMIC will not be subject to any
Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions."

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates."

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TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax
Consequences -- Non-REMIC Certificates -- Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be
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considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For the purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC

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Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form W8ECI and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Moreover, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg.
Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

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     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities provided that the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     - the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     - the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

     - the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (or one of the four highest generic rating categories in Designated Transaction) from S&P, Moody's, or Fitch;

     - the trustee is not an affiliate of any other member of the Restricted Group;

     - the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith;

     - the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended; and

     - for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provision intended to protect the assets of the issuer from creditors of the sponsor;

     The issuer must also meet the following requirements:

     - the investment pool must consist solely of assets of the type that have been included in other investment pools;

     - securities in other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year before the Plan's acquisition of securities; and

     - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

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     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     - the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

     - the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     - immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any swap counterparty, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funded accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

     The rating of security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities

(including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

     - by negotiated firm commitment underwriting and public reoffering by underwriters;

     - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     - by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus
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

supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                             INDEX TO DEFINED TERMS

1986 Act............................      73
Agency Securities...................      13
Amortizable Bond Premium
  Regulations.......................      70
Applicable Amount...................      87
ARM Loans...........................      73
Asset Conservation Act..............      65
CERCLA..............................      65
Certificate Account.................      48
Class Certificate Balance...........      30
Code................................  26, 68
Contingent Regulations..............      78
Contributions Tax...................      89
Deferred Interest...................      74
Eleventh District...................      36
excess inclusion....................      88
ERISA...............................      93
FHLBSF..............................      36
Garn-St Germain Act.................      66
Insured Expenses....................      49
Legislative History.................      73
Liquidated Mortgage.................      56
Loan-to-Value Ratio.................      15
Master REMIC........................      77
Mortgage Assets.....................      13
National Cost of Funds Index........      37
New Withholding Regulations.........      75
Non-U.S. Person.....................      75
OID.................................      67
OID Regulations.....................      73
OTS.................................      37
Parties in Interest.................      93
pass-through entity.................      91
Payment Lag Certificates............      84
Plans...............................      93
pre-issuance accrued interest.......      84
Prepayment Assumption...............      72
Private Mortgage-Backed
  Securities........................      13
Prohibited Transactions Tax.........      89
RCRA................................      65
Regular Certificateholders..........      77
Regular Certificates................      76
Relief Act..........................      66
REMIC Certificates..................      76
REMICs..............................      77
Residual Certificateholder..........      85
Residual Certificates...............      76
Restricted Group....................      95
single-class REMIC..................      84
SMMEA...............................      95
Stripped ARM Obligations............      74
Stripped Bond Certificates..........      71
Stripped Coupon Certificates........      71
Subsidiary REMIC....................      77
Super-Premium Certificates..........      79
Title V.............................      66
U.S. Person.........................      75
Underwriter Exemptions..............      94

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